    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2000.
                                                  REGISTRATION NO. 333-________.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                TBM HOLDINGS INC.
                 (Name of Small Business Issuer in Its Charter)

          FLORIDA                          3537                  59-2824411
(State or Other Jurisdiction   (Primary Standard Industrial    (IRS Employer
      of Incorporation)         Classification Code Number)  Identification No.)

                                 136 MAIN STREET
                           WESTPORT, CONNECTICUT 06880
                                 (203) 227-6140
          (Address and telephone number of principal executive office)
                    (Address of principal place of business)

                         WILLIAM A. SCHWARTZ, PRESIDENT
                                TBM HOLDINGS INC.
                                 136 MAIN STREET
                           WESTPORT, CONNECTICUT 06880
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                             PETER H. STRUZZI, ESQ.
                              LEVETT ROCKWOOD P.C.
                               33 RIVERSIDE AVENUE
                           WESTPORT, CONNECTICUT 06880

        Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
   TITLE OF CLASS OF SECURITIES        AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF REGISTRATION
         TO BE REGISTERED               REGISTERED         PRICE PER SHARE   AGGREGATE OFFERING PRICE             FEE
------------------------------------------------------------------------------------------------------- -----------------------
Common Stock, par value
   $.001 per share                 4,458,667 shares (1)      $6.625 (2)              $29,538,669                $7,798
------------------------------------------------------------------------------------------------------- -----------------------
Common Stock issuable
   upon exercise of Warrants (3)   1,201,175 shares (1)      $6.625 (2)               $7,957,784                $2,101
===============================================================================================================================

(1)      All shares offered for resale by Selling Stockholders.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) or Rule 457(g) under the Securities Act of 1933, on the basis of the average of the bid and asked price of the Registrant's Common Stock as reported on the NASD's OTC Bulletin Board on October 23, 2000, of $6.625.
(3) Represents shares of Common Stock issued or issuable upon exercise of Warrants to purchase Common Stock by Selling Stockholders. The actual number of shares of Common Stock received upon exercise of the Warrants may vary from this number. In addition to the shares set forth in the table, the number of shares registered under this registration statement includes an indeterminate number of additional shares of Common Stock issuable pursuant to antidilution rights of the holders of the Warrants.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                        5,659,842 SHARES OF COMMON STOCK

                                       OF

                                TBM HOLDINGS INC.

         This Prospectus relates to the offer and sale, from time to time, by certain Selling Stockholders of 5,659,842 shares of the Common Stock of TBM Holdings Inc. owned by them or which they may acquire upon exercise of Warrants to purchase the Company's Common Stock. The number of shares being registered includes an indeterminate number of additional shares of Common Stock issued or issuable pursuant to antidilution rights of the Warrant holders.

         The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Company will, however, receive the exercise price upon the exercise of the Warrants by their holders. The Company can provide no estimate of the price at which Selling Stockholders will offer the Common Stock to the public or of the proceeds the Selling Stockholders may receive upon sales of the Common Stock. See "Selling Stockholders" and "Plan of Distribution."

         The Common Stock is traded in the over-the-counter market and is quoted on the NASD's OTC Bulletin Board under the symbol TBMH. On October 23, 2000, the closing bid price for the Common Stock was $5.25 per share.

         The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities pursuant to this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            ------------------------

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 6.

                            ------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               THE DATE OF THIS PROSPECTUS IS ____________, 2000.

                                TABLE OF CONTENTS

                                                                             PAGE NO.


Prospectus Summary..............................................................3

Risk Factors....................................................................6

Cautionary Note Regarding Forward-Looking Statements...........................15

Use of Proceeds................................................................15

Price Range of Common Stock and Related Stockholder Matters....................16

Unaudited Pro Forma Financial Statements.......................................17

Management's Discussion and Analysis
     of Financial Condition and Results of Operations; Plan of Operation.......25

Business.......................................................................31

Property.......................................................................39

Management.....................................................................40

Executive Compensation.........................................................42

Related Party Transactions.....................................................43

Principal Stockholders.........................................................46

Selling Stockholders...........................................................50

Plan of Distribution...........................................................55

Description of Capital Stock...................................................57

Legal Matters..................................................................59

Experts........................................................................60

Indemnification Against Liability..............................................60

Available Information..........................................................62

Index to Financial Statements.................................................F-1

                               PROSPECTUS SUMMARY

         The following is a summary of information appearing elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our common stock, par value $.001 per share (the "Common Stock"). This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. References in this Prospectus to "we," "us" and "our" refer to TBM Holdings Inc. together with its subsidiaries.

OUR COMPANY

         TBM Holdings Inc. (the "Company" or "TBM Holdings") was incorporated in Florida in 1987 under the name Specialty Retail Group, Inc. In June 1999, the Company was reorganized; we raised $12,730,000 of capital in a private placement of restricted shares of the Company's Common Stock (the "1999 Private Placement"), appointed a new board of directors and changed the Company's name to TBM Holdings Inc. Our objective was to use the proceeds of the 1999 Private Placement to acquire one or more underperforming manufacturing companies and thereafter to improve their operating performance and profitability through implementation of the Toyota Production System using the Kaizen Growth Strategy.

TOYOTA PRODUCTION SYSTEM AND KAIZEN GROWTH STRATEGY

         The goal of the Toyota Production System, which was developed by the Toyota Motor Corporation, is to maintain a continuous flow of products manufactured to meet customer demand. It operates by pacing all operations to the rate of customer orders by manufacturing the required product in the quantity ordered and delivering it at the right time. "Kaizen" is the Japanese word for "continuous improvement." The Kaizen Growth Strategy is a long-term strategy for growth in market share and profitability achieved through improving product quality and being more responsive to customer needs with minimal investment in fixed assets.

COMPANIES WE ACQUIRED IN THE MATERIAL HANDLING EQUIPMENT INDUSTRY

         During the first six months of 2000, we selected the material handling equipment industry in which to implement our strategy of acquiring one or more underperforming companies within a manufacturing industry. In February 2000, we acquired our first operating company, Long Reach Holdings, Inc. ("Long Reach"), through a merger transaction. In May 2000, Long Reach purchased the capital stock of Lee Engineering Company, Inc. ("Lee Engineering"), now operating under the name Presto Lifts, Inc. ("Presto Lifts").

OUR PRINCIPAL PRODUCTS AND MARKETS

         We manufacture material handling equipment, including masts, integrals and attachments for forklift trucks, and pallet trucks, stackers and scissor lifts, under the names Long Reach(R), Brudi(R), Rol-Lift(R), Presto(R) and Regal(R).

         We have three main product lines: (i) heavy duty masts and integrals for rider forklifts; (ii) forklift attachments, including paper roll clamps, carton clamps and push pulls, and mast attachments such as side shifters, fork positioners and other custom engineered material handling attachments; and (iii) material lifting products, including pallet trucks, manual and powered stackers and scissor-lift devices.

         Masts and integrals are components mounted on the front of a lift truck to provide lifting capability for the vehicle. Forklift attachments are designed to increase the scope and efficiency of material handling applications normally performed by industrial forklifts; they clamp, lift, rotate, push, pull, tilt and sideshift a variety of loads, such as appliances, paper rolls, baled materials, drums, lumber, power poles and tissue and paper products. Material lifting products are used as material handling devices and ergonomic aids in the workplace. Stackers are often used as work positioners for assembly lines. Scissor lifts help elevate material to the point of use for manufacturing associates in assembly and fabrication jobs.

         Both Long Reach and Presto Lifts provide aftermarket service functions that sell spare parts for equipment they manufacture.

WE RECENTLY EXECUTED AN AGREEMENT TO ACQUIRE BLUE GIANT

         On October 19, 2000, our wholly-owned subsidiary executed an agreement to purchase substantially all of the property and assets, and assume specified liabilities, of Blue Giant Limited ("Blue Giant"), a wholly owned subsidiary of CLARK Material Handling Company ("Clark"). The agreement also provides for the transfer of certain intellectual property of Blue Giant Corporation, also a subsidiary of Clark, to us. Based in Ontario, Canada, Blue Giant is a manufacturer of loading dock equipment, including dock levelers, elevating docks, edge of dock levelers, truck restraints, hydraulic lift tables and related parts and accessories, and wheeled products, including powered stackers, and powered and manual pallet trucks. The aggregate purchase price payable in respect of the acquisition is U.S. $11,000,000, subject to closing adjustments. We intend to fund the acquisition through a combination of debt and additional equity investment by certain existing stockholders. The closing of the acquisition is subject to satisfaction of a number of conditions, and there can be no assurance that the acquisition will be consummated.

OUR COMMON STOCK

         Our Common Stock is quoted on the over-the-counter (the "OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "TBMH".

THE OFFERING

         This Prospectus relates to the offer and sale, from time to time, by certain Selling Stockholders of 5,659,842 shares of the Company's Common Stock,
(i) 4,458,667 of which are owned by the Selling Stockholders and (ii) 1,201,175 of which the Selling Stockholders may acquire upon exercise of warrants to purchase the Company's Common Stock at an exercise price of $5.00 per share (the "Warrants"). The number of shares being registered includes an indeterminate number of additional shares of Common Stock issued or issuable pursuant to antidilution rights of the holders of the Warrants. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Company will, however, receive the exercise price upon the exercise of the Warrants by their holders, in an aggregate amount of $6,005,875 (assuming exercise of all the Warrants in full and no adjustment pursuant to the antidilution provisions of the Warrants).

EXECUTIVE OFFICES

         Our principal executive offices are located at 136 Main Street, Westport, Connecticut 06880, and our telephone number is (203) 227-6140.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION CONCERNING OUR COMMON STOCK. YOU SHOULD NOT PURCHASE OUR COMMON STOCK IF YOU CANNOT AFFORD THE LOSS OF YOUR ENTIRE INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

AFTER GIVING EFFECT TO OUR ACQUISITIONS, WE SUSTAINED NET LOSSES DURING FISCAL 1999, AND WE CONTINUE TO SUSTAIN LOSSES

         Under our current structure, we are a holding company whose primary asset is our stock in Long Reach. Long Reach sustained net losses during the fiscal years ended June 30, 1999 and 1998. Our second acquisition, Presto Lifts, sustained net losses during the fiscal years ended December 31, 1999 and 1998. After giving effect to the Long Reach and Presto Lifts acquisitions, we sustained a net loss during calendar year 1999 on a pro forma basis. Our consolidated financial statements for the six months ended July 1, 2000, which reflect the operations of Long Reach after February 23, 2000, and the operations of Presto Lifts after May 15, 2000, reported a net loss. Management has initiated several cost reduction and profit improvement initiatives. However, there can be no assurance that we will achieve operating profits in the future.

WE MAY NOT SUCCEED IN IMPLEMENTING THE TOYOTA PRODUCTION SYSTEM OR THE KAIZEN GROWTH STRATEGY

         We have begun implementing the Toyota Production System utilizing the Kaizen Growth Strategy and restructuring operations at Long Reach and Presto Lifts. Our goal is to complete a majority of the restructuring of these entities during 2000 and to achieve improved profitability during 2001. However, implementation of the Toyota Production System utilizing the Kaizen Growth Strategy is a long term process. There can be no assurance that we will be successful in implementing the Toyota Production System utilizing the Kaizen Growth Strategy within this time period or at all or, if implemented, that improved financial results will be achieved.

WE ONLY BEGAN OPERATIONS RECENTLY IN THE MATERIAL HANDLING EQUIPMENT INDUSTRY

         Until February 2000, we had no operations. Within the first six months of 2000, we selected the material handling equipment industry in which to implement our strategy of acquiring one or more underperforming companies within a manufacturing industry. Accordingly, we are new to the material handling equipment industry and have operated Long Reach, Long Reach's wholly-owned Australian subsidiary, Long Reach Brudi Pacific Pty Ltd ("Brudi Pacific"), and Presto Lifts for only a short period of time.

OUR STRATEGY OF ACQUIRING UNDERPERFORMING COMPANIES MAY INCREASE OUR DEBT AND ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE

         We expect to continue our strategy of acquiring underperforming businesses with complementary products and services, which includes our proposed acquisition of substantially all the assets and certain liabilities of Blue Giant and certain intellectual property of BGC. These acquisitions may be financed by internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of any one or more of the foregoing; we intend to fund the proposed Blue Giant acquisition through a combination of debt and additional equity investment by certain existing stockholders.

         There are significant risks associated with a strategy of acquiring companies that are underperforming, including increasing our debt to fund the acquisition and the negative impact on our consolidated financial statements as a result of the losses sustained by these companies. There can be no assurance that we will be successful in improving the performance of any underperforming company which we may acquire. Increasing our debt to fund an acquisition, or a material delay in returning or failure to return an acquired company to profitability, will have a material adverse effect on our consolidated operations and financial performance. These risks apply to the proposed Blue Giant acquisition, if consummated.

WE MAY BE UNSUCCESSFUL IN INTEGRATING THE OPERATIONS OF ACQUIRED BUSINESSES

         We are in the process of integrating the operations of Long Reach and Presto Lifts, which we acquired within the first six months of 2000. This process involves restructuring operations at both companies to eliminate inefficiencies, consolidate distribution channels and align products manufactured by the two companies. There are risks associated with restructuring existing operations, including loss of revenue, disruption in our relationships with customers and significant restructuring costs. We anticipate that there will be restructuring costs and other write-offs associated with restructuring and integrating operations and that these costs and write-offs will negatively impact our operating results. Additional risks associated with integrating these two businesses include diversion of management's attention from ongoing operations and unanticipated problems or liabilities, some or all of which may have a material adverse effect on our operations and financial performance. No assurance can be given that we will succeed in integrating the operations of Long Reach and Presto Lifts. Material failure or substantial delay in successfully integrating the operations of Long Reach and Presto Lifts could have a material adverse effect on our operations and financial performance.

         Our goal is to continue to acquire additional companies in the material handling equipment industry or complementary industries. We anticipate that the risks associated with integration of acquired businesses and restructuring of operations will also apply to any future acquisition, including, if consummated, the proposed acquisition of substantially all of the assets of Blue Giant.

WE MAY BE UNABLE TO MANAGE GROWTH EFFECTIVELY

         Our goal is to increase market share and grow our business through acquisitions and improved customer responsiveness, product quality and elimination of waste achieved by implementing the Toyota Production System utilizing the Kaizen Growth Strategy. Our anticipated growth may place a strain on our management, operational and financial resources. Successful management of growth will require us to continue to improve our responsiveness, product quality and manufacturing processes and systems, to implement new processes and systems, and to attract, train, motivate and retain personnel. There can be no assurance that we will be able to manage growth effectively.

OUR DEBT MAY RESTRICT OUR OPERATIONS

         In connection with our acquisition of Long Reach and Presto Lifts, we assumed and incurred an aggregate of approximately $13,000,000 of debt, secured by Long Reach's and Presto Lifts' inventories and accounts receivable. The terms of Long Reach's debt impose financial and operating covenants on Long Reach, including, among others, restrictions on Long Reach's ability to incur debt or take certain other corporate actions. Long Reach must maintain a minimum level of net worth, is limited in the amount of net losses it can sustain, and will be required to generate net income in excess of fixed charges. We intend to fund the acquisition of substantially all of Blue Giant's assets in part by incurring additional indebtedness secured by the Blue Giant assets. The terms of this debt may impose financial and operating restrictions on the Blue Giant operation.

         Our inability to meet our debt service obligations, including the inability of Long Reach to generate sufficient cash flow to meet its interest obligations, could adversely affect our ability to restructure operations effectively, reduce the amount of funds available for working capital and impair our ability to pursue our acquisition strategy. In addition, we intend to incur additional debt to fund a portion of the purchase price for the proposed acquisition of Blue Giant assets and certain BGC intellectual property, and may incur additional debt to fund future acquisitions, which would further increase our financial risk.

WE ARE AT RISK FOR FLUCTUATING INTEREST RATES

         Our borrowings are at floating rates of interest. Accordingly, we are at risk for fluctuations in interest rates. We do not currently hedge any interest rate risk.

THE MATERIAL HANDLING EQUIPMENT INDUSTRY IS SUBJECT TO CYCLICAL VARIATIONS

         Sales of products we manufacture and sell have historically been subject to substantial cyclical variations, sometimes extending over a number of years, based on general economic conditions. Downward cycles that result in reductions in the sales of some of our products could adversely impact our operating results. We hope to decrease the impact of cyclicality by reducing fixed costs. However, there can be no assurance that we will be able to decrease the impact of cyclicality on our operating results. We believe that a general economic downturn would have generally negative effects on our operating results and finances.

SINCE MANY OF OUR COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY

         The markets in which we operate are highly competitive. Both domestically and internationally, we face competition from a number of different manufacturers in each of our product lines, some of which have greater financial and other resources than we do. The principal competitive factors affecting us include performance, functionality, price, brand recognition, customer service and support, financial strength and stability, and product availability. There can be no assurance that we will be able to compete successfully with our existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on our financial condition, liquidity and results of operations.

         In the fork lift attachment product category, our significant competitor is Cascade Corporation. This category comprised approximately 40% of our net sales for calendar year 1999 on a pro forma basis after giving effect to the Long Reach and Presto Lifts acquisitions. While we believe we currently compete favorably with Cascade on pricing and delivery terms, there can be no assurance that Cascade will not compete more aggressively in the future. Price pressure from Cascade could result in lower margins. Delivery and lead time pressure could result in a declining market share.

THE LOSS OF SERVICES OF OUR FEW KEY EXECUTIVES COULD ADVERSELY AFFECT OUR
BUSINESS

         Overall management of TBM Holdings and Long Reach rests with a small group of executive employees. Although we have employment agreements with two executives, the loss of services of any member of our executive group could have a material adverse effect on our business. In addition, competition for highly skilled technical, managerial and other personnel is intense. We might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. Failure to attract and retain the necessary technical and managerial personnel could adversely affect our business.

CERTAIN OF OUR DIRECTORS HAVE AFFILIATIONS THAT COULD RESULT IN A CONFLICT OF INTEREST WHICH ADVERSELY AFFECTS OUR COMPANY

         Messrs. Schwartz, Levinson and Sharma are members of our board of directors. Messrs. Schwartz and Sharma are officers and directors of TBM Consulting Group, Inc., a consultant to manufacturing companies specializing in implementation of the Toyota Production System utilizing the Kaizen Growth Strategy. Mr. Levinson is the President of Colt Services, Inc., a provider of financing and ongoing business consulting services. We have entered into various consulting agreements with TBM Consulting Group, Inc. and Colt Services, Inc. These affiliations may result in a conflict of interest if a dispute arises between us and TBM Consulting Group, Inc. or Colt Services, Inc., since our board of directors has fiduciary responsibilities to us and the directors and officers of TBM Consulting Group, Inc. and Colt Services, Inc. have fiduciary responsibilities to those entities.

WE ARE AND WILL CONTINUE TO BE SUBJECT TO PRODUCT LIABILITY CLAIMS WHICH COULD ADVERSELY AFFECT OUR BUSINESS

         We are periodically subject to product liability claims relative to our products which, if successful, could have a material adverse impact on our financial position and results of operations. We maintain liability insurance coverage that we believe will be adequate to satisfy such claims, but there can be no assurance that we will be able to maintain such coverage or obtain alternate coverage in the future at a reasonable cost, or that such coverage will be sufficient to satisfy any such claims.

IF OUR UNIONIZED EMPLOYEES GO ON STRIKE OUR BUSINESS WILL BE ADVERSELY AFFECTED

         As of September 30, 2000, we had approximately 440 employees. The hourly workforce of Presto Lifts, comprising approximately 22% of our employees as of September 30, 2000, is represented under a collective bargaining agreement between Presto Lifts and Teamsters Local Union No. 251 Affiliated with the International Brotherhood of Teamsters of America. The collective bargaining agreement expires January 31, 2004. We believe that our current relations with employees are good; however, there can be no assurance that our relations with employees will continue to be good or that we will not experience significant work stoppages in the future.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO A NUMBER OF RISKS

         We have operations and assets located in Adelaide, Australia at our Brudi Pacific subsidiary. Our international operations accounted for approximately 4% of our aggregate net sales in 1999 on a pro forma basis after giving effect to the Long Reach and Presto Lifts acquisitions. If our acquisition of substantially all the assets of Blue Giant is consummated, we will have operations and assets located in Ontario, Canada. Although historically exchange rate fluctuations and other international factors have not had a material impact on our business, financial condition or results of operations, the acquisition of Blue Giant's assets will increase this risk. International operations expose us to a number of risks, including currency exchange rate fluctuations, trade barriers, exchange controls, political and legal risks and restrictions, foreign ownership restrictions and risks of increases in taxes. Limitations on our ability to conduct our foreign operations or distribute our products internationally could adversely affect our operations and financial performance.

DISRUPTION OF OPERATIONS AT KEY FACILITIES OR IN THE SUPPLY OF ANY RAW MATERIALS WOULD ADVERSELY AFFECT OUR BUSINESS

         Our principal operations are conducted at certain key facilities, some of which are the only producers of certain of our products. We have not experienced any material disruption of operations at our key facilities, but if operations at any such facilities were disrupted as a result of equipment failures, natural disasters, work stoppages or other reasons, our business and results of operations could be adversely affected. Although we believe our property damage and business interruption insurance is adequate to provide for reconstruction of our facilities and equipment or mitigate losses resulting from any production shutdown caused by an insured loss, there can be no assurance that such insurance will be adequate to cover losses that may occur. Although the Company's raw materials are currently readily available and the Company is not dependent on a single supplier or a few suppliers, a disruption in the availability of any raw materials used by the Company could increase the Company's costs and reduce its response time, which could have a material adverse affect on the Company's operations and financial performance.

COMPLIANCE WITH ENVIRONMENTAL LAWS IS EXPENSIVE, AND FAILURE TO COMPLY COULD IMPAIR OUR OPERATIONS

         We generate hazardous and nonhazardous wastes in the normal course of our manufacturing operations. As a result, we are subject to a wide range of federal, state, local and foreign environmental laws and regulations that govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and impose liability of the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. On occasion there may be delays or difficulties in obtaining the permits or authorizations mandated by these laws and regulations, and the inability to obtain permits may impair or impede the efficient operation of our business. Compliance with these laws and regulations can be costly and burdensome, and failure to comply can result in the imposition of penalties and sanctions. We have incurred and will incur expenditures on a continuing basis to comply with such laws and regulations.

               RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK

AN INVESTMENT IN OUR STOCK IS VERY ILLIQUID AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES

         An investment in our Common Stock is currently very illiquid. Although our shares are quoted on the NASD's OTC Bulletin Board, there is currently no broadly followed established trading market for our shares, and there can be no assurance that any such market will ever develop or be maintained. Historically, the market for our Common Stock on the OTC Bulletin Board has been limited and sporadic. There is currently only one market maker for our shares on the NASD's OTC Bulletin Board. In addition, the OTC market is smaller than other securities markets, and prices for OTC securities are not generally published in the news media. Information about us and transactions in our shares may be more limited on the OTC market. The limitations of the OTC Bulletin Board and the absence of an active trading market for our Common Stock reduces the liquidity of an investment in our shares.

         To the extent that brokerage firms may act as market makers for our shares on the OTC Bulletin Board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

TRADING IN OUR COMMON STOCK MAY BECOME SUBJECT TO ADDITIONAL REGULATION THAT COULD FURTHER LIMIT THE LIQUIDITY OF YOUR INVESTMENT

         If the trading price of our Common Stock were to fall below $5.00 per share, and our stock continued to trade in the NASD OTC market, trading in our Common Stock would become subject to the requirements of additional rules under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades involving any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Among other things, such rules require the delivery, prior to any so-called penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market liquidity of your investment.

OUR STOCK PRICE COULD GO DOWN AS A RESULT OF THIS OFFERING AND OUR ISSUANCE OF OTHER PUBLICLY TRADED SHARES

         Following the effectiveness of our registration statement, the shares of Common Stock offered by the Selling Stockholders, representing approximately 99% of our outstanding Common Stock, will become freely salable in the public market during the period the registration statement remains effective. Although the sale of these additional shares to the public might increase the liquidity of our stockholders' investments, the significant increase in the number of shares available for public sale could drive the price of our Common Stock down, thus reducing the value of your investment. To the extent other restricted shares become freely salable, whether through an effective registration statement or under Rule 144 of the Securities Act of 1933 (the "Securities Act"), or we issue additional shares that might be or become freely salable, our stock price may decrease. We intend to fund the acquisition of substantially all Blue Giant's assets in part by issuing additional shares of Common Stock to certain existing stockholders; the risks described in this paragraph apply to the issuance of any such shares.

YOUR HOLDINGS MAY BE DILUTED IN THE FUTURE

         Our Articles of Incorporation authorize the issuance of 10,000,000 shares of Common Stock. At October 23, 2000, approximately 4,500,000 shares of Common Stock were outstanding (excluding shares issuable upon exercise of options and warrants). The future issuance of all or part of the remaining authorized Common Stock, including shares which may be issued in connection with the proposed Blue Giant acquisition, may result in substantial dilution in the percentage of our Common Stock held by our existing stockholders other than those purchasing stock in connection with the proposed Blue Giant acquisition.

         Warrants to purchase an aggregate of approximately 1,200,000 shares of our Common Stock are currently outstanding and exercisable. Exercise of these Warrants could result in additional dilution in the percentage of our Common Stock held by our existing stockholders other than those exercising Warrants.

OUR BOARD CAN ISSUE PREFERRED STOCK WHICH ADVERSELY AFFECTS YOUR RIGHTS AS A STOCKHOLDER

         Our Articles of Incorporation authorize the issuance of up to 11,000,000 shares of preferred stock with designation, powers and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power of the holders of our Common Stock and the assets available to the holders of our Common Stock upon our dissolution or liquidation. The issuance of a new series of preferred stock could also adversely affect the market price of our Common Stock.

WARRANTS, OUR VOTING AGREEMENT AND THE BOARD'S ABILITY TO ISSUE PREFERRED STOCK COULD HINDER A CHANGE IN CONTROL OF OUR COMPANY

         Our Company has reserved approximately 1,200,000 shares of Common Stock for issuance upon exercise of outstanding Warrants. In addition, 500,000 shares of Common Stock are subject to a Voting Agreement among the stockholder and Messrs. Sharma and Schwartz. The existence of the Warrants and the Voting Agreement, together with the Company's ability to issue Preferred Stock, could discourage persons from attempting to acquire control of the Company by tender offer or other means, and could therefore deprive stockholders of benefits that could result from such an attempt, such as the ability to tender shares at a premium over the market price or the temporary increase in market price that such an attempt could cause.

OUR COMPANY CAN BE CONTROLLED BY A FEW EXISTING STOCKHOLDERS ACTING TOGETHER

         Certain of our existing stockholders identified in the beneficial ownership tables under "Principal Stockholders" beneficially own between 9% and 30% of our outstanding Common Stock. By virtue of their stock ownership, these stockholders may be in a position, if they act together, to control the management and affairs of the Company. The sale of additional Common Stock to fund a portion of the purchase price for our proposed acquisition of Blue Giant, if consummated, could increase the percentage of outstanding shares held by existing stockholders who purchase such Common Stock.

PURCHASE OF A MAJORITY OF THE SHARES BEING REGISTERED UNDER THIS REGISTRATION STATEMENT BY ONE OR AN AFFILIATED GROUP OF PURCHASERS COULD RESULT IN A CHANGE OF CONTROL

         Approximately 99% of our outstanding Common Stock is being registered by the Selling Stockholders pursuant to this Registration Statement (assuming the issuance of Common Stock issuable upon exercise of Warrants, without giving effect to any additional shares that may be issued pursuant to the antidilution provisions contained in the Warrants). The purchase of a majority of these shares by one or an affiliated group of purchasers could result in a change of control of our Company.

WE HAVE NEVER PAID DIVIDENDS IN OUR COMMON STOCK AND WE HAVE NO PLANS TO DO SO

         We have never paid dividends on our Common Stock and do not anticipate paying any dividends in the foreseeable future.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements contained in this Registration Statement on Form SB-2 (together with all amendments hereto, the "Registration Statement") that are not purely historical are forward-looking statements and are being provided in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified, without limitation, by use of the words "expects," "anticipates," "believes," "estimates," "intends" and similar expressions. All forward-looking statements are made as of the date hereof and are based on current management expectations and information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. It is important to note that actual results could differ materially from historical results or those contemplated in the forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and may include trend information. Readers are cautioned not to place undue reliance on any such forward-looking statements.

                                 USE OF PROCEEDS

         The principal reason for this offering is to satisfy certain registration rights granted to the Selling Stockholders by the Company under the terms of the Warrants and in connection with the Company's 1999 Private Placement, the subsequent private placement of Common Stock in February 2000, the Company's acquisition of Long Reach and other related transactions.

         The Company will not receive any proceeds upon the sale of Common Stock by the Selling Stockholders.

         The Company will receive the exercise price of $5.00 per share of Warrants that are exercised by the Selling Stockholders. Assuming the exercise of all the Warrants held by the Selling Stockholders (without giving effect to any additional shares that may be issued pursuant to the anti-dilution provisions contained in the Warrants), the gross proceeds to the Company will be approximately $6,000,000. The Company intends to use any proceeds from the exercise of these Warrants for working capital and general corporate purposes.

           PRICE RANGE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock is quoted on the OTC Bulletin Board maintained by the NASD under the symbol "TBMH". The following table sets forth the high and low bid information on the OTC Bulletin Board, as reported by the OTC Bulletin Board and adjusted for the one-for-412.92 reverse stock split of the Company's Common Stock for stockholders of record as of June 15, 1999, for the periods indicated:

        PERIOD                                                        HIGH                    LOW
        ------                                                        ----                    ---

        December 29, 1997 - March 29, 1998                         $  20.65                 $  4.13
        March 30, 1998 - June 28, 1998                                24.78                   12.39
        June 29, 1998 - September 30, 1998                             6.19                    4.13
        October 1, 1998 - December 31, 1998                            8.26                    4.13
        January 1, 1999 - March 31, 1999                              10.32                    4.96
        April 1, 1999 - June 15, 1999                                 10.32                    8.26
        June 16, 1999 - June 30, 1999                                  7.00                    7.00
        July 1, 1999 - September 30, 1999                             10.00                    6.00
        October 1, 1999 - January 1, 2000                              6.00                    6.00
        January 2, 2000 - April 1, 2000                                6.00                    6.00
        April 2, 2000 - July 1, 2000                                   6.00                    6.00
        July 2, 2000 - September 30, 2000                              6.00                    5.00

         These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Actual prices may vary.

         As of October 23, 2000, there were approximately 320 holders of record of the Company's Common Stock.

         The Company has not paid cash dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements consist of the condensed consolidated unaudited pro forma statements of operations of TBM Holdings for the six months ended July 1, 2000 and the year ended January 1, 2000, and related notes. The condensed consolidated unaudited pro forma statements of operations of TBM Holdings give effect to the February 23, 2000 merger of Long Reach with and into a wholly-owned subsidiary of TBM Holdings (the "Long Reach Merger") and the May 16, 2000 acquisition by TBM Holdings, through Long Reach, of all of the outstanding capital stock of Lee Engineering from United Dominion Industries, Inc. (the "Lee Engineering Acquisition"), as if such transactions had occurred on January 1, 1999.

The historical data for the year ended January 1, 2000 have been derived from TBM Holdings' audited financial statements. TBM Holdings' unaudited historical data for the six months ended July 1, 2000 have been derived from its unaudited financial statements. The unaudited historical data of Long Reach for the year ended January 1, 2000 and for the period from January 2, 2000 to February 23, 2000, have been derived from Long Reach's unaudited historical consolidated financial statements. The historical data of Lee Engineering for the year ended December 31, 1999 have been derived from Lee Engineering's audited financial statements. The unaudited historical data of Lee Engineering for the period from January 2, 2000 to May 15, 2000 have been derived from Lee Engineering's unaudited financial statements.

The unaudited pro forma financial statements are based on assumptions and include adjustments as explained in the notes thereto. The unaudited pro forma financial statements are not necessarily indicative of the actual financial results if the transactions described in the preceding paragraphs had been effective on and as of the dates indicated and should not be considered indicative of operations in future periods or as of future dates.

                                TBM HOLDINGS INC.
                   CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                             STATEMENT OF OPERATIONS
                       Six month period ended July 1, 2000
                      (In thousands, except per share data)

                                                               Long Reach             Pro Forma               TBM Holdings
                                       TBM Holdings             Holdings           Adjustments for         Pro Forma for the
                                        Historical           Historical (f)         the Long Reach         Long Reach Merger
                                       (Unaudited)             (Unaudited)              Merger                (Unaudited)
                                   ---------------------   --------------------   -------------------     ---------------------

Net sales                           $       13,898          $     4,604            $           -           $     18,502
Cost of sales                               10,941                3,846                       (8)    (a)         14,779
                                   ---------------------   --------------------   -------------------     ---------------------
Gross profit                                 2,957                  758                        8                  3,723
Selling, general and
    administrative expense                   3,785                1,466                       (6)    (a)
                                                                                              30     (b)          5,275
                                   ---------------------   --------------------   -------------------     ---------------------
Income (loss) from operations                 (828)                (708)                     (16)                (1,552)
Interest expense, net                         (412)                (204)                     173     (c)           (443)
Other income (expense), net                    260                    -                        -                    260
                                   ---------------------   --------------------   -------------------     ---------------------
Income (loss) before income
    taxes                                     (980)                (912)                     157                 (1,735)
Income tax expense                              31                   13                        -     (e)             44
                                   ---------------------   --------------------   -------------------     ---------------------
Net income (loss)                   $       (1,011)         $      (925)           $         157           $     (1,779)
                                   =====================   ====================   ===================     =====================
Basic and diluted earnings (loss)
    per share                       $        (0.26)
                                   =====================
Basic and diluted weighted
    average shares outstanding               3,908
                                   =====================

                                TBM HOLDINGS INC.
                   CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                       STATEMENT OF OPERATIONS (CONTINUED)
                       Six month period ended July 1, 2000
                      (In thousands, except per share data)

                                                                                           TBM Holdings
                                                                                             Pro Forma
                                                                                           for the Long
                                                                                           Reach Merger
                                                                                            and the Lee
                                           Lee                     Pro Forma                Engineering
                                       Engineering            Adjustments for the           Acquisition
                                      Historical (g)            Lee Engineering             As Adjusted
                                       (Unaudited)                Acquisition               (Unaudited)
                                    -------------------       --------------------     ----------------------

Net sales                            $      6,712              $          -             $     25,214
Cost of sales                               5,690                       (26)      (a)         20,443
                                    -------------------       --------------------     ----------------------
Gross profit                                1,022                        26                    4,771
Selling, general and
    administrative expense                  1,632                       (46)      (a)
                                                                         52       (b)          6,913
                                    -------------------       --------------------     ----------------------
Income (loss) from operations                (610)                       20                   (2,142)
Interest expense, net                           -                       (69)      (c)           (512)
Other income (expense), net                     -                      (111)      (d)            149
                                    -------------------       --------------------     ----------------------
Income (loss) before income
    taxes                                    (610)                     (160)                  (2,505)
Income tax expense                              -                         -       (e)             44
                                    -------------------       --------------------     ----------------------
Net income (loss)                    $       (610)             $       (160)            $     (2,549)
                                    ===================       ====================     ======================
Basic and diluted earnings (loss)
    per share                                                                           $      (0.62)
                                                                                       ======================
Basic and diluted weighted
    average shares outstanding                                                                 4,099
                                                                                       ======================

See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                                TBM HOLDINGS INC.
       CONDENSED CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       for the year ended January 1, 2000
                      (In thousands, except per share data)


                                                                                                                 TBM Holdings
                                                                                                                  Pro Forma
                                                                             Long Reach        Pro Forma           for the
                                                            TBM Holdings      Holdings      Adjustments for       Long Reach
                                                             Historical      Historical     the Long Reach          Merger
                                                             (Audited)      (Unaudited)         Merger            (Unaudited)
                                                             ---------      -----------         ------            -----------

Net sales                                                     $      -         $ 39,229         $      -            $ 39,229
Cost of sales                                                        -           33,525             (535)(a)          32,990

                                                              --------         --------         --------            --------
Gross profit                                                         -            5,704              535               6,239
Selling, general and administrative expense                        446            9,257             (161)(a)
                                                                                                     183 (b)           9,725

                                                              --------         --------         --------            --------
Income (loss) from operations                                     (446)          (3,553)             513              (3,486)
Interest expense, net                                                -           (1,773)             940 (c)            (833)
Other income (expense), net                                        470              275                -                 745
Income from discontinued operations                                 15                -                -                  15

                                                              --------         --------         --------            --------
Income (loss) before income taxes                                   39           (5,051)           1,453              (3,559)
Income tax expense (benefit)                                         -           (1,119)            (163)(e)          (1,282)

                                                              --------         --------         --------            --------
Net income (loss)                                             $     39         $ (3,932)        $  1,616            $ (2,277)

                                                              ========         ========         ========            ========
Basic and diluted earnings (loss) per share:
    From continuing operations                                $   0.02
    From discontinued operations                                  0.01

                                                              --------
    Net income (loss)                                         $   0.03

                                                              ========
Basic weighted average
    shares outstanding                                           1,401

                                                              ========
Diluted weighted average
    shares outstanding                                           1,464

                                                              ========

                                TBM HOLDINGS INC.
                   CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                       STATEMENT OF OPERATIONS (CONTINUED)
                       for the year ended January 1, 2000
                      (In thousands, except per share data)

                                                                                                                TBM Holdings
                                                                                                                 Pro Forma
                                                                                                                for the Long
                                                                                                                Reach Merger
                                                                                                                and the Lee
                                                                      Lee                Pro Forma              Engineering
                                                                  Engineering        Adjustments for the        Acquisition
                                                                  Historical           Lee Engineering          As Adjusted
                                                                   (Audited)             Acquisition            (Unaudited)
                                                                   ---------             -----------            -----------

Net sales                                                          $ 16,834               $      -               $ 56,063
Cost of sales                                                        12,688                    (98) (a)            45,580

                                                                   --------               --------               --------
Gross profit                                                          4,146                     98                 10,483
Selling, general and administrative expense                           5,282                     (2) (a)
                                                                                               124  (b)            15,129

                                                                   --------               --------               --------
Income (loss) from operations                                        (1,136)                   (24)                (4,646)
Interest expense, net                                                     -                   (192) (c)            (1,025)
Other income (expense), net                                            (291)                  (269) (d)               185
Income from discontinued operations                                       -                      -                     15

                                                                   --------               --------               --------
Income (loss) before income taxes                                    (1,427)                  (485)                (5,471)
Income tax expense (benefit)                                           (508)                  (234) (e)            (2,024)

                                                                   --------               --------               --------
Net income (loss)                                                  $   (919)              $   (251)              $ (3,447)

                                                                   ========               ========               ========
Basic and diluted earnings (loss) per share:
    From continuing operations                                                                                   $  (1.82)
    From discontinued operations                                                                                     0.01

                                                                                                                 --------
    Net income (loss)                                                                                            $  (1.81)

                                                                                                                 ========
Basic weighted average shares
    outstanding                                                                                                     1,901

                                                                                                                 ========
Diluted weighted average shares
    outstanding                                                                                                     1,901

                                                                                                                 ========

See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                                TBM HOLDINGS INC.
               NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

On February 23, 2000, the Company acquired Long Reach in a merger transaction pursuant to which Long Reach merged into a wholly-owned subsidiary of the Company (the "Surviving Corporation"). The aggregate consideration in respect of the acquisition was (1) $1,500,000 of cash, (2) the issuance of 500,000 shares of the Company's Common Stock valued at $6.00 per share, (3) the Surviving Corporation's issuance of $3,000,000 of new subordinated notes to refinance a portion of existing subordinated notes with certain stockholders of Long Reach and (4) the assumption by the Surviving Corporation of $10,921,000 of outstanding bank debt at the date of the acquisition. Upon closing, the Company paid down $5,338,000 of the debt assumed. In addition, in the event certain net sales targets are met in calendar year 2000, new contingent subordinated notes will be issued to certain shareholders, warrant holders, option holders and subordinated noteholders of Long Reach in an aggregate amount not to exceed $2,000,000. The Long Reach Merger has been accounted for using the purchase method of accounting, effective at the date of acquisition.

On May 16, 2000, TBM Holdings, through Long Reach, acquired all of the capital stock of Lee Engineering for $7,466,000 of cash. On May 22, 2000, TBM Holdings changed the name of Lee Engineering Company, Inc. to Presto Lifts, Inc. The Lee Engineering Acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition.

The purchase price was allocated to assets purchased and liabilities assumed as follows (dollars in thousands):

                                                 Long Reach         Lee Engineering
                                                   Merger             Acquisition
                                               ---------------      ----------------

Working capital                                     $(1,606)             $ 2,105
Property and equipment                                6,985                  641
Goodwill                                              7,495                4,720
Other assets                                            326                   --
Long-term debt                                       (8,583)                  --
Other liabilities                                      (117)                  --
                                                    -------              -------
Purchase Price                                      $ 4,500              $ 7,466
                                                    =======              =======

                                TBM HOLDINGS INC.
               NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

The condensed consolidated unaudited pro forma statements of operations for the year ended January 1, 2000 and the six months ended July 1, 2000 give effect to the pro forma results of TBM Holdings for the Long Reach Merger and the Lee Engineering Acquisition for the entire periods presented.

These statements should be read in conjunction with the separate audited financial statements and notes thereto of TBM Holdings, Long Reach and Lee Engineering, which are included elsewhere in this Registration Statement. The condensed consolidated unaudited pro forma financial statements are not necessarily indicative of the results of operations of TBM Holdings, as it may be in the future or as it would have been had the Long Reach Merger and the Lee Engineering Acquisition been effective January 1, 2000 or January 1, 1999.

(a) For the Long Reach Merger, the adjustment reflects the reduction in depreciation in cost of sales, $535,000 for the year ended January 1, 2000 and $8,000 for the six months ended July 1, 2000. The adjustment also reflects the reduction in depreciation in selling, general and administrative expenses, $161,000 for the year ended January 1, 2000 and $6,000 for the six months ended July 1, 2000. These adjustments result from the application of new depreciable lives to the fair value of property, plant and equipment related to the Long Reach Merger.

       For the Lee Engineering Acquisition, the adjustment reflects the reduction in depreciation in cost of sales, $98,000 for the year ended January 1, 2000 and $26,000 for the six months ended July 1, 2000. The adjustment also reflects the reduction in depreciation in selling, general and administrative expenses, $2,000 for the year ended January 1, 2000 and $46,000 for the six months ended July 1, 2000. These adjustments result from the application of new depreciable lives to the fair value of property, plant and equipment acquired in the Lee Engineering Acquisition.

(b) Adjustment to reflect the amortization of additional goodwill for the year ended January 1, 2000 and the six months ended July 1, 2000. TBM Holdings recorded goodwill of approximately $7,495,000 in the Long Reach Merger and $4,720,000 in the Lee Engineering Acquisition and is amortizing the goodwill over 20 years.

                                TBM HOLDINGS INC.
               NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

(c) Adjustment to interest expense to reflect the following (dollars in thousands):

                                                                   Year ended           Six  months ended
                                                                 January 1, 2000          July 1, 2000
                                                               -------------------  ------------------------

     Effect of additional financing incurred with the Long Reach Merger and the
       Lee Engineering Acquisition:

     Commitment fees on revolver                                    $     34                $     16
     Bank revolver loan:
       Long Reach Merger ($3,200 at 9.5%)                                304                     152
       Lee Engineering Acquisition ($2,000 at 9.5%)                      190                      95
     Bank term loan ($2,500 at 9.5%)                                     238                     119
     Subordinated notes ($3,000 at 6.0%)                                 170                      85
     Other                                                                19                      10
     Amortization of financing costs
       resulting from the Long Reach Merger and the
       Lee Engineering Acquisition  ($318 amortized
       between 3 to 5 years)                                              70                      35
                                                                    --------                --------
         Pro forma interest expense                                    1,025                     512
         Less - Historical interest expense                           (1,773)                   (616)
                                                                    --------                --------
         Pro forma interest expense adjustment                        ($ 748)                 ($ 104)
                                                                    ========                ========

(d) Adjustment to other income (expense), net to reflect reduction in available working capital for short-term investments.

(e) Adjustment to reflect the tax impact on a pro forma basis using an effective rate of 37% to the extent of available deferred tax liabilities.

(f) Includes results of Long Reach for the period from January 2, 2000 to February 23, 2000 (the date of the Long Reach Merger) for the six months ended July 1, 2000.

(g) Includes results of Lee Engineering for the period from January 2, 2000 to May 15, 2000 (the date prior to the date of the Lee Engineering Acquisition) for the six months ended July 1, 2000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS;
                                PLAN OF OPERATION

         The Company's unaudited financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended July 1, 2000, and the Company's audited financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 1, 2000, respectively, are set forth on pages F-4 through F-32 of this Prospectus. Set forth below are the Management's Discussion and Analysis of Financial Condition and Results of Operations and the Plan of Operation included in such Form 10-QSB and Form 10-KSB, respectively. Management's Discussion and Analysis of Financial Condition and Results of Operations reflects the SEC's subsequent issuance of a document addressing significant implementation issues related to SAB No. 101. Subsequent events have occurred since the date of the Form 10-QSB and Form 10-KSB. See "BUSINESS" for a description of these subsequent events.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS RELATING TO THE COMPANY'S UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JULY 1, 2000.

         On June 15, 1999, the Company completed a private placement in which it raised $12,730,000 from investors. Upon the closing of the private placement, the Company changed its name from Specialty Retail Group, Inc. to TBM Holdings Inc. Prior to and after the private placement, the Company had no operating business. The Company planned to use the proceeds of the private placement to purchase an operating company within a manufacturing industry. The Company intended to implement the Toyota Production System using the Kaizen Growth Strategy to improve the results of an underperforming manufacturing company once acquired.

         On February 23, 2000, the Company completed the acquisition of Long Reach through the merger of Long Reach into a wholly-owned subsidiary of the Company. In operation since 1930, Long Reach is a manufacturer of hydraulic material handling equipment, including lift truck attachments, pallet trucks, pallet stackers and industrial lift tables. This acquisition was the result of a lengthy search process culminating in the selection of the material handling equipment industry as the target industry for the Company's implementation of the Kaizen Growth Strategy.

         On May 16, 2000, the Company completed the acquisition of Lee Engineering from United Dominion Industries, Inc. Since 1944, Lee Engineering has been manufacturing material handling equipment including pallet stackers, scissor lifts and dock lifts under the Presto Lifts(R) and Regal(R) brand names. Subsequent to the acquisition, the Company changed the name of the acquired company to Presto Lifts, Inc. Presto Lifts is a wholly-owned subsidiary of Long Reach.

         Long Reach and Presto Lifts are the first of several potential acquisitions by the Company in the material handling and ergonomic work positioning equipment industry. The Company is engaged in preliminary discussions with several additional acquisition candidates. Negotiations are ongoing; however, no assurance of success with respect to these negotiations, or the Company's efforts to identify and acquire any additional manufacturing companies, can be made.

RESULTS OF OPERATIONS

         Operating results through February 23, 2000, the date of the acquisition of Long Reach, reflect interest income generated through the investment of the proceeds of the 1999 private placement in short-term government securities. Operating expenses during such period were costs associated with search activities required to identify a manufacturing company acquisition, maintaining a business office and complying with the Company's reporting obligations as a public company.

         Results for the six months ended July 1, 2000 include the operating results of Long Reach for the period February 24, 2000 through July 1, 2000, and the operating results of Presto Lifts for the period May 16, 2000 through July 1, 2000, consolidated with the expenses incurred by the Company associated with maintaining a business office and complying with its reporting obligations as a public company.

         The Company generated net sales of $10,243,000 and a net loss of $1,019,000 for the three months ended July 1, 2000 compared with no sales and net income of $39,000 for the comparable period in 1999. For the three months ended July 1, 2000, gross profit represented 18.6% of net sales, and selling, general and administrative expenses represented 26.7% of net sales. During the three months ended June 30, 1999, the Company had no ongoing operations and, accordingly, no sales. The net income for this period reflected the cost of maintaining a business office and the cost of compliance with the Company's reporting obligations as a public company, offset by other income which generated net income for the period.

         During the three and six months ended July 1, 2000, the increase in net sales, cost of sales and selling, general and administrative expenses over the corresponding period of the prior year is the result of the acquisitions by the Company of Long Reach on February 23, 2000, and Presto Lifts on May 16, 2000.

         Interest expense for the three and six months ended July 1, 2000 was $313,000 and $412,000, respectively. This reflects the interest expense for the period February 24, 2000 through July 1, 2000 under Long Reach's revolving line of credit and term loan, each as amended. Other income, net was $128,000 and $260,000 for the three and six months ended July 1, 2000, as compared to $37,000 for the corresponding periods of the prior year. This represents income from investment of excess cash on hand.

LIQUIDITY AND CAPITAL RESOURCES

         Net cash used in operating activities was $2,525,000 for the six months ended July 1, 2000, compared with $93,000 for the six months ended June 30, 1999. This change reflects the net loss for the six months ended July 1, 2000 of $1,011,000 combined with the negative changes in working capital components for such period of $1,951,000 following the consolidation of the Company with Long Reach on February 23, 2000, and Presto Lifts on May 16, 2000. The most significant change in the working capital components of the Company was a reduction in payables resulting from the Company's efforts to bring Long Reach's payables to suppliers current.

         Net cash used in investing activities was $13,343,000 for the six months ended July 1, 2000, compared with $0 for the corresponding six months in 1999. This investment reflects the acquisition of Long Reach on February 23, 2000, and the acquisition of Presto Lifts on May 16, 2000.

          Net cash provided by financing activities was $9,740,000 for the six months ended July 1, 2000, as compared to $12,212,000 for the six months ended June 30, 1999. Net cash provided by financing activities for the six months ended July 1, 2000 reflects the issuance of Common Stock of $8,000,000 and an increase in borrowings of $1,740,000 under Long Reach's revolving credit agreement to fund changes in working capital during the period, after giving effect to the change in bank overdraft payable for the period. Net cash provided by financing activities for the six months ended June 30, 1999 reflects the issuance of Common Stock of $12,212,000 in connection with the Company's private placement on June 15, 1999.

         At July 1, 2000, the Company owed $7,570,000 under its revolving credit facility. Long term debt outstanding at July 1, 2000 consisted of a $2,500,000 note payable to the bank and $2,913,000 of notes payable to stockholders.

          Issuance of Common Stock was $8,000,000 and $12,212,000 for the six months ended July 1, 2000 and June 30, 1999, respectively. Issuance of Common Stock for the six months ended July 1, 2000 reflects the Company's private placement of its Common Stock on February 23, 2000 and the exercise of an option. Common Stock issued for acquisition for the six months ended July 1, 2000 represents the Company's issuance of 500,000 shares of its Common Stock, valued at $6.00 per share, in connection with its acquisition of Long Reach on February 23, 2000. Issuance of Common Stock of $12,212,000 for the six months ended June 30, 1999 reflects the Company's private placement of its Common Stock on June 15, 1999.

         Capital expenditures for property, plant and equipment totaled $58,000 for the first six months of fiscal 2000. Total capital expenditures for the Long Reach and Presto Lifts operations are currently expected to aggregate $450,000 for fiscal 2000. The Company believes that the combination of its existing working capital, current cash balances and access to other financing sources will be adequate to meet its anticipated capital and liquidity requirements with respect to the operations of the Company for fiscal year 2000. See however "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS."

QUANTITATIVE AND QUALITATIVE DISCLOSURES

         The Company is exposed to market risks. Market risk is the potential loss arising from adverse changes in market prices and rates. The Company does not enter into derivative or other financial instruments for trading or speculative purposes. The Company's market risks could arise from changes in interest rates and foreign currency exchange rates.

         Interest rate risk. The Company is subject to market risk exposure related to changes in interest rates. Accordingly, the Company's net income is affected by changes in interest rates. Assuming the Company's current level of borrowings, a 100 basis point increase in interest rates under these borrowings would increase the Company's net loss for the second quarter and six months ended July 1, 2000 by approximately $25,000 and $33,000, respectively. In the event of an adverse change in interest rates, the Company could take action to mitigate its exposure; however, due to the uncertainty of the actions that would be taken and their possible effects, this analysis assumes no such actions. Furthermore, this analysis does not consider the effects of the change in the level of overall economic activity that could exist in such an environment.

         Foreign exchange currency risk. The Company's earnings are affected by foreign exchange rate fluctuations. The Company currently has foreign operations in Australia. The translation adjustment during the six months ended July 1, 2000 was a loss of $34,000, which was recognized in accumulated other comprehensive loss in the unaudited condensed consolidated financial statements included herein.

ADDITIONAL INFORMATION

         The Company has begun implementing the Kaizen Growth Strategy and restructuring operations at Long Reach and Presto Lifts. The Company's goal is to reduce product costs by improving manufacturing methods and processes to improve productivity. As this process continues, the Company expects Long Reach and Presto Lifts to have marginally profitable or unprofitable results through December 31, 2000. The Company's goal is to complete a majority of this restructuring during 2000 and to achieve improved profitability during 2001. However, there can be no assurance that this restructuring will be completed within this timeframe or that improved financial results will be achieved.

RECENT ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), as amended by SFAS No. 137 and SFAS No. 138, was issued by the Financial Accounting Standards Board in June 1998. SFAS 133 standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under the standard, entities are required to carry all derivative instruments in the statement of financial position at fair value. The Company will adopt SFAS 133 beginning in fiscal year 2001. The Company does not expect the adoption of SFAS 133 will have a material effect on its financial condition or results of operation because the Company historically has not entered into derivative or other financial instruments for trading or speculative purposes nor does the Company use or intend to use derivative financial instruments or derivative commodity instruments.

         In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB No. 101"). SAB No. 101 summarizes the SEC staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The SEC staff has issued a document to address significant implementation issues related to SAB No. 101. To the extent that SAB No. 101 ultimately changes the Company's revenue recognition practices, it is required to adopt
SAB No. 101 no later than the quarter beginning October 1, 2000. The Company cannot determine the potential impact that SAB No. 101 may have on its consolidated financial position or results of operations at this time.

         In March 2000, the FASB issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation; an Interpretation of APB Opinion No. 25. Among other issues, Interpretation No. 44 clarifies the application of Accounting Principles Board Opinion No. 25 ("APB No. 25") regarding (a) the definition of employee for purposes of applying APB No. 25,
(b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock options in a business combination. The provisions of Interpretation No. 44 affecting the Company are to be applied on a prospective basis effective July 1, 2000.

PLAN OF OPERATION RELATING TO THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JANUARY 1, 2000.

         The Company invested the net proceeds of the 1999 Private Placement of its Common Stock in the aggregate amount of $12,730,000 with Morgan Stanley & Company, as custodian, in short-term securities, money market instruments and government securities. A portion of the proceeds of the 1999 Private Placement was used to fund the acquisition of Long Reach on February 23, 2000.

         Also on February 23, 2000, the Company completed a private placement of its Common Stock and issued shares of Common Stock pursuant to exercise of an option, for aggregate proceeds to the Company of $8,000,000. These funds were also invested with Morgan Stanley & Company, as custodian. Proceeds from the recent private placement and option exercise will be used for working capital and to fund Long Reach's operating costs and may be used for future acquisitions.

         The Company believes that its available cash, cash equivalents and liquid investments will satisfy its cash requirements for its operations in the next twelve months.

         The Company has appointed its own management team at Long Reach and plans to implement the Toyota Production System utilizing the Kaizen Growth Strategy to seek to strengthen Long Reach's operational performance and competitive position. Consistent with the Company's business objective of improving operating performance and profitability of the companies it acquires, the Company is evaluating appropriate measures it may take to improve Long Reach's operating efficiencies and profitability. The Company's experience is that implementation of the Kaizen Growth Strategy is a three to five year process; however, there can be no assurance that the Company will be successful in implementing the Toyota Production System within this time period or at all or, if implemented, that the operating performance or profitability of Long Reach will be improved.

                                    BUSINESS

PRIOR HISTORY

         The Company was incorporated in Florida in 1987 under the name Specialty Retail Group, Inc. As of January 31, 1997, Specialty Retail Group, Inc. had sold or discontinued all business operations. On January 31, 1997, Specialty Retail Group, Inc.'s subsidiary filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. In May 1998, a reorganization plan in the Chapter 11 proceeding was approved by the bankruptcy court. Under the terms of the reorganization plan, the Company was released from all claims of the subsidiary and its creditors, and settled its liability as a guarantor of the store lease to which the subsidiary was a party. The subsidiary was subsequently dissolved. Thereafter, and until June 15, 1999, the Company's only operations constituted maintaining a business office and complying with its reporting obligations as a publicly-owned company.

1999 PRIVATE PLACEMENT

         On June 15, 1999, the Company completed the 1999 Private Placement of restricted shares of the Company's Common Stock, in which the Company received aggregate gross proceeds of $12,730,000. In connection with the 1999 Private Placement, the Company elected a new board of directors and changed its name to TBM Holdings Inc. Immediately prior to the closing of the 1999 Private Placement, TBM Holdings effected a one-for-412.92 reverse stock split of the Company's Common Stock for stockholders of record as of June 15, 1999.

OBJECTIVE

         The Company's objective was to use the proceeds of the 1999 Private Placement to acquire one or more underperforming manufacturing companies and thereafter to improve their operating performance and profitability through implementation of the Toyota Production System using the Kaizen Growth Strategy.

TOYOTA PRODUCTION SYSTEM AND KAIZEN GROWTH STRATEGY

         Toyota Production System. The Toyota Motor Corporation developed the Toyota Production System over 50 years ago. The goal of the Toyota Production System is to maintain a continuous flow of products manufactured to meet customer demand; it operates by pacing all operations to the rate of customer orders. This is achieved by manufacturing the required product in the quantity ordered and delivering it at the right time.

         The Toyota Production System is supported by several components:

         - Just-in-Time Production ("JIT") - JIT, the realization of demand-drive production flow, allows factories to be more responsive to changes in demand. JIT involves producing the right product, in the right quantities, at the right time with the minimum material, labor, equipment and space. In a JIT system of producing with minimum inventories, production starts upon receipt of order, inputs are delivered according to need, and output is shipped as soon as production is completed.

         - Total Quality Management ("TQM") - TQM is a quality control technique that detects defects so defective parts do not pass to the next operation. TQM also frees the worker from simply tending machines and provides the opportunity for multi-tasking and problem solving by line workers.

         The Toyota Production System, often called "Just-in-Time" manufacturing or "Lean Production," has been applied worldwide by many industries, including manufacturers of automotive and motorcycle equipment and parts, heating, ventilation and air conditioning, machine tools, medical equipment, and electric and electro-mechanical equipment.

         Kaizen Growth Strategy. Kaizen, the Japanese word for "continuous improvement," is a process developed by Toyota. As implemented by TBM Consulting Group, Inc. (see "- TBM Consulting Group, Inc." below), the Kaizen Growth Strategy is a long-term strategy for growth in market share and profitability achieved through improving product quality and being more responsive to customer needs with minimal investment in fixed assets. By increasing labor productivity and asset utilization, companies should be able to reduce costs, improve margins and improve cash flow. Shorter lead time and improved product quality should enable companies to meet customer demand more effectively, increasing sales and market share and achieving higher profitability.

         Kaizen Breakthrough. Kaizen Breakthrough is a hands-on, shop-floor based process that teaches participants how to rapidly convert the manufacturing operation to the JIT system. Kaizen Breakthrough has become associated with a rapid, team-based process that allows workers to participate in the improvement process. Kaizen Breakthrough projects typically target improvements in key business and manufacturing processes, including reductions in floor space and lead time, and improvements in worker productivity and product quality.

         TBM Consulting Group, Inc. Anand Sharma, the Chairman of the Board of the Company and Long Reach, founded TBM Consulting Group, Inc. in 1991. Mr. Sharma and William A. Schwartz, President and Chief Executive Officer and a director of the Company and a director of Long Reach, are officers and directors of TBM Consulting Group, Inc. TBM Consulting Group, Inc. provides manufacturing companies with consulting services to assist them in implementing the Toyota Production System utilizing the Kaizen Growth Strategy. TBM Consulting Group, Inc. provides Kaizen consulting and management services to the Company on a priority basis pursuant to a Consulting and Management Services Agreement with the Company. See "RELATED PARTY TRANSACTIONS."

         Implementation. In accordance with the strategy developed by TBM Consulting Group, Inc., the Company's implementation of the Toyota Production System using the Kaizen Growth Strategy is comprised of several initial steps, which are currently being implemented at Long Reach and Presto Lifts:

         - The Company installs a senior management team and seeks to rebuild existing management capability and establish a high performance culture at newly acquired companies. Management also conducts an organizational assessment and makes appropriate additions to fill key operational roles, either from professionals who are consultants employed by TBM Consulting Group, Inc. or from recruiting efforts conducted by management.

         - Management adopts a Time-Based strategy, a philosophy and strategy designed to reduce operational lead time for products and eliminate systemic causes of waste. "Waste" is defined as an activity or motion which takes time and costs money, but does not add value. Elimination of waste is targeted by use of formal systems, such as JIT, as well as by redesigning workflows, streamlining production processes, rationalizing operations or relocating machinery and rebuilding workstations to avoid extra motion by workers. The ultimate goal of Time-Based Management is to significantly reduce customer lead time - the time from customer order to product shipment.

         - The Company conducts a comprehensive business assessment of each acquired company, examining key business systems, product line profitability, customer profitability and business processes. Management's immediate goal is to establish integrity and reliability in key business systems, such as sales forecasting, material planning, factory scheduling, financial reporting and cash flow management.

         - During year one, in consultation with TBM Consulting Group, Inc., the Company begins to implement the Toyota Production System using Kaizen, a process which continues over a three to five year time period.

         Once the business is staffed, stabilized and directed toward specific goals, following the model of TBM Consulting Group, Inc., senior management will implement a strategic growth plan and continue, over a three to five year period, to implement the Toyota Production System utilizing Kaizen.

         Particularly during the first year after acquisition, the Company anticipates that there will be restructuring costs and other write-offs associated with restructuring and integrating the operations of the acquired companies, including Long Reach, Presto Lifts and any other acquisition. These costs and write-offs will negatively impact the Company's consolidated financial results. For a further description of this risk and other risks associated with the Company's strategy of acquiring underperforming companies and implementation of the Toyota Production System utilizing the Kaizen Growth Strategy, see "RISK FACTORS - After Giving Effect to Our Acquisitions, We Sustained Net Losses During Fiscal 1999, and We Continue to

Sustain Losses," "- We May Not Succeed in Implementing the Toyota Production System or the Kaizen Growth Strategy," "-We Only Began Operations Recently in the Material Handling Equipment Industry" and "-Our Strategy of Acquiring Underperforming Companies May Increase Our Debt and Adversely Affect Our Financial Performance."

ACQUISITIONS

         On February 23, 2000, the Company acquired its first operating company, Long Reach, through a merger transaction. Long Reach manufactures material handling equipment, including masts, integrals and attachments for forklift trucks, and pallet trucks, stackers and scissor lifts.

         On May 16, 2000, the Company closed a strategic add-on acquisition pursuant to which Long Reach purchased all of the outstanding capital stock of Lee Engineering from its parent corporation. This company's name was subsequently changed to Presto Lifts, Inc. Presto Lifts manufactures material handling and ergonomic work positioning equipment, including scissor lifts and stackers.

         The Company is in the process of implementing the Toyota Production System utilizing the Kaizen Growth Strategy and integrating and restructuring the operations of Long Reach and Presto Lifts. See "RISK FACTORS - We May Not Succeed in Implementing the Toyota Production System or the Kaizen Growth Strategy" and "-- We May Be Unsuccessful in Integrating the Operations of Acquired Businesses."

         Long Reach sustained net losses during the fiscal years ended June 30, 1999 and 1998. In addition, our second acquisition, Presto Lifts, sustained net losses during the fiscal years ended December 31, 1999 and 1998. After giving effect to the Long Reach and Presto Lifts acquisitions, the Company sustained losses during calendar year 1999 on a pro forma basis. The Company's consolidated financial statements for the six months ended July 1, 2000, which reflect the operations of Long Reach after February 23, 2000, and the operations of Presto Lifts after May 15, 2000, reported a net loss. See "RISK FACTORS - After Giving Effect to Our Acquisitions, We Sustained Net Losses During Fiscal 1999, and We Continue to Sustain Losses."

         Reference is made to the audited financial statements of Long Reach Holdings, Inc. and Subsidiary, which are set forth on pages F-33 through F-70 of this Prospectus. Reference is also made to the audited financial statements of Lee Engineering Company, Inc., which are set forth on pages F-71 through F-91 of this Prospectus.

         On October 19, 2000, 1445833 Ontario Inc., an Ontario corporation and wholly owned subsidiary of the Company, as purchaser (the "Purchaser"), and Blue Giant Limited, a Canadian corporation and wholly owned subsidiary of CLARK Material Handling Company ("Clark"), as vendor ("Blue Giant"), executed an Asset Purchase Agreement pursuant to which the Purchaser has agreed to purchase substantially all of the property and assets used in connection with Blue

Giant's business and to assume specified liabilities, including trade payables and liabilities and obligations arising under assumed contracts and with respect to the purchased assets and Blue Giant's business on or after the closing date. Based in Ontario, Canada, Blue Giant is a manufacturer of loading dock equipment, including dock levelers, elevating docks, edge of dock levelers, truck restraints, hydraulic lift tables and related parts and accessories, and wheeled products, including powered stackers, and powered and manual pallet trucks.

         A condition of the closing of the Asset Purchase Agreement requires that Blue Giant Corporation, a subsidiary of Clark ("BGC"), deliver to Purchaser a transfer agreement (the "Transfer Agreement") pursuant to which certain intellectual property of BGC will be transferred to the Company.

         The aggregate purchase price payable in respect of the acquisition described above is U.S. $11,000,000, payable in cash at closing, consisting of
(i) $9,500,000 in respect of Blue Giant's assets, and (ii) $1,500,000 payable to BGC for certain intellectual property. The purchase price is subject to closing adjustments as set forth in the Asset Purchase Agreement. The Company intends to fund the acquisition through a combination of debt and additional equity investment by certain existing stockholders.

         The closing of the acquisition is subject to a number of conditions, including (i) execution and delivery of the Transfer Agreement, (ii) execution and delivery by Clark and the Purchaser of certain supply agreements ("Supply Agreements"), (iii) the Purchaser's receipt, by November 2, 2000, of a financing commitment from a financial institution sufficient to pay the purchase price in respect of the Blue Giant assets, (iv) Blue Giant's outstanding indebtedness for borrowed money not exceeding $3,000,000 as of the closing, (v) satisfactory completion of Purchaser's due diligence by October 31, 2000, (vi) environmental liabilities on purchased real property not exceeding $50,000, (vii) approval of the transaction by the board of directors of the Purchaser and Clark, (viii) the approval of the United States Bankruptcy Court for the District of Delaware, which is currently adjudicating Clark's Chapter 11 bankruptcy proceedings, of Clark's indemnification obligations under the Asset Purchase Agreement and of the Transfer Agreement and the Supply Agreements, and (ix) other customary conditions. There can be no assurance that the acquisition will be consummated.

PRINCIPAL PRODUCTS AND MARKETS

         The Company manufactures material handling equipment, including masts, integrals and attachments for forklift trucks, and pallet trucks, stackers and scissor lifts, under the names Long Reach(R), Brudi(R), Rol-Lift(R), Presto(R) and Regal(R).

         The Company has three main product lines: (i) heavy duty masts and integrals for rider forklifts manufactured under the Brudi(R) brand name; (ii) forklift attachments, including paper roll clamps, carton clamps and push pulls, and mast attachments such as side shifters, fork positioners and other custom engineered material handling attachments manufactured under the Long Reach(R) and Brudi(R) brand names; and (iii) material lifting products, including pallet trucks, manual and powered stackers and scissor-lift devices, manufactured by Long Reach and Presto Lifts under the Rol-Lift(R), Presto(R) and Regal(R) brand names.

         Masts and integrals are components mounted on the front of a lift truck to provide lifting capability for the vehicle.

         Forklift attachments are designed to increase the scope and efficiency of materials handling applications normally performed by industrial forklifts; they clamp, lift, rotate, push, pull, tilt and sideshift a variety of loads, such as appliances, paper rolls, baled materials, drums, lumber, power poles and tissue and paper products.

         Heavy duty masts and integrals and forklift attachments are currently manufactured by Long Reach at two facilities located in Houston, Texas and Little Rock, Arkansas and at the Brudi Pacific facility in Adelaide, Australia. These products are sold through a broad range of market channels, including original equipment manufacturers, forklift manufacturers and forklift dealers. The Company also supplies certain government agencies and exports certain products abroad.

         Material lifting products are used as material handling devices and ergonomic aids in the workplace. Stackers are often used as work positioners for assembly lines. Scissor lifts help elevate material to the point of use for manufacturing associates in assembly and fabrication jobs. The products are used extensively in the automotive industry as well as other high-volume assembly environments. Other key product uses include distribution warehouses, printers and light manufacturing facilities. Material lifting products are currently manufactured by Long Reach in Little Rock, Arkansas and by Presto Lifts at its facility in Pawtucket, Rhode Island. These products are sold through material handling equipment distributors and industrial equipment catalog supply houses.

         Both Long Reach and Presto Lifts provide after-market service functions that sell spare parts for equipment they manufacture.

         The Company has announced the consolidation of its operations in Little Rock, Arkansas into its manufacturing locations in Houston, Texas and Pawtucket, Rhode Island, which it hopes to accomplish by the end of 2000. See "- Facilities; Employees."

CUSTOMERS AND SUPPLIERS

         Masts and integrals manufactured by Long Reach are sold to original equipment manufacturer (OEM) forklift manufacturers and forklift dealers. Forklift attachments are sold to forklift dealers. These dealers order specialty attachments for arrival concurrent with forklift delivery and assemble the attachment to make delivery to the industrial customer. Material lifting devices are primarily sold to material handling equipment distributors and/or industrial equipment catalog houses on short lead times.

         Presto Lifts sells to material handling equipment dealers and currently has a customer list of over 1,000 active dealers. Presto Lifts sells to these dealers through sales representatives and a dedicated direct sales force. In addition, these products are distributed through major industrial equipment catalogs including W.W. Grainger, Inc., McMaster-Carr Supply Company, Global Industrial Equipment, and C&H Industrial Tool & Supply, Inc. Products sold through industrial equipment catalogs are sold directly to industrial supply companies for distribution to end users.

         The Company also manufactures replacement parts for its products. These parts are used to replace parts that wear out as well as for repairs. These parts are sold to authorized dealers of the Company's equipment.

         The Company's raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers of proprietary products and is not dependent on any one customer.

COMPETITION

         The markets in which the Company operates are highly competitive. Both domestically and internationally, the Company faces competition from a number of different manufacturers in each of its product lines, some of which have greater financial and other resources than the Company.

         The Company, however, believes that existing domestic and foreign competition for mast and integral products is limited. Manufacture of these products is expensive due to the heavy equipment and tooling involved in the manufacturing process, making effective market entry difficult for new suppliers. Due to weight and cubic volume, which increases the cost and time necessary to ship this type of equipment, the Company believes that foreign competitors without a U.S. manufacturing presence are at a disadvantage competing in the United States market.

         The attachment markets are supplied domestically by several smaller regional and niche market suppliers along with a large competitor. Import competition from foreign suppliers exists; however, the Company believes that long lead-times, transportation costs and service/parts availability weakens their effectiveness as a major supplier.

         Competition for material lifting products, produced under the Rol-Lift(R), Presto(R) and Regal(R) brand names, comes from a broad range of small and mid-sized competitors. Additionally, the market for pallet trucks is highly competitive, with numerous domestic competitors and significant foreign competition from manufacturers in Canada, China and India.

         The Company believes there is limited competition for the spare parts it manufactures, as most of its customers purchase spare parts for the Company's equipment from the Company, as the original equipment manufacturer.

FACILITIES; EMPLOYEES

         Long Reach's headquarters and administrative offices are located in Houston, Texas. The office includes sales, marketing, customer service, order entry, finance & administration, human resources, engineering, production control, purchasing, and manufacturing management. Long Reach's manufacturing facilities are currently located in Houston, Texas and Little Rock, Arkansas. The Little Rock facility has a small administrative staff including engineering, customer service, purchasing, and manufacturing management. The Company has announced its plans for Long Reach to transfer its fork attachment production lines to the Company's Long Reach plant in Houston, Texas, and its Rol-Lift material handling equipment production lines to the Company's Presto Lifts plant in Pawtucket, Rhode Island. The Company plans to complete this consolidation by the end of 2000.

         Presto Lifts' headquarters, administrative offices and manufacturing facility are located in Pawtucket, Rhode Island. The office includes customer service, order entry, finance and administration, human resources, engineering, production control, purchasing, and manufacturing management.

         Brudi Pacific's headquarters, administrative offices and manufacturing facility is located in Adelaide, Australia. The office includes sales, marketing, customer service, order entry, finance and administration, engineering, production control, purchasing and manufacturing.

         As of September 30, 2000, the Company had approximately 440 employees, all of whom were employed full-time. Presto Lifts' hourly employees, which represented approximately 22% of the Company's total employees as of September 30, 2000, are represented by the Teamsters Union under a collective bargaining agreement which expires on January 31, 2004. The Company's total number of employees and percentage of employees represented by the union do not take into account the Company's consolidation of its operations in Little Rock, Arkansas. The Company currently anticipates that its workforce will be reduced by approximately 75 employees as a result of this consolidation.

GOVERNMENT REGULATIONS

         As part of its ongoing responsibilities as a United States manufacturing entity, the Company must comply with proper safety and working conditions under regulations governed by the Occupational Safety and Health Administration (OSHA). The Company has had OSHA audits and inspections in the past in all locations and complies in all material respects with applicable regulations.

ENVIRONMENTAL LAWS

         The Company has a responsibility to have proper permits and comply with all Environmental Protection Agency and local and state environmental laws including but not limited to air emissions permits, stormwater discharge permits, Material Safety Data Sheet (MSDS) labeling and education, Spill Prevention, Control and Countermeasures (SPCC) Plans, above ground and underground storage tank registrations, and underground injection well permits. The Company complies in all material respects with applicable environmental laws and makes periodic routine filings as required with various environmental agencies.

INTELLECTUAL PROPERTY

         The Company holds trademarks, both in the United States and abroad, covering its Long Reach(R), Brudi(R), Rol-Lift(R), Presto(R) and Regal(R) names and the names of a variety of its products. Long Reach and Brudi Pacific also have patents covering attachments to forklift trucks and other products they manufacture. The Company does not believe that the loss of any one of its patents, or the expiration of any of its current patents, would have a material adverse effect on its business or results of operations.

FOLLOW-ON ACQUISITIONS

         The Company is currently pursuing an acquisition of assets and certain liabilities of Blue Giant. See "BUSINESS - Acquisitions." The Company intends to continue to pursue other follow-on acquisitions in the material handling equipment industry. The Company has identified several potential candidates which fit the Company's acquisition criteria, and it is engaged in discussions with such candidates. Negotiations are ongoing; however, no assurance of success with respect to these negotiations, or the Company's efforts to identify and acquire any additional manufacturing companies, can be made.

                                    PROPERTY

         The Company's headquarters is located at 136 Main Street, Westport, Connecticut 06880. The Company occupies approximately 1,200 square-feet of office space under a sublease expiring January 31, 2001.

         Long Reach operates a 160,000 square foot manufacturing facility in Houston, Texas. Long Reach owns the Houston facility, which is subject to a mortgage in favor of its lender and a second mortgage in favor of certain subordinated noteholders. Long Reach also operates a 135,000 square foot manufacturing facility in Little Rock, Arkansas. The Little Rock facility is leased by Long Reach under a lease which expires on February 22, 2002. The Company has the right to terminate this lease upon 120 days prior notice. The Company plans to terminate this lease in connection with the recently announced consolidation of its manufacturing operations in Houston, Texas and Pawtucket, Rhode Island. See "BUSINESS - Facilities; Employees."

         Presto Lifts operates a 47,600 square foot manufacturing facility in Pawtucket, Rhode Island. This facility is leased by Presto Lifts. The lease expires on January 31, 2001.

         Brudi Pacific operates a 15,400 square foot manufacturing facility in Adelaide, Australia. This facility is subject to a mortgage in favor of the entity that provides credit card and payroll financing to Brudi Pacific.

                                   MANAGEMENT

         The following table sets forth certain information concerning the directors and executive officers of the Company.

         Name                               Age      Position
         ----                               ---      --------

         Anand Sharma                       55       Chairman of the Board of Directors
         William A. Schwartz                42       President and Chief Executive Officer, Director
         Amy Ludwig Weisman                 37       Secretary, Director
         Rainer H. Bosselmann               57       Director
         Herbert E. Brown                   54       Director
         Michael B. DeFlorio                30       Director
         Daniel A. Levinson                 39       Director
         William J. Sample                  57       Vice President, Operations

         Anand Sharma was elected Chairman of the Board of Directors of the Company on June 17, 1999, and has served as a director of the Company since June 15, 1999. Mr. Sharma was Chief Executive Officer of the Company from June 17, 1999, until April 28, 2000. Mr. Sharma also serves as Chairman of the Board of Directors of Long Reach. In 1991, Mr. Sharma founded TBM Consulting Group, Inc., a consultant to manufacturing companies; he is currently a director of TBM Consulting Group, Inc. and serves as its President and Chief Executive Officer.

         William A. Schwartz was elected Chief Executive Officer of the Company on April 28, 2000. Mr. Schwartz has served as President of the Company since June 17, 1999, and has served as a director of the Company since June 15, 1999. From June 17, 1999 until his election as Chief Executive Officer, Mr. Schwartz served as the Company's Chief Operating Officer. Mr. Schwartz serves as Secretary and a director of Long Reach. Mr. Schwartz is Vice President of Business Development and a director of TBM Consulting Group, Inc. Mr. Schwartz joined TBM Consulting Group, Inc. in 1991.

         Amy Ludwig Weisman was elected Secretary of the Company on June 17, 1999, and has served as a director of the Company since June 15, 1999. Ms. Weisman also serves as a director of Long Reach. In 1998, Ms. Weisman joined Mr. Levinson as a principal of Colt Capital, LLC, a niche investment firm that was instrumental in launching the Company. From 1990 until joining Colt Capital, LLC, Ms. Weisman was Senior Vice President of Morgan-Walke Associates, a niche financial consulting firm.

         Rainer H. Bosselmann has served as a director of the Company since June 15, 1999. Mr. Bosselmann also serves as a director of Long Reach. Mr. Bosselmann has been Chairman and Chief Executive Officer of Arguss Communications, Inc. since 1996. Prior to assuming his position with Arguss Communications, Inc., Mr. Bosselmann was President of Jupiter National, Inc., a business development company traded on the American Stock Exchange.

         Herbert E. Brown was elected a director of the Company on March 10, 2000. Mr. Brown also serves as a director of Long Reach. Since August 1996, Mr. Brown has served as Chairman and Chief Executive Officer of Alexander Doll Co., Inc. ("Alexander Doll Co."), a private company producing collectible dolls and figurines. Prior to that he was the Vice President and General Manager of Johnson & Johnson Medical, Inc.

         Michael B. DeFlorio was elected a director of the Company on March 10, 2000. Mr. DeFlorio also serves as a director of Long Reach. Mr. DeFlorio joined Whitney & Co. in 1997 and is currently a managing director of the firm. Whitney & Co. is a private investment firm headquartered in Stamford, Connecticut. Previously, Mr. DeFlorio was with American Industrial Partners and Donaldson, Lufkin & Jenrette.

         Daniel A. Levinson has served as a director of the Company since June 15, 1999. Mr. Levinson also serves as a director of Long Reach. In January 1998 Mr. Levinson founded Colt Capital, LLC. Mr. Levinson is the President of Colt Services, Inc., the manager of Colt Capital, LLC. For the prior ten years Mr. Levinson was a principal investor with Holding Capital Group, Inc., a niche investment firm. Mr. Levinson is a director of Disc Graphics, Inc. and Arguss Communications, Inc.

         The term of each director expires at the Company's next annual stockholders' meeting and until their respective successors shall have been duly elected and qualified.

         William J. Sample is President and Chief Executive Officer of Long Reach and has served as Vice President, Operations of the Company since April 1998. From April 1998 to February 2000, Mr. Sample served as Senior Management Consultant at TBM Consulting Group, Inc. From April 1997 to April 1998, Mr. Sample was President and Chief Executive Officer of Fournier, Inc., which manufactures ready-to-assemble furniture. From 1996 to 1997, he was Vice President, Operations of Alexander Doll Co.; prior to that, Mr. Sample was Vice President and General Manager, Technical Products, at Pioneer Plastics Corp., a manufacturer of laminated products.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation paid by the Company to its Chief Executive Officer and to its most highly paid executive officer other than the Chief Executive Officer for services such officers rendered to the Company in all capacities for the period June 17, 1999, through the fiscal year ended January 1, 2000. These officers were first elected on June 17, 1999; accordingly, there is no compensation to these individuals for prior periods. For the period January 31, 1997 until June 15, 1999, the Company had sold or discontinued all business operations; its only operations constituted maintaining a business office and complying with its reporting obligations as a publicly-owned company. See "BUSINESS - Prior History."

                           SUMMARY COMPENSATION TABLE

                                                                                       ANNUAL COMPENSATION (1)
                                                                                       -----------------------
NAME AND PRINCIPAL POSITION                                         YEAR              SALARY              BONUS
---------------------------                                         ----              ------              -----

Anand Sharma...........................................
     Chief Executive Officer                                        1999               (2)                 (2)

William A. Schwartz....................................
     President and Chief Operating Officer                          1999            $130,000             $20,000

(1) No other compensation in the form of perquisites and other personal benefits, securities or property was paid by the Company.

(2) Mr. Sharma served as Chief Executive Officer of the Company without compensation from June 17, 1999, through the end of the fiscal year ended January 1, 2000.

         The Company has no stock appreciation rights outstanding. No stock options were awarded to or exercised by any executive officer during the fiscal year ended January 1, 2000.

         Effective April 28, 2000, Mr. Schwartz was elected Chief Executive Officer, and re-elected President, of the Company.

DIRECTOR COMPENSATION

         Each of the non-employee members of the Board of Directors receives a payment of $1.00 per meeting attended, whether in person or by telephone, together with reimbursement for actual expenses incurred in attending meetings. In addition, each non-employee director receives $1,000 per "off-site" visit. Examples of an "off-site" visit are plant visits or acquisition-related meetings at a target company's offices.

         Pursuant to the TBM Holdings, Inc. 1999 Stock Option Plan, each non-employee director shall be granted a non-qualified option to purchase 2,000 shares of the Company's Common Stock on the date such person first becomes a director of the Company. Such option shall be exercisable at any time during its term. The option price is equal to the fair market value of the shares on the date the option is granted. In accordance with the 1999 Stock Option Plan, on April 28, 2000, the Company granted to each of Messrs. Bosselmann and Brown, non-employee directors of the Company, an option to purchase 2,000 shares of the Company's Common Stock. The other non-employee directors waived their entitlement to receive such options.

EMPLOYMENT AGREEMENT

         The Company is party to an Employment Agreement, dated as of June 17, 1999, as amended by a First Amendment to Employment Agreement, made as of May 1, 2000, with William A. Schwartz, pursuant to which Mr. Schwartz serves as the Company's President and Chief Executive Officer. Under the terms of Mr. Schwartz's employment agreement, Mr. Schwartz will continue to be an officer and director of TBM Consulting Group, Inc., and will spend such time as is necessary to address normal and customary commitments related thereto to the extent that such activity does not interfere with his full-time commitment to the operations of the Company. Prior to the acquisition of Long Reach, Mr. Schwartz received annual compensation in the amount of $130,000 plus ordinary and customary benefits; following such acquisition on February 23, 2000, and until his election as Chief Executive Officer on April 28, 2000, Mr. Schwartz's annual compensation increased to $260,000 plus ordinary and customary benefits. Effective May 1, 2000, Mr. Schwartz's annual base salary as the Company's President and Chief Executive Officer is $200,000 plus ordinary and customary benefits. At the Board's discretion, Mr. Schwartz's compensation and/or time commitment can be adjusted if the Company's size and business plan do not justify such salary. Mr. Schwartz's employment agreement contains confidentiality and non-compete provisions. If Mr. Schwartz terminates his employment upon a change in control (as defined in the employment agreement) or if his employment is terminated without cause by the Company, Mr. Schwartz will be entitled to receive his base salary at the time of termination, plus benefits, for a period of one year following such termination. Mr. Schwartz's employment agreement terminates on June 16, 2003.

                           RELATED PARTY TRANSACTIONS

         In connection with the 1999 Private Placement and related transactions effected on June 15, 1999, the Company issued to TBM Consulting Group, Inc. and Colt Services, Inc. and their respective designees, Warrants to purchase an aggregate of 20% of the Company's Common Stock on a fully diluted basis. The Company also paid TBM Consulting Group, Inc. and Colt Services, Inc. an aggregate of $300,000 at closing for consulting services rendered in connection with the 1999 Private Placement and related transactions. Mr. Sharma, the Company's Chairman of the Board, is the President and Chief Executive Officer and a director of TBM Consulting Group, Inc., and Mr. Schwartz, the Company's President and Chief Executive Officer and a director of the Company, is the Vice President of Business Development and a director of TBM

Consulting Group, Inc. Mr. Levinson, a director of the Company, is the President of Colt Services, Inc. See "RISK FACTORS - Certain of Our Directors Have Affiliations that Could Result in a Conflict of Interest Which Adversely Affects Our Company."

         The Company and TBM Consulting Group, Inc. are parties to a Consulting and Management Services Agreement, dated as of June 17, 1999. Pursuant to the Consulting and Management Services Agreement, TBM Consulting Group, Inc. provides regular and customary Kaizen consulting and management services to the Company on a priority basis. The Company compensates TBM Consulting Group, Inc. for its services at its standard pricing rates. The agreement has an initial term of five years and is thereafter renewable on an annual basis. From June 17, 1999 through September 30, 2000, the Company paid TBM Consulting Group, Inc. approximately $230,000 under this agreement.

         The Company and Colt Services, Inc. are parties to a Consulting Agreement, dated as of June 17, 1999. Pursuant to the Consulting Agreement, Colt Services, Inc. provides advice to the Company regarding the implementation of its business plan. Colt Services, Inc. advises as to strategy and achievement of objectives, senior level staffing, acquisitions and financings, financial structure, public company issues and related matters. For its advice to the Company following its acquisition of Long Reach, Colt Services, Inc. receives a monthly consulting fee of $12,500.

         The Company, TBM Consulting Group, Inc. and Colt Services, Inc. are parties to a Consulting Agreement, dated as of June 17, 1999, pursuant to which TBM Consulting Group, Inc. and Colt Services, Inc. provide transaction-related and financing advice for follow-on acquisitions and implementation of the business plan. For their advice to the Company, TBM Consulting Group, Inc. and Colt Services, Inc. receive, in the aggregate, a 1% transaction/financing completion fee upon the closing of specified transactions occurring after closing of the Long Reach Merger, including mergers, acquisitions, divestitures or other financings, with such transaction completion fee capped at $600,000 per transaction or financing. TBM Consulting Group, Inc. receives 25% and Colt Services, Inc. receives 75% of such fee. The agreement has an initial term of five years from the closing of the Long Reach Merger on February 23, 2000, and is thereafter renewable on an annual basis. On February 23, 2000, in connection with a private placement of the Company's Common Stock and related stock transactions, the Company paid TBM Consulting Group, Inc. and Colt Services, Inc. an aggregate of $80,000 at closing for consulting services rendered under the terms of this agreement. On May 16, 2000, in connection with the acquisition by the Company of Presto Lifts, a fee in the amount of $73,830 was paid to TBM Consulting Group, Inc. and Colt Services, Inc. pursuant to this Agreement. In accordance with the terms of this Agreement, TBM Consulting Group, Inc. received 25% and Colt Services, Inc. received 75% of such fees.

         The offices of Colt Services, Inc. are located within the offices of the Company. Colt Services, Inc. pays its pro rata portion of the rent for its office. Colt Services, Inc. utilizes Company-paid office personnel and common facilities. The Company expects that the term of this arrangement will continue so long as Colt Services, Inc. or its affiliates maintain an equity interest in the Company.

         The Company and William A. Schwartz, the Company's President and Chief Executive Officer, are parties to an employment agreement. See "EXECUTIVE COMPENSATION - Employment Agreement" for a description of this employment agreement.

         Long Reach is party to an employment agreement, dated as of April 3, 2000, with William J. Sample pursuant to which Mr. Sample serves as Long Reach's President and Chief Executive Officer. Pursuant to the terms of this employment agreement, Mr. Sample receives an annual base salary of $200,000 plus benefits. Mr. Sample received a relocation allowance of $20,000, receives an automobile allowance of $550 per month and is reimbursed for housing expenses up to $2,500 per month for a period of two years. Mr. Sample's employment agreement contains confidentiality and non-compete provisions. If Mr. Sample's employment is terminated without cause by Long Reach, Mr. Sample will be entitled to receive his base salary at the time of termination, plus specified benefits, for a period of one year following such termination. Mr. Sample's employment agreement terminates on April 3, 2004.

         In connection with the 1999 Private Placement, the Company granted Whitney & Co. an option to purchase up to 1,000,000 shares of Common Stock at an exercise price of $5.00 per share, subject to a limit of 25% of the outstanding Common Stock. The option became exercisable upon the closing of the Long Reach Merger on February 23, 2000. On that date, J.H. Whitney IV, L.P. purchased 500,000 shares of Common Stock pursuant to the exercise of this option and purchased an additional 416,667 shares of Common Stock at $6.00 per share, for an aggregate purchase price of $5,000,000.

         LEG Partners, SBIC L.P., LEG Partners, L.P. and LEG Partners, II L.P. (the "LEG Entities") were parties, as selling stockholders, to the merger agreement pursuant to which the Company acquired Long Reach. As partial consideration for the Long Reach Merger, the Company paid the LEG Entities their pro rata portion of $1,500,000 million paid to selling stockholders of Long Reach. Also on February 23, 2000, in connection with the Long Reach Merger, Long Reach assumed, and the Company guaranteed, the obligations under certain subordinated notes held by the LEG Entities in the principal amount of $2,854,878. The notes are secured by a second lien on Long Reach's assets and by a second mortgage on its Houston facility. In addition, in the event certain net sales targets are met in calendar year 2000, Long Reach will issue (and, if issued, the Company will guarantee) contingent subordinated notes to certain Long Reach stockholders, warrant holders, option holders and subordinated noteholders, which include the LEG Entities, in an aggregate amount not to exceed $2,000,000. Long Reach has also entered into a lease covering its facility in Little Rock, Arkansas with LR Real Property, LLC, in which the LEG Entities are members. See "PROPERTY." On February 23, 2000, the Company completed a private placement pursuant to which LEG Partners III SBIC, L.P., an affiliate of the LEG Entities, purchased 500,000 shares of the Company's Common Stock at a purchase price of $6.00 per share, for an aggregate purchase price of $3,000,000. LEG Partners

III SBIC, L.P. is a party to a voting agreement with Messrs. Sharma and Schwartz with respect to such 500,000 shares. See footnote (4) to the table included under the caption "PRINCIPAL STOCKHOLDERS - Beneficial Owners of More than 5% of the Common Stock," for a description of the voting agreement.

         The Company has entered into indemnification agreements with each of its directors and executive officers, pursuant to which the Company has agreed to indemnify each of them against losses and expenses to the extent permitted by law for any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or attempted, or any of the foregoing alleged by any claimant, or any claim against any of them, in each case incurred by reason of his or her service as a director or officer, or both, of the Company or as a director or officer serving at the Company's request as a director or officer of a subsidiary (as defined) of the Company and not covered under the Company's or a subsidiary's bylaws or directors' and officers' insurance policies maintained by the Company or under a separate indemnification agreement with a subsidiary. Among other exclusions, the Company shall not indemnify any person with respect to claims involving (i) receipt of a personal benefit to which the recipient is not entitled, (ii) the return of profits from the sale of securities as contemplated by Section 16 of the Securities Exchange Act, or
(iii) knowingly fraudulent, dishonest or willful misconduct.

                             PRINCIPAL STOCKHOLDERS

DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains information as to shares of the Company's Common Stock for: (i) each director of the Company and each of the executive officers named in the Summary Compensation Table included under the caption "EXECUTIVE COMPENSATION" elsewhere in this Prospectus; and (ii) all directors and executive officers of the Company as a group. For information on the number of shares these individuals are registering pursuant to this Registration Statement, see "SELLING STOCKHOLDERS."

                                                              AMOUNT AND NATURE OF
      NAME AND ADDRESS OF BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP            PERCENT OF CLASS (2)
      ----------------------------------------                --------------------            --------------------
Anand Sharma                                                       487,619 (3)                      10.14
William A. Schwartz                                                548,227 (4)                      11.25
Amy Ludwig Weisman                                                 421,892 (5)                       9.30
Rainer H. Bosselmann                                                 2,000 (6)                       *
Herbert E. Brown                                                     8,000 (7)                       *
Michael B. DeFlorio (8)                                          1,316,667 (9)                      29.13
Daniel A. Levinson                                                 668,794 (10)                     14.09
Directors and executive officers as a group                      2,852,110 (11)                     53.27

* Represents less than 1% of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of the beneficial owner is c/o TBM Holdings Inc., 136 Main Street, Westport, Connecticut 06880.

(2) Based on 4,519,336 shares of the Company's Common Stock outstanding as of October 23, 2000, excluding 517 contingently issuable shares held by an escrow agent. In accordance with the rules of the Securities and Exchange Commission, options or warrants to purchase shares of Common Stock that are exercisable as of October 23, 2000, or within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person or group holding such options or warrants for the purpose of computing the percent ownership of such person or group, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person or group.

(3) Includes 18,000 shares held by Mr. Sharma's wife, 140,000 shares held by TBM Capital II, LLC, of which Mr. Sharma is a managing member and 6,500 shares held by TBM Consulting Group, Inc., of which Mr. Sharma is the President and Chief Executive Officer and a director. Mr. Sharma disclaims beneficial ownership of these shares. Includes 219,119 shares issuable upon exercise of Warrants held by Mr. Sharma and 70,000 shares issuable upon exercise of a Warrant held by TBM Capital II, LLC. Mr. Sharma disclaims beneficial ownership of the Warrant held by TBM Capital II, LLC and the shares issuable thereunder.

(4) Includes 10,000 shares held by Mr. Schwartz as custodian for two family members, 140,000 shares held by TBM Capital II, LLC, of which Mr. Schwartz is a managing member and 6,500 shares held by TBM Consulting Group, Inc., of which Mr. Schwartz is Vice President of Business Development and a director. Mr. Schwartz disclaims beneficial ownership of these shares. Includes 281,727 shares issuable upon exercise of Warrants held by Mr. Schwartz and 70,000 shares issuable upon exercise of a Warrant held by TBM Capital II, LLC. Mr. Schwartz disclaims beneficial ownership of the Warrant held by TBM Capital II, LLC and the shares issuable thereunder.

(5) Includes 4,000 shares held by a family member of Ms. Weisman and 400,000 shares held by Colt Capital, LLC, of which Ms. Weisman is a principal. Ms. Weisman disclaims beneficial ownership of these shares. Includes 17,892 shares issuable upon exercise of a Warrant held by Colt Capital, LLC. Ms. Weisman disclaims beneficial ownership of the Warrant held by Colt Capital, LLC and the shares issuable thereunder.

(6) Includes 2,000 shares which may be issued upon exercise of an option awarded to Mr. Bosselmann on April 28, 2000.

(7) Includes 2,000 shares which may be issued upon exercise of an option awarded to Mr. Brown on April 28, 2000.

(8) Mr. DeFlorio's address is c/o Whitney & Co., 177 Broad Street, Stamford, CT 06901.

(9) Includes 390,000 shares held by J.H. Whitney III, L.P., 10,000 shares held by Whitney Strategic Partners, III, L.P. and 916,667 shares held by J.H. Whitney IV, L.P. (collectively, the "J.H. Whitney Entities"). Mr. DeFlorio is a managing director of Whitney & Co., which is an affiliate of the J.H. Whitney Entities. Mr. DeFlorio disclaims beneficial ownership of such shares, except to the extent of his proportionate interest in such shares.

(10) Includes 40,000 shares of Common Stock owned by Tri-Lev, LLC, a family investment vehicle of which Mr. Levinson is the manager, and 400,000 shares held by Colt Capital, LLC, of which Mr. Levinson is a principal. Mr. Levinson disclaims beneficial ownership of these shares, except to the extent of his proportionate interest as a member of Colt Capital, LLC and Tri-Lev, LLC. Includes 17,892 shares issuable upon exercise of a Warrant held by Colt Capital, LLC and 210,902 shares issuable upon exercise of a Warrant held by Colt Capital Partners, LLC, of which Mr. Levinson is a principal. Mr. Levinson disclaims beneficial ownership of the Warrant held by Colt Capital, LLC, the Warrant held by Colt Capital Partners, LLC and the shares issuable thereunder, except to the extent of his proportionate interest as a member of Colt Capital, LLC and Colt Capital Partners, LLC.

(11) Includes 31,303 shares issuable upon exercise of a Warrant held by an executive officer.

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMMON STOCK

         The following table contains information as to shares of the Company's Common Stock for any person or group known by the Company to be the beneficial owner of more than 5% of such Common Stock. For information on the number of shares these entities are registering pursuant to this Registration Statement, see "SELLING STOCKHOLDERS."

                                                            AMOUNT AND NATURE OF
       NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP             PERCENT OF CLASS (1)
       ------------------------------------                 --------------------             --------------------

J.H. Whitney, III, L.P.                                            1,316,667 (2)                     29.13
Whitney Strategic Partners, III, L.P.
J.H. Whitney IV, L.P.
177 Broad Street
Stamford, CT  06901

Colt Capital, LLC                                                    417,892 (3)                      9.21
136 Main Street
Westport, CT  06880

LEG Partners III SBIC, L.P.                                          952,915 (4)                     21.09
LEG Partners II, L.P.
LEG Partners SBIC, L.P.
LEG Partners, L.P.
555 Madison Avenue, 30th Floor
New York, NY  10022

(1) Based on 4,519,336 shares of the Company's Common Stock outstanding as of October 23, 2000, excluding 517 contingently issuable shares held by an escrow agent. In accordance with the rules of the Securities and Exchange Commission, options or warrants to purchase shares of Common Stock that are exercisable as of October 23, 2000, or within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing such person's percent ownership, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(2) Does not include 90,567 shares of Common Stock owned by a related entity, Green River Fund I, L.P. or 9,433 shares of Common Stock owned by a related entity, Green River Fund II, L.P. The J.H. Whitney Entities disclaim beneficial ownership of such shares. In addition, each of the J.H. Whitney Entities disclaims beneficial ownership of all shares held by the other J.H. Whitney Entities. See footnote (9) in the preceding table for a description of beneficial ownership of shares by certain affiliated entities and the interest of Mr. DeFlorio, a director of the Company, in such shares.

(3) See footnotes (5) and (10) in the preceding table for a description of the interest of Ms. Weisman and Mr. Levinson, directors of the Company, in Colt Capital, LLC and/or its managing member, Colt Capital Partners, LLC. Includes 17,892 shares issuable upon exercise of a Warrant held by Colt Capital, LLC.

(4) Includes 500,000 shares held by LEG Partners III SBIC, L.P., 217,155 shares held by LEG Partners II, L.P., 233,525 shares held by LEG Partners SBIC, L.P. and 2,235 shares held by LEG Partners, L.P. Each entity disclaims beneficial ownership of all shares other than those held by such entity. The 500,000 shares owned by LEG Partners III SBIC, L.P. are subject to a voting agreement appointing Mr. Sharma or, in the event of his death or incapacity, Mr. Schwartz, to act as proxy, pursuant to which such shares will be voted in the same manner and proportion that the shares of Common Stock owned by Colt Capital, LLC, Colt Services, Inc., TBM Capital II, LLC and Messrs. Sharma and Schwartz are voted. The voting agreement expires upon the mutual agreement of LEG Partners III SBIC, L.P. and Messrs. Sharma and Schwartz, or the death or permanent disability of Messrs. Sharma and Schwartz, and will also terminate as to any of the 500,000 shares sold to any person who is not an affiliate of LEG Partners III SBIC, L.P. or, after giving effect to such sale, the beneficial owner of 10% or more of the Company's Common Stock.

                              SELLING STOCKHOLDERS

                                                                                                         NUMBER OF
                                                                                                         SHARES AND
                                                                                                       PERCENTAGE OF
                                                   NUMBER OF SHARES          NUMBER OF SHARES           CLASS TO BE
                                                    OWNED PRIOR TO             TO BE OFFERED          OWNED AFTER THE
             SELLING STOCKHOLDER                     THE OFFERING             IN THE OFFERING            OFFERING*
----------------------------------------------    -------------------       --------------------      -----------------

Allen Investments II LLC                                100,000                    100,000                   0
Argent Consulting Corporation PSP                        10,000                     10,000                   0
Ask Co.                                                  10,000                     10,000                   0
Roy Behran                                               12,000                     12,000                   0
Beverly Brown Bishop                                      1,500                      1,500                   0
Thomas A. Briatico                                       20,000                     20,000                   0
Herbert E. Brown (2)                                      6,000                      6,000                   0
Mitchell Brown                                            5,000                      5,000                   0
E. Lee Bryan and Susan M. Bryan                           4,000                      4,000                   0
Christopher J. Carroll Jr.                               20,000                     20,000                   0
Laurance R. Clark                                         5,000                      5,000                   0
Robert T. Colgan                                          5,000                      5,000                   0
Colt Capital, LLC (3)                                   400,000                    400,000                   0
Colt Capital, LLC (3)                                    17,892 (1)                 17,892 (1)               0
Colt Capital Partners, LLC (4)                          210,902 (1)                210,902 (1)               0
Edward G. Culverwell                                      6,000                      6,000                   0
Gregory T. H. Davies                                      8,000                      8,000                   0
Theodore M. Davis                                         2,000                      2,000                   0
Robert S. Dean (5)                                       40,000                     40,000                   0
Robert S. Dean (5)                                      125,211 (1)                125,211 (1)               0
Shane Dolohanty                                          10,000                     10,000                   0
Jack R. Dweck                                            15,000                     15,000                   0
Isaac R. Dweck                                           25,000                     25,000                   0
Ralph I. Dweck                                           20,000                     20,000                   0
Harold Falik                                             10,000                     10,000                   0
Paul Finkelstein                                         15,000                     15,000                   0
Michael Goldstein                                         5,000                      5,000                   0
Green River Fund I, L.P.                                 90,567                     90,567                   0
Green River Fund II, L.P.                                 9,433                      9,433                   0
Dina Marie Griggs                                         4,000                      4,000                   0
Alan Grodko                                              10,000                     10,000                   0
Jeffrey Grodko                                           10,000                     10,000                   0
Nicholas Grudzien                                         1,000                      1,000                   0
Thomas G. Hardy                                          20,000                     20,000                   0
David S. Harris                                           5,000                      5,000                   0
Timothy Healy                                             2,000                      2,000                   0

                                                                                                         NUMBER OF
                                                                                                         SHARES AND
                                                                                                       PERCENTAGE OF
                                                   NUMBER OF SHARES          NUMBER OF SHARES           CLASS TO BE
                                                    OWNED PRIOR TO             TO BE OFFERED          OWNED AFTER THE
             SELLING STOCKHOLDER                     THE OFFERING             IN THE OFFERING            OFFERING*
----------------------------------------------    -------------------       --------------------      -----------------

John Michael Herr (6)                                    20,000                     20,000                   0
John Michael Herr (6)                                    62,605 (1)                 62,605 (1)               0
Ronald D. Hicks                                           4,000                      4,000                   0
Carol J. and Richard H. Hochman                          50,000                     50,000                   0
Hockema Family Trust                                     10,000                     10,000                   0
Holding Capital Management LLC                           75,000                     75,000                   0
Hon Industries Inc.                                     100,000                    100,000                   0
Dorothy A. Hutchinson                                     4,000                      4,000                   0
Larry W. Johnson Trust                                    3,000                      3,000                   0
Gary Kaplowitz                                           10,000                     10,000                   0
Eric A. Karl (7)                                          4,000                      4,000                   0
William E. Kassling                                      20,000                     20,000                   0
Marshall Kiev                                             2,861 (1)                  2,861 (1)               0
Morton K. Klein                                           2,000                      2,000                   0
George Koenigsaecker (8)                                 24,000                     24,000                   0
Margaret M. Krumholz                                      2,000                      2,000                   0
Robert J. Kurz                                            3,000                      3,000                   0
Patrick R. Lancaster                                     20,000                     20,000                   0
LEG Partners, L.P. (9)                                    2,235                      2,235                   0
LEG Partners II, L.P. (9)                               217,155                    217,155                   0
LEG Partners III SBIC, L.P. (10)                        500,000                    500,000                   0
LEG Partners SBIC, L.P. (9)                             233,525                    233,525                   0
Lawrence Lepard                                          10,000                     10,000                   0
Vincent T. Lovelle                                        5,000                      5,000                   0
Albert G. Lowenthal                                      20,000                     20,000                   0
David Lowinger                                            2,000                      2,000                   0
Robert Anthony Mackie                                    10,000                     10,000                   0
James C. Maiden, Jr.                                     10,000                     10,000                   0
Maurice S. Mandel                                        20,000                     20,000                   0
Marwit Capital Company, L.P.                             47,085                     47,085                   0
John P. McFadden, Jr.                                     4,500                      4,500                   0
Patrick McGeehin                                         20,000                     20,000                   0
John M. McMahon                                           6,000                      6,000                   0
Christian Meininger                                       2,000                      2,000                   0
George S. Miz, M.D. Money Purchase Plan                   9,000                      9,000                   0
Guy M. and Julie MoDrak                                   1,800                      1,800                   0
Andrew L. Moss                                            5,000                      5,000                   0
Peter M. Mulderry                                         2,000                      2,000                   0

                                                                                                         NUMBER OF
                                                                                                         SHARES AND
                                                                                                       PERCENTAGE OF
                                                   NUMBER OF SHARES          NUMBER OF SHARES           CLASS TO BE
                                                    OWNED PRIOR TO             TO BE OFFERED          OWNED AFTER THE
             SELLING STOCKHOLDER                     THE OFFERING             IN THE OFFERING            OFFERING*
----------------------------------------------    -------------------       --------------------      -----------------

Brian J. Murphy                                           4,000                      4,000                   0
Robert Neuhoff                                           10,000                     10,000                   0
Mark Oakeson (11)                                        20,000                     20,000                   0
Mark Oakeson (11)                                        62,605 (1)                 62,605 (1)               0
One & Co.                                                10,000                     10,000                   0
Michael J. Paliotta                                       2,000                      2,000                   0
Pemp Realty Corp.                                         2,000                      2,000                   0
Raymond S. Peterson                                       2,000                      2,000                   0
Poko Management Corp.                                     4,000                      4,000                   0
Laurence Pomerance                                       20,000                     20,000                   0
Lawrence D. Portman                                       2,000                      2,000                   0
Pulse Capital LLC                                        20,000                     20,000                   0
Gary Robert Rascoe                                        2,000                      2,000                   0
Robert Reuben                                            20,000                     20,000                   0
Barry Rothberg                                            5,000                      5,000                   0
Allan P. Rothstein                                       10,000                     10,000                   0
David Mark Rucker                                         4,000                      4,000                   0
William J. Sample (12)                                    2,000                      2,000                   0
William J. Sample (12)                                   31,303 (1)                 31,303 (1)               0
Mark Schoenthal                                          20,000                     20,000                   0
William A. Schwartz, Custodian for Alexander
     Schwartz (13)                                        5,000                      5,000                   0
William A. Schwartz, Custodian for James
     Schwartz (13)                                        5,000                      5,000                   0
William A. Schwartz (13)                                 40,000                     40,000                   0
William A. Schwartz (13)                                281,727 (1)                281,727 (1)               0
Anand Sharma (14)                                        34,000                     34,000                   0
Anand Sharma (14)                                       219,119 (1)                219,119 (1)               0
Anu Sharma (15)                                          18,000                     18,000                   0
Don Sinkin                                                2,000                      2,000                   0
Shari Sollender                                           4,000                      4,000                   0
Harvey Sorkin                                            20,000                     20,000                   0
Howard Sorkin                                            20,000                     20,000                   0
B. Andrew H. Spence                                       2,000                      2,000                   0
Robert Sperling                                          15,000                     15,000                   0
Thomas M. Steel                                          20,000                     20,000                   0
Steel Partners II LP                                    100,000                    100,000                   0
John M. Stoner, Jr.                                       2,000                      2,000                   0
Suebro, Inc.                                             10,000                     10,000                   0

                                                                                                         NUMBER OF
                                                                                                         SHARES AND
                                                                                                       PERCENTAGE OF
                                                   NUMBER OF SHARES          NUMBER OF SHARES           CLASS TO BE
                                                    OWNED PRIOR TO             TO BE OFFERED          OWNED AFTER THE
             SELLING STOCKHOLDER                     THE OFFERING             IN THE OFFERING            OFFERING*
----------------------------------------------    -------------------       --------------------      -----------------

H. Samuel Swoyer, Jr. (16)                               20,000                     20,000                   0
H. Samuel Swoyer, Jr. (16)                               62,605 (1)                 62,605 (1)               0
TBM Capital II LLC (17)                                 140,000                    140,000                   0
TBM Capital II LLC (17)                                  70,000 (1)                 70,000 (1)               0
TBM Consulting Group, Inc. (18)                           6,500                      6,500                   0
Tri-Lev LLC (19)                                         40,000                     40,000                   0
William H. vonReichbauer                                  5,000                      5,000                   0
David Walke                                               8,000                      8,000                   0
Mark Weinstein                                           20,000                     20,000                   0
J. H. Whitney III, L.P. (20)                            390,000                    390,000                   0
J.H. Whitney IV, L.P. (20)                              916,667                    916,667                   0
Whitney Strategic Partners III, L.P. (20)                10,000                     10,000                   0
Harold M. Wit                                            40,000                     40,000                   0
Gregory Wooten                                           10,000                     10,000                   0
Zindrick Family Partners                                 11,700                     11,700                   0
Seymour W. Zises (21)                                    54,345 (1)                 54,345 (1)               0

* Represents less than 1% of the outstanding Common Stock.

(1) Represents shares of Common Stock issuable upon exercise of Warrants held by the Selling Stockholders. The actual number of shares of Common Stock received upon exercise of Warrants may vary from this number. In addition to the shares set forth in the table, the number of shares offered in the offering includes an indeterminate number of additional shares of Common Stock issuable pursuant to antidilution rights of holders of the Warrants.

(2)      Mr. Brown is a director of the Company.

(3) Colt Capital, LLC beneficially owns approximately 9.21% of the Common Stock of the Company. Amy Ludwig Weisman and Daniel A. Levinson, directors of the Company, are principals of Colt Capital, LLC.

(4) Daniel A. Levinson, a director of the Company, is a principal of Colt Capital Partners, LLC.

(5)      Mr. Dean is a director and a Vice President of TBM Consulting Group,
         Inc.

(6)      Mr. Herr is a director of TBM Consulting Group, Inc.

(7) Mr. Karl was a consultant to the Company during the period from October 1998 through February 1999.

(8) Mr. Koenigsaecker was a director of the Company from June 1999 through January 2000.

(9) See "RELATED PARTY TRANSACTIONS" for a description of the relationships which the selling stockholder has with the Company.

(10) See the table included under the caption "PRINCIPAL STOCKHOLDERS - Beneficial Owners of More than 5% of the Common Stock" and footnote (4) thereto for a description of the voting agreement which the selling stockholder has entered into with Messrs. Sharma and Schwartz with respect to these 500,000 shares.

(11)     Mr. Oakeson is a director and a Vice President of TBM Consulting Group,
         Inc.

(12) Mr. Sample is Vice President, Operations of the Company and the Chairman and Chief Executive Officer of Long Reach.

(13) Mr. Schwartz, a director of the Company and Long Reach and the President and Chief Executive Officer of the Company, is a director and a Vice President of TBM Consulting Group, Inc.

(14) Mr. Sharma, the Chairman of the Board of the Company and Long Reach, is a director and the President of TBM Consulting Group, Inc.

(15)     Ms. Sharma is the spouse of Mr. Sharma.

(16) Mr. Swoyer is a director and the secretary of TBM Consulting Group, Inc.

(17) Mr. Sharma, the Chairman of the Board of the Company and Long Reach, and Mr. Schwartz, a director of the Company and Long Reach and the President and Chief Executive Officer of the Company, are managing members of TBM Capital II LLC.

(18)     See footnotes (13) and (14).

(19)     Daniel A. Levinson, a director of the Company, is a manager of Tri-Lev
         LLC.

(20) See "RELATED PARTY TRANSACTIONS" for a description of the relationships which the selling stockholder has with the Company.

(21) Mr. Zises was the sole director of the Company from June 30, 1997 through June 15, 1999.

                              PLAN OF DISTRIBUTION

         The Company is registering 5,659,842 shares of Common Stock covered by this Prospectus on behalf of the Selling Stockholders. This number includes 4,458,667 shares of Common Stock issued and outstanding, and 1,201,175 shares of Common Stock issuable upon exercise of Warrants to purchase Common Stock by Selling Stockholders. The number of shares covered by this Prospectus includes an indeterminate number of additional shares of Common Stock issued or issuable pursuant to antidilution rights of the holders of the Warrants. Accordingly, the actual number of shares of Common Stock received upon exercise of the Warrants may vary from the number indicated.

         The Company will pay the costs and fees of registering the Common Stock, but the Selling Stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the Common Stock. As of the date hereof, none of the Selling Stockholders has advised the Company if, when, and to what extent they intend to sell any of their shares. There can be no assurance that all or any of the shares offered by this Prospectus will be sold by the Selling Stockholders.

         The Selling Stockholders or donees, pledgees, transferees or other successors in interest may, from time to time, sell all or a portion of the shares of Common Stock in any market on which the Common Stock may be traded, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices or such other price as the Selling Stockholders determine from time to time. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. The shares of Common Stock could be sold by the Selling Stockholders by one or more of the following methods:

         - block trades in which the broker or dealer so engaged will attempt to sell the shares of the Common Stock as agent, but may position and resell a portion of the block as principal, in order to facilitate the transaction;

         - purchases by a broker or dealer as principal and the resale by the broker or dealer for its account pursuant to this Prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         -        privately negotiated transactions;

         -        through the writing of options on the shares;

         - market sales, both long and short, to the extent permitted under the federal securities laws; and

         -        a combination of any of these methods of sale.

         When selling the Common Stock, the Selling Stockholders may enter into hedging or other types of transactions with third parties. For example, the Selling Stockholders may:

         - enter into transactions involving short sales of the Common Stock by broker-dealers;

         - sell Common Stock short themselves and redeliver such shares to close out their short positions;

         - enter into options or other types of transactions that require the Selling Stockholder to deliver Common Stock to a broker-dealer, who will then resell or transfer the Common Stock under this Prospectus; or

         - loan or pledge the Common Stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The Selling Stockholders may also sell the shares through an underwriter or directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions, discounts or concessions for their services from the Selling Stockholders or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares of Common Stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares of Common Stock at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to purchasers at a price per share which may be below the then market price.

         The Selling Stockholders and any broker-dealer or agent involved in the sale or resale of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In such event, a portion of any proceeds of sale and the broker-dealers' or agents' commissions, discounts or concessions may be deemed to be underwriting commissions under the Securities Act.

         In addition to selling their Common Stock under this Prospectus, the Selling Stockholders may:

         - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the Common Stock, including liabilities arising under the Securities Act;

         - transfer their Common Stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         - sell their Common Stock under Rule 144 of the Securities Act rather than under this Prospectus, if the transaction meets the requirements of Rule 144.

         The Company has informed the Selling Stockholders that the provisions of the Securities Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, may apply to the offer and sale of their shares included in this Prospectus. The Selling Stockholders have agreed to comply with all applicable federal and state securities laws applicable to the offer and sale of shares included in the Registration Statement of which this Prospectus is a part, including without limitation the provisions of Regulation M.


                          DESCRIPTION OF CAPITAL STOCK

         The following summary of certain provisions of the Company's capital stock describes all material provisions, but does not purport to be complete and is subject to, and qualified in its entirety by, the Company's Articles of Incorporation and Bylaws that are included as exhibits to the Registration Statement of which this Prospectus is a part and by the provisions of applicable law.

         The Company's authorized capital stock consists of: (i) 10,000,000 shares of Common Stock, par value $.001 per share, of which 4,519,336 shares were issued and outstanding as of October 23, 2000, excluding 517 contingently issuable shares held by an escrow agent; and (ii) 11,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), none of which are issued and outstanding as of October 23, 2000.

COMMON STOCK

         Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means generally that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any persons to the board of directors. The holders of Common Stock have no preemptive or other subscription or conversion rights with respect to any stock issued by the Company. The Common Stock is not subject to redemption, and the holders thereof are not liable for further calls or assessments. All shares of Common Stock participate equally in dividends when and as declared by the board of directors out of funds legally available therefor. The Company has never paid dividends on the Common Stock and does not anticipate paying any dividends in the foreseeable future.

         In the event of the liquidation, distribution or sale of assets, dissolution or winding up of the Company's affairs, all of its tangible and intangible assets remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the Common Stock, subject to prior rights of holders of Preferred Stock then outstanding, if any.

PREFERRED STOCK

         Pursuant to the Company's Articles of Incorporation, the Company's board of directors is authorized, without further action by the Company's stockholders, to issue shares of the Preferred Stock in series, and to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series of Preferred Stock includes, without limitation, determination of the following: (i) the number of shares constituting the series and distinctive designation of the series; (ii) the dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates and the relative rights of priority, if any, of payments of dividends on shares of the series; (iii) whether the series will have voting rights, and if so, the terms of the voting rights; (iv) whether the series will have conversion privileges, and, if so, the terms and conditions of the conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines; (v) whether or not the shares of the series will be redeemable, and if so, the terms and conditions of redemption, including the date or dates and the amount per share payable in case of redemption; (vi) whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and if so, the terms and amount of the sinking fund; (vii) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights or priority, if any, of payment of shares of the series; and (viii) any other relative terms, rights, preferences and limitations, if any, of the series as the board of directors may lawfully fix under the laws of the State of Florida as in effect at the time of the creation of such series.

         As of the date hereof, the Company does not have any fixed plans to designate any series of Preferred Stock or to issue shares of Preferred Stock, although there can be no assurance that it will not do so in the future. As a result, the Company could authorize the issuance of a series of Preferred Stock which would grant to holders preferred rights to the Company's assets upon liquidation, the right to receive dividends before dividends would be declared to holders of the Common Stock, and the right to the redemption of such shares, together with a premium, prior to the redemption of the Common Stock. In addition, issuance of shares of Preferred Stock by the Board of Directors could be utilized, under certain circumstances, as a method of discouraging unsolicited acquisition proposals and could delay, defer or prevent a change in control of the Company.

WARRANTS

         The number of shares offered pursuant to this Prospectus includes 1,201,175 shares of Common Stock issuable upon exercise of outstanding Warrants. The existence of the Warrants could have the effect of discouraging unsolicited acquisition proposals and their exercise could delay, defer or prevent a change in control of the Company.

VOTING AGREEMENT

         Pursuant to a Voting Agreement with Messrs. Sharma and Schwartz, LEG Partners III SBIC, L.P. has appointed Mr. Sharma, or in the event of his death or incapacity, Mr. Schwartz, as proxy to vote the 500,000 shares of Common Stock it owns in accordance with the Voting Agreement. See footnote (4) to the table of beneficial ownership included under the caption "PRINCIPAL STOCKHOLDERS - Beneficial Owners of More Than 5% of the Common Stock," for a description of the Voting Agreement. The existence of the Voting Agreement and the voting of the shares in accordance with such agreement could have the effect of delaying or deferring a change in control of the Company.

TRANSFER AGENT

         American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005, is the transfer agent for the Common Stock.

                                  LEGAL MATTERS

         The validity of the issuance of the Common Stock offered by this Prospectus is being passed upon for the Company by Levett Rockwood P.C., Westport, Connecticut.

                                     EXPERTS

         The audited consolidated financial statements of TBM Holdings, Inc. as of January 1, 2000 and for the fifty-two weeks ended January 1, 2000, the six months ended December 31, 1998 and the fifty-two weeks ended June 28, 1998, included in this Prospectus and elsewhere in the Registration Statement on Form SB-2 have been audited by Richard A. Eisner & Company, LLP, independent certified public accountants, as stated in their reports appearing herein and elsewhere in the Registration Statement of which this Prospectus is a part, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Long Reach Holdings, Inc. and subsidiary as of and for the years ended June 30, 1999 and 1998 and the financial statements of Lee Engineering Company, Inc. as of and for the years ended December 31, 1999 and 1998, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                        INDEMNIFICATION AGAINST LIABILITY

         The Company's Articles of Incorporation and Bylaws provide that the Company shall, to the maximum extent required or permitted by law, indemnify its directors, officers, employees or agents (and persons serving at the request of the Company as directors, officers, employees or agents of other organizations), against liability actually and reasonably incurred by such persons. "Liability" is defined to include obligations to pay a judgment, settlement, penalty, fine (including an excise tax payable with respect to any employee benefit plan) and expenses actually and reasonably incurred with respect to a proceeding.

         The Florida Business Corporation Act (the "Florida BCA") permits a Florida corporation to indemnify specified persons, including officers and directors, against liability in proceedings (other than a proceeding by, or brought derivatively on behalf of, the corporation), if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         In the case of a proceeding brought by the corporation, or derivatively on behalf of the corporation, the Florida BCA permits indemnification of specified persons, including officers and directors, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to a conclusion and which are reasonably incurred in connection with the defense or settlement of such proceeding, if the person seeking indemnity acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. If, however, the person seeking indemnity is adjudged to be liable in such a proceeding, the corporation may only indemnify such person to the extent that a court determines upon application that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity and then only for expenses as the court deems proper.

         A Florida corporation must indemnify any person who was successful on the merits in defense of any proceeding described above against expenses actually and reasonably incurred by such person in connection with the indemnified claim.

         The Florida BCA, however, prohibits indemnification if a judgment or other final adjudication establishes that the action, or failure to act, of a director, officer, employee or agent was material to the cause of action that was adjudicated and (i) constitutes a violation of criminal law (unless such director, officer, employee or agent had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful); (ii) bestows, directly or indirectly, an improper personal benefit upon such director, officer, employee or agent; (iii) in the case of a director, subjects such director to potential liability for certain unlawful distributions; or (iv) in the case of a derivative proceeding, exhibits a conscious disregard for the best interest of the corporation or willful misconduct.

         The Florida BCA permits a corporation to indemnify any of its officers, directors, employees and agents to a greater extent than that provided in the Florida BCA so long as such greater indemnity does not extend to those matters described in the preceding paragraph for which the Florida BCA prohibits indemnification.

         The Florida BCA and the Company's Bylaws permit the purchase of insurance on behalf of directors and officers against any liability asserted against them and incurred by them in their capacity as an officer or director, or arising out of their status as an officer or director, whether or not the corporation would have the power to indemnify or advance expenses to such director and/or officer against that liability under the Florida BCA. The Company maintains insurance for the benefit of its directors and officers, insuring such persons against certain liabilities, including liabilities arising under the federal securities laws.

         The Company has entered into indemnification agreements with each of its directors and executive officers, pursuant to which the Company has agreed to indemnify each of them against losses and expenses to the extent permitted by law for any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or attempted, or any of the foregoing alleged by any claimant, or any claim against any of them, in each case incurred by reason of his or her service as a director or officer, or both, of the Company or as a director or officer serving at the Company's request as a director or officer of a subsidiary of the Company (as defined) and that are not covered under the Company's or a subsidiary's Bylaws or directors' and officers' insurance policies maintained by the Company or under a separate indemnification agreement with a subsidiary. Among other exclusions, the Company shall not indemnify any person with respect to claims involving (i) receipt of a personal benefit to which the recipient is not entitled, (ii) the return of profits from the sale of securities as contemplated by

Section 16 of the Securities Exchange Act, or (iii) knowingly fraudulent, dishonest or willful misconduct.

         The Selling Stockholders whose shares of Common Stock are issued or issuable pursuant to the exercise of Warrants and which shares are being registered pursuant to this Prospectus have agreed to severally indemnify the Company and its directors and officers against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Securities Exchange Act or otherwise, arising from information furnished by or on behalf of such holders or their successors or assigns, for specific inclusion in the Registration Statement of which this Prospectus is a part.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              AVAILABLE INFORMATION

         The Company filed with the Securities and Exchange Commission the Registration Statement relating to the shares offered in this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information, reference is made to the Registration Statement. The statements made by the Company in this Prospectus regarding the content of any contract or other document are necessarily not complete, and readers may examine the copy of the contract or other document that was filed as an exhibit to the Registration Statement. All of the Company's statements about those contracts or other documents are qualified in their entirety by reference to the exhibits to the Registration Statement.

         The Company intends to furnish voluntarily to its stockholders an annual report containing audited financial statements of the Company and its consolidated subsidiary. The Registration Statement and the exhibits thereto, as well as copies of the Company's annual and quarterly reports, current reports, and other information are filed with the SEC. Such registration statements, reports and other information can be inspected and copied at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Avenue, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Company is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering,

Analysis and Retrieval ("EDGAR") system. The SEC maintains an Internet site at http://www.sec.gov that contains registration statements, reports and other information regarding registrants that file electronically through EDGAR with the SEC.

                         INDEX TO FINANCIAL STATEMENTS


Annual Report on Form 10-KSB for the fiscal year ended January 1, 2000:

TBM Holdings, Inc. Consolidated Financial Statements
Independent auditors' report..................................................F-5
Balance sheet as of January 1, 2000...........................................F-6
Statements of operations for the fifty-two weeks ended January 1,
           2000, six months ended December 31, 1998 and for the
           fifty-two weeks ended June 28, 1998................................F-7
Statements of stockholders' equity for the fifty-two weeks ended
           January 1, 2000, six months ended December 31, 1998 and
           for the fifty-two weeks ended June 28, 1998........................F-8
Statements of cash flows for the fifty-two weeks ended January 1,
           2000, six months ended December 31, 1998 and for the
           fifty-two weeks ended June 28, 1998................................F-9
Notes to financial statements.................................................F-10


Quarterly Report on Form 10-QSB for the quarter ended July 1, 2000

TBM Holdings, Inc. and Subsidiary Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets
           at July 1, 2000 and January 1, 2000 (audited)......................F-22
Unaudited Condensed Consolidated Statements of Operations
           for the three months and six months
           ended July 1, 2000 and June 30, 1999...............................F-23
Unaudited Condensed Consolidated Statements of Cash Flows
           for the six months ended July 1, 2000 and June 30, 1999............F-24
Notes to Unaudited Condensed Consolidated Financial Statements................F-25

Current Report on Form 8-K/A dated February 23, 2000, filed May 5, 2000

Consolidated Financial Statements of Long Reach Holdings, Inc. and Subsidiary
--------------------------
Independent Auditors' Report.....................................................F-34
Consolidated Balance Sheets at June 30, 1999 and 1998............................F-35
Consolidated Statements of Operations
        for the years ended  June 30, 1999 and 1998..............................F-38
Consolidated Statements of Stockholders' Equity and Comprehensive
        Loss for the years ended June 30, 1999 and 1998..........................F-39
Consolidated Statements of Cash Flows
        for the years ended June 30, 1999 and 1998...............................F-41
Notes to Consolidated Financial Statements.......................................F-43
Consolidated Balance Sheets as of January 1, 2000 and
        June 30, 1999 (Unaudited)................................................F-58
Consolidated Statements of Operations for the six months
        ended January 1, 2000 and 1999 (Unaudited)...............................F-60
Consolidated Statements of Cash Flows for the six
        months ended  January 1, 2000 and 1999 (Unaudited).......................F-61
Notes to Consolidated Financial Statements (Unaudited)...........................F-63

Current Report on Form 8-K/A dated May 16, 2000, filed July 31, 2000

Financial Statements of Lee Engineering Company, Inc.
--------------------------
Independent Auditors' Report.....................................................F-72
Balance Sheets as of December 31, 1999 and 1998..................................F-73
Statements of Operations and Retained Earnings
        for the years ended  December 31, 1999 and 1998..........................F-74
Statements of Cash Flows
        for the years ended December 31, 1999 and 1998...........................F-75
Notes to Financial Statements....................................................F-76
Balance Sheets as of April 1, 2000 (Unaudited) and
        December 31, 1999........................................................F-84
Statements of Operations and Retained Earnings (Deficit) for the
        three months ended April 1, 2000 and March 31, 1999 (Unaudited)..........F-85
Statements of Cash Flows for the three
        months ended April 1, 2000 and March 31, 1999 (Unaudited)................F-86
Notes to Unaudited Financial Statements..........................................F-87

                          Annual Report on Form 10-KSB
                            for the fiscal year ended
                                 January 1, 2000


TBM Holdings, Inc. Consolidated Financial Statements
Independent auditors' report......................................................F-5
Balance sheet as of January 1, 2000...............................................F-6
Statements of operations for the fifty-two weeks ended January 1,
           2000, six months ended December 31, 1998 and for the
           fifty-two weeks ended June 28, 1998....................................F-7
Statements of stockholders' equity for the fifty-two weeks ended
           January 1, 2000, six months ended December 31, 1998 and
           for the fifty-two weeks ended June 28, 1998............................F-8
Statements of cash flows for the fifty-two weeks ended January 1,
           2000, six months ended December 31, 1998 and for the
           fifty-two weeks ended June 28, 1998....................................F-9
Notes to financial statements.....................................................F-10

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
TBM Holdings, Inc.
Westport, CT


We have audited the accompanying balance sheet of TBM Holdings, Inc. as of January 1, 2000 and the related statements of operations, stockholders' equity and cash flows for the fifty-two weeks ended January 1, 2000, six months ended December 31, 1998 and the fifty-two weeks ended June 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of TBM Holdings, Inc. as of January 1, 2000, and the results of its operations, and its cash flows for the fifty-two weeks ended January 1, 2000, six months ended December 31, 1998 and the fifty-two weeks ended June 28, 1998 in conformity with generally accepted accounting principles.


Richard A. Eisner & Company, LLP

New York, New York
February 11, 2000

With respect to Note J
February 23, 2000

TBM HOLDINGS, INC.
BALANCE SHEET
JANUARY 1, 2000

ASSETS
Current assets:
    Cash and cash equivalents                                         $    12,064,049
    Prepaid expense                                                            10,544
                                                                      ---------------
       Total current assets                                                12,074,593

Other                                                                           7,980
                                                                      ---------------
                                                                      $    12,082,573
                                                                      ===============

LIABILITIES
Current liabilities:
    Accounts payable and accrued expenses                             $        66,947

Legal settlement                                                               80,000
                                                                      ---------------

                                                                              146,947
                                                                      ---------------

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock; 15,000,000 shares authorized; $.001 par value;
    no shares issued and outstanding
Common stock; 10,000,000 shares authorized; $.001 par value;
    2,601,000 shares issued and outstanding                                     2,601
Additional paid-in capital                                                 24,263,853
Accumulated deficit                                                       (12,330,828)
                                                                      ---------------

                                                                           11,935,626
                                                                      ---------------

                                                                      $    12,082,573
                                                                      ===============


See notes to financial statements

TBM HOLDINGS, INC.
STATEMENTS OF OPERATIONS

                                                       FIFTY-TWO                                          FIFTY-TWO
                                                         WEEKS                  SIX MONTHS                  WEEKS
                                                         ENDED                    ENDED                     ENDED
                                                       JANUARY 1,               DECEMBER 31,               JUNE 28,
                                                         2000                      1998                     1998
                                                      ------------             --------------            -----------

General and administrative expenses                    $ 445,705
                                                        --------

Other income:
    Gain on satisfaction of legal fees                   126,744
    Investment income                                    343,163
                                                         -------

       Total other income                                469,907
                                                         -------

Income from continuing operations                         24,202

Income (loss) from discontinued operations                14,791                 $(44,923)                $(373,589)
                                                          ------                 --------                 ---------

NET INCOME (LOSS)                                        $38,993                 $(44,923)                $(373,589)
                                                         =======                 ========                 =========

EARNINGS (LOSS) PER SHARE (NOTE B[5]):
    Basic and diluted:
       Income from continuing operations                  $  .02
       Income (loss) from discontinued operations            .01                   $(2.04)                  $(16.98)
                                                           -----                   ------                   -------

          Net income (loss)                                 $.03                   $(2.04)                  $(16.98)
                                                            ====                   ======                   =======


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    OUTSTANDING (NOTE B[5]):
       Basic                                           1,401,000                   22,000                    22,000
                                                       =========                   ======                    ======

       Potential common shares, issuable upon
          exercise of warrants                            63,000
                                                          ======

       Diluted                                         1,464,000                   22,000                    22,000
                                                       =========                   ======                    ======

See notes to financial statements

TBM HOLDINGS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          PREFERRED STOCK                         COMMON STOCK
                                                 --------------------------------        -------------------------------
                                                   NUMBER OF                               NUMBER OF
                                                    SHARES              AMOUNT              SHARES              AMOUNT
                                                 ------------        ------------        ------------        ------------

BALANCE - JUNE 30, 1997                             2,394,130        $      2,394              22,000        $         22
Net loss
                                                 ------------        ------------        ------------        ------------

BALANCE - JUNE 28, 1998                             2,394,130               2,394              22,000                  22
Net loss
                                                 ------------        ------------        ------------        ------------

BALANCE - DECEMBER 31, 1998                         2,394,130               2,394              22,000                  22
Cancellation of treasury shares and return
    of preferred stock                             (2,394,130)             (2,394)
Contributions to capital
Sale of common stock, net of costs                                                          2,546,000               2,546
Issuance and exercise of options                                                               33,000                  33
Net income
                                                 ------------        ------------        ------------        ------------

BALANCE - JANUARY 1, 2000                                   0        $          0           2,601,000        $      2,601
                                                 ============        ============        ============        ============


                                                  ADDITIONAL
                                                   PAID-IN           ACCUMULATED           TREASURY
                                                   CAPITAL             DEFICIT              STOCK               TOTAL
                                                 ------------       ------------        ------------        ------------

BALANCE - JUNE 30, 1997                          $ 11,582,873       $ (11,951,309)      $   (175,664)       $   (541,684)
Net loss                                                                 (373,589)                              (373,589)
                                                 ------------       -------------       ------------        ------------

BALANCE - JUNE 28, 1998                            11,582,873         (12,324,898)          (175,664)           (915,273)
Net loss                                                                  (44,923)                               (44,923)
                                                 ------------       -------------       ------------        ------------

BALANCE - DECEMBER 31, 1998                        11,582,873         (12,369,821)          (175,664)           (960,196)
Cancellation of treasury shares and return
    of preferred stock                               (173,270)                               175,664                   0
Contributions to capital                              517,865                                                    517,865
Sale of common stock, net of costs                 12,171,418                                                 12,173,964
Issuance and exercise of options                      164,967                                                    165,000
Net income                                                                 38,993                                 38,993
                                                 ------------       -------------       ------------        ------------

BALANCE - JANUARY 1, 2000                        $ 24,263,853       $ (12,330,828)      $          0        $ 11,935,626
                                                 ============       =============       ============        ============

See notes to financial statements

TBM HOLDINGS, INC.
STATEMENTS OF CASH FLOWS

                                                                 FIFTY-TWO          SIX MONTHS            FIFTY-TWO
                                                                WEEKS ENDED            ENDED             WEEKS ENDED
                                                                 JANUARY 1,         DECEMBER 31,          JUNE 28,
                                                                    2000               1998                 1998
                                                                ------------        ------------        ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                           $     38,993        $    (44,923)       $   (373,589)
    Adjustments to reconcile net income (loss) to net
        cash used in operating activities:
           Depreciation and amortization                               1,085                 506                 724
           Gain on satisfaction of legal fees                       (126,744)
           Changes in:
               Prepaid expense                                       (10,544)
               Other assets                                           (2,550)             19,258              (1,349)
               Accounts payable and accrued expenses                 (10,615)             19,887               8,503
                                                                ------------        ------------        ------------

                  Net cash used in operating activities             (110,375)             (5,272)           (365,711)
                                                                ------------        ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment, net                           (4,492)
                                                                ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of stock and exercise of options,
        net of costs                                              12,177,264
    Loans from stockholders                                                                2,000             338,479
                                                                ------------        ------------        ------------

                  Net cash provided by financing activities       12,177,264               2,000             338,479
                                                                ------------        ------------        ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              12,062,397              (3,272)            (27,232)
Cash and cash equivalents, beginning of period                         1,652               4,924              32,156
                                                                ------------        ------------        ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $ 12,064,049        $      1,652        $      4,924
                                                                ============        ============        ============

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
    Contribution of amount due to former officer
        to paid-in capital                                      $    517,865
    Issuance of options in full settlement of certain
        accounts payable                                        $    161,700

See notes to financial statements

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE A - THE COMPANY

TBM Holdings, Inc. (the "Company") is a holding company whose only current operations are its plans for acquisition of a manufacturing entity. The Company was formerly known as Specialty Retail Group, Inc., ("Specialty") a holding company that was engaged through its subsidiaries in the operation and franchising of retail specialty toy stores. Control of Specialty changed during June 1999 as a result of a capital infusion into the Company and sale of shares constituting 99% of the outstanding shares after such sale. As part of the recapitalization, the Company's stock was reverse split 1 for 412.92. Such reverse split is reflected retroactively throughout these financial statements. The only operations of Specialty prior to the change in control constituted maintaining a business office and complying with its reporting obligations as a publicly owned company.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]      BASIS OF CONSOLIDATION AND FINANCIAL STATEMENT PRESENTATION:

         The consolidated financial statements include the accounts of the Company and, through June 15, 1999, its subsidiaries, BBHI and SRG Management Corp., (wholly owned), neither of which had any operations. All significant intercompany balances and transactions have been eliminated in consolidation. Except as specifically noted, no adjustments have been made to revalue assets or liabilities. All operations of Specialty are reported as results of discontinued operations.

[2]      CASH EQUIVALENTS:

         Cash equivalents for purposes of reporting cash flows consisted principally of highly liquid debt instruments purchased with an original maturity of three months or less. Such accounts are carried at cost plus accrued interest, which approximates market.

[3]      STOCK OPTIONS:

         The Company, consistent with generally accepted accounting principles, accounts for stock options granted to employees pursuant to the intrinsic value method specified by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," whereunder compensation cost is not recognized as long as the exercise price of the option

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

         equals or exceeds the fair value of the underlying stock on the date of grant. The Company accounts for options granted to non-employees pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation", which requires that the fair value of stock options be measured on the date of grant using an applicable statistically-based, market-sensitive, financial model (see Note F).

[4]      INCOME TAXES:

         The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. Deferred income tax benefit or expense is measured by the change in deferred income tax assets or liabilities during the year. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

[5]      PER SHARE DATA:

         Per share data is calculated based on the weighted average number of shares of common stock outstanding during the period. The Company's outstanding stock options are excluded from the computations for periods in which there is a net loss as their effect would be antidilutive. The effect of 516 shares issuable pursuant to a settlement of litigation in August 1996 is not reflected as it is also antidilutive (see Note E[1]).

[6]      FISCAL YEAR:

         The Company previously adopted a 52/53 week fiscal year ending on the Sunday closest to June 30. Fiscal 1998 and 1997 consisted of 52 weeks. The Company changed its fiscal year to a twelve month reporting period and its year end to December 31 resulting in a short period beginning June 29, 1998 and ended December 31, 1998. In connection with an acquisition (Note J) the Company changed its fiscal year to a 52/53 week fiscal year ending

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

         on the Saturday closest to December 31. Such change has been reflected in these financial statements.

[7]      FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The carrying amounts of cash and accounts payable approximate fair value because of the short maturity of these items.

[8]      USE OF ESTIMATES:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE C - STOCKHOLDERS' EQUITY

[1]      REORGANIZATION:

         Immediately prior to the closing of the private placement on June 15, 1999, the former majority stockholder, in his capacity as sole director of the Company, authorized, and holders of a majority of the voting stock of the Company approved; (i) a 1 for 412.92 reverse stock split of the Company's common stock for stockholders of record as of June 15, 1999, and (ii) the contribution to capital of the Company's treasury shares. The reverse stock split reduced the number of outstanding shares from 9,084,238 to 22,000 shares. In addition, the Company changed its name from Specialty Retail Group, Inc. to TBM Holdings, Inc.

[2]      PRIVATE PLACEMENT:

         On June 15, 1999, the Company completed a private placement of its common stock pursuant to which the Company issued and sold 2,546,000 shares of common stock for $5.00 per share for aggregate gross proceeds of $12,730,000. The offering was made solely

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

         to accredited investors and the Company paid a placement agent fee of $30,000 and various other costs, see below. In connection with the private placement, the Company agreed to offer, with a first call option to one of the investors (the "Investor"), additional shares at the private placement price of $5.00 per share upon the Company's first acquisition of a business. The number of shares purchasable was limited to an overall maximum of 1,000,000 shares, except that the number of shares available to the Investor was limited to that number of shares which would bring said Investor's total holdings of Company stock to 25% on a fully diluted basis. See Note J for subsequent transactions.

[3]      PURCHASE AGREEMENT:

         The private placement was effectuated pursuant to a Stock Purchase and Reorganization Agreement (the "Purchase Agreement"). The Purchase Agreement was among the Company, the majority stockholder of the Company prior to the private placement, and Colt Services, Inc. and TBM Consulting Group, Inc. (the "Purchasers"). In connection with the Purchase Agreement, the Company issued to the Purchasers and their respective designees, warrants to purchase an aggregate of 20% (658,745 shares) of the Company's common stock at $5.00 per share on a fully diluted basis. The Company also paid the Purchasers from the proceeds of the offering an aggregate of $300,000 at closing for consulting services rendered in connection with transactions contemplated by the Purchase Agreement, as well as other costs of approximately $226,000, and the Company issued to the former majority stockholder and his designee, warrants to purchase an aggregate of 1% (32,937 shares) of the common stock at $5.00 per share on a fully diluted basis. See Note J for subsequent transactions.

[4]      CONTRIBUTIONS TO CAPITAL:

         The former majority stockholder and other related stockholders (i) contributed $517,865 of notes payable and related accrued interest payable to them to the capital of the Company and (ii) effected the contribution to capital of all outstanding Preferred Stock held by an affiliate.

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000


[5]      GAIN ON SATISFACTION OF LEGAL FEES:

         Certain of the Company's attorneys who were owed $288,444, agreed to accept options to purchase 33,000 shares of common stock exercisable at $0.10 per share as full payment of such amount (the options were effectively valued at $4.90 each). As a result, $126,744 has been recorded as other income in the statement of operations.

[6]      DISCONTINUED OPERATIONS:

         Prior to the completion of the Purchase Agreement, the only operations of the Company related to administration of its subsidiaries and the bankruptcy of a former subsidiary, maintaining a office, and continuing its filings with the Securities and Exchange Commission. The Company incurred minimal expenses during the period from January 1, 1999 through June 15, 1999 and negotiated with several creditors who accepted reduced payments in fulfillment of the Company's prior obligations. As a result, the Company recorded income from discontinued operations during the fifty-two weeks ended January 1, 2000. The Company dissolved the remaining subsidiaries prior to the completion of the Purchase Agreement.

NOTE D - RELATED PARTY TRANSACTIONS

[1]      DEMAND LOANS PAYABLE TO STOCKHOLDERS:

         In a prior year, the Company had received cash advances in the form of demand loans from three of its then stockholders bearing interest at 8% per annum. The total amount due to stockholders at December 31, 1998 was $517,865, including accrued interest of $50,614. In connection with the reorganization (see Note C), the amount due the stockholders was contributed to capital.

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE E - COMMITMENTS AND CONTINGENCIES

[1]      LEGAL SETTLEMENT - ISSUANCE OF COMMON STOCK:

         In a prior year, the Company was one of several defendants in a lawsuit with a former officer, director and stockholder of the Company who alleged, among other things, breach of contract, fraud, defamation, interference with stock transfer rights, breach of fiduciary duties by certain former officers of the Company, conspiracy to defraud, and interference with respect to a termination payment of $1,400,000 pursuant to an employment agreement with the Company. In August 1996, the Company settled this litigation without admitting liability by issuing an aggregate of 1,574 shares of the Company's common stock to the plaintiff and his designee.

         The Company also agreed to guarantee up to $160,000 for any shortfall from $650,000 realized upon the sale by the holders of all of the 1,574 shares. The Company may satisfy the guarantee by a cash payment or issuance to the holders of an additional 516 common shares currently being held by an escrow agent. Such shares have been issued, but are not included in the accompanying statements of stockholders' equity. The agreement further provides for the Company to receive 67% of the excess over $650,000, if any, of proceeds received by the plaintiff and his designee from market sales of the shares. In a prior year, the Company recognized an additional obligation of $80,000 related to the settlement arising from its agreement to guarantee the shortfall.

[2]      LEASE COMMITMENTS:

         The Company currently occupies office space under a sublease expiring January 31, 2001. Obligations under the sublease totaled $39,600 and $3,300 during the years ending December 31, 2000 and 2001, respectively. Rent expense, net of sublease income, approximated $12,600 for the fifty-two weeks ended January 1, 2000. There was no rent expense for the fifty-two weeks ended June 28, 1998 and six months ended December 31, 1998.

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE E - COMMITMENTS AND CONTINGENCIES  (CONTINUED)

[3]      CERTAIN AGREEMENTS:

         On June 17, 1999, the Company entered into a five year Consulting and Management Services agreement with one of its stockholders to provide consulting and management services in relation to both the Company's operations as a holding company and its planned operations in manufacturing. Such agreement calls for the stockholder making available certain of its employees to perform management services for the Company and to receive consulting services on a priority level for its planned operations.

         On June 17, 1999, the Company entered into a consulting agreement with one of its stockholders to provide various advisory services to the Company. Such agreement calls for payments of $150,000 a year, payable at the stockholder's request (and upon approval by the Company's Board of Directors), in cash or common stock of the Company, to begin following the Company's acquisition of a business. The agreement expires only when the stockholder or designated affiliates no longer maintain an equity interest in the Company and may be terminated by the Company upon a sale of all or substantially all of its assets or if control of the Company changes.

         On June 17, 1999, the Company entered into a consulting agreement with two of its stockholders to provide consulting services in connection with the Company's planned acquisition(s). Such agreement calls for the stockholders collectively to receive 1% of the enterprise value of any acquisition and/or 1% of the amount financed, if any; such payments are not to exceed $600,000 per acquisition and $600,000 per financing. Such compensation may be paid, at the stockholders' request (and upon approval by the Company's Board of Directors), in common stock of the Company and may be increased on a transaction by transaction basis at the discretion of the Company's Board of Directors. The agreement expires five years from the date of the first such acquisition and may be renewed annually thereafter.


NOTE F - STOCK OPTIONS AND WARRANTS

In December 1991 and October 1994, the Company established the 1991 Nonqualified Stock Option Plan and the 1994 Stock Option Plan (the "Plans") under which a total of 1,695 and 1,211 shares, respectively, of the Company's common stock could be issued to officers, directors,

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

employees and independent contractors of the Company upon the exercise of options granted under the Plans. The Plans are administered by a committee appointed by the Board of Directors (the "Committee"). The Committee has authority, subject to the terms of the Plans to determine the individuals to whom options may be granted, the exercise price and the number of shares of common stock subject to each option, the time or times during which all or a portion of each option may be exercised and certain other provisions of each option. As of January 1, 2000, an aggregate of 2,228 shares remain available for future grant of options under the Plans.

Nonqualified stock option activity has been as follows:

                                                                                             Weighted
                                                                                             Average
                                                                                             Exercise
                                                                     Number of                Price
                                                                      Shares                Per Share
                                                                    ----------             -----------

Outstanding and exercisable at June 28, 1997 and
    December 31, 1998                                                    1,646                $389.73

Granted                                                                 33,000                  $0.10

Exercised                                                              (33,000)                 $0.10
                                                                     ---------

Outstanding and exercisable at January 1, 2000                           1,646                $389.73
                                                                     =========

Pursuant to the Plans, the exercise price of shares is determined by the Committee at the time of grant but may not be less than the lesser of (i) the book value per share of common stock as of the end of the fiscal year of the Company immediately preceding the date of grant or (ii) 50% of the fair market value per share of common stock at the date of grant. The term of an option may not exceed 10 years from the date of grant. Unless otherwise determined by the Committee, options granted vest and become exercisable at a rate of at least 33-1/3% per year from the date of grant.

Of options granted prior to June 1999, 678 may be exercised until January 2003, 363 may be exercised until June 2003 and 605 may be exercised until October 2003. No options were granted during the fifty-two weeks ended June 28, 1998 or six months ended December 31, 1998.

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE F - STOCK OPTIONS AND WARRANTS  (CONTINUED)

The fair value of the 33,000 options granted (see Note C[5]) at the date of grant using the Black-Scholes model was $4.90 per share.

The fair value of the 691,682 warrants granted (see Note C[3]), all of which were outstanding at January 1, 2000, was $3.01 per share at the date of grant.


NOTE G - INCOME TAXES

The Company files a consolidated federal tax return including all of its subsidiaries. The Company has not yet filed its tax returns for the fifty-two weeks ended January 1, 2000.

At December 31, 1998, the Company has net operating loss carryforwards of approximately $3,300,000 available for federal and state income tax purposes expiring over the next five to fifteen years, depending on the jurisdiction. Such loss carryforwards give rise to a deferred tax asset of $1,452,000 at December 31, 1998, all of which is offset by an equivalent valuation allowance. The valuation allowance increased by $11,000 and $136,000 during the six months ended December 31, 1998 and fiscal 1998, respectively. As a result of the change in ownership described in Note C, the Company, as of January 1, 2000, in all material respects, will be unable to utilize its previously available net operating loss carryforwards in accordance with the provisions of Section 382 of the Internal Revenue Code.


NOTE H - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

No interest or income taxes were paid during the fifty-two weeks ended January 1, 2000, the six months ended December 31, 1998 or fiscal 1998.

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE I - EARNINGS PER SHARE

The following is the reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share:

                                                                         FIFTY-TWO            SIX              FIFTY-TWO
                                                                           WEEKS             MONTHS              WEEKS
                                                                           ENDED             ENDED               ENDED
                                                                         JANUARY 1,       DECEMBER 31,          JUNE 28,
                                                                            2000              1998                1998
                                                                      ---------------  ------------------  ------------------
Numerator:
    Net income (loss)                                                   $    38,993       $   (44,923)        $ (373,589)
                                                                        ===========       ============        ===========

Denominator:
    Computation of basic earnings (loss) per share:
       Weighted average shares outstanding                                1,401,000             22,000             22,000
                                                                          =========            =======             ======

    Basic earnings (loss) per share                                     $      0.03       $     (2.04)        $   (16.98)
                                                                        ===========       ============        ===========

    Computation of diluted earnings (loss) per share:
       Weighted average shares outstanding                                1,401,000             22,000             22,000
        Potentially dilutive shares:
          Incremental shares issuable under warrants                         63,000(a)                (b)                (b)
                                                                          ---------                ---                ---

       Weighted average shares outstanding and
            available                                                     1,464,000             22,000             22,000
                                                                          =========             ======             ======

       Diluted earnings (loss) per share                                $      0.03       $     (2.04)        $   (16.98)
                                                                        ===========       ============        ===========

     (a) Shares issuable under options were not included in the computation of diluted earnings (loss) per share since the exercise prices of the options were greater than the average market price of the common shares.

     (b) Shares issuable under options and warrants were not included in the computation of diluted earnings (loss) per shares as the Company had a net loss and any effect would be anti-dilutive.

TBM HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS
JANUARY 1, 2000

NOTE J - SUBSEQUENT EVENTS

[1] On February 23, 2000, the Company completed an Agreement and Plan of Merger to acquire a manufacturing company. The aggregate consideration in respect of the acquisition was approximately $18,500,000, and was comprised of (i) a cash payment of $1,500,000, (ii) the issuance of 500,000 shares of the Company's common stock valued at $3,000,000, (iii) the assumption of subordinated notes of the acquired company to certain of its stockholders in the principal amount of $3,000,000, (iv) the assumption of the acquired company's indebtedness to its lender in the amount of approximately $11,000,000. As part of the transaction, certain real property will be carved out of the purchase and transferred to the sellers of the manufacturing company. Also, up to $2,000,000 of additional consideration may be required if net sales between $36,000,000 and $40,000,000 are achieved. Such acquisition is expected to be accounted for as a purchase and the excess of the purchase price over the fair value of the assets acquired will be recorded as goodwill and charged to expense over the period of benefit. The Company is presently determining the allocation of the purchase price in connection with this acquisition.

[2] On February 23, 2000, the Company completed a private placement of its common stock pursuant to which the Company issued and sold 916,667 shares of common stock for $6.00 per share for aggregate gross proceeds of $5,500,000. The offering was made solely to accredited investors. In addition, an investor who was granted an option to purchase shares under the June 1999 private placement (see Note C[2]) exercised their option to purchase 500,000 shares at $5.00 per share for aggregate gross proceeds of $2,500,000. In connection with these transactions, the Company paid an aggregate financing fee of $80,000 to two of its stockholders.

                       Quarterly Report on Form 10-QSB
                            for the quarter ended
                                 July 1, 2000


TBM Holdings, Inc. and Subsidiary Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheets
           at July 1, 2000 and January 1, 2000 (audited).................................................... F-22
Unaudited Condensed Consolidated Statements of Operations
           for the three months and six months
           ended July 1, 2000 and June 30, 1999............................................................. F-23
Unaudited Condensed Consolidated Statements of Cash Flows
           for the six months ended July 1, 2000 and June 30, 1999.......................................... F-24
Notes to Unaudited Condensed Consolidated Financial Statements.............................................. F-25

                      TBM HOLDINGS, INC. AND SUBSIDIARY
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                       JULY 1, 2000 AND JANUARY 1, 2000
               (In thousands, except share and per share data)

ASSETS                                                                                                                  JANUARY 1,
------                                                                                             JULY 1,                2000
                                                                                                    2000                (audited)
                                                                                                    ----                ---------
Current assets:
      Cash and cash equivalents                                                                   $   5,902             $  12,064
      Trade accounts receivable, net                                                                  7,042                     -
      Inventories, net                                                                                8,763                     -
      Prepaid expenses and other receivables                                                            391                    11
                                                                                                  ---------             ---------
               Total current assets                                                                  22,098                12,075
      Property, plant and equipment, net                                                              7,479                     -
      Goodwill, net                                                                                  11,935                     -
      Other assets                                                                                      252                     8
                                                                                                  ---------             ---------
               Total assets                                                                       $  41,764             $  12,083
                                                                                                  =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
      Trade accounts payable                                                                      $   3,985             $      67
      Current portion of long-term debt                                                                 360                     -
      Legal settlement                                                                                   80                    80
      Accrued expenses                                                                                2,423                     -
      Bank overdraft payable                                                                            317                     -
                                                                                                  ---------             ---------
               Total current liabilities                                                              7,165                   147
                                                                                                  ---------             ---------
Revolving credit loan                                                                                 7,570                     -
Long-term debt, excluding current portion                                                             5,053                     -
Other long-term liabilities                                                                              85                     -
Stockholders' equity:
      Common stock, $.001 par value.  Authorized 10,000,000 shares;
            4,519,337 and 2,601,000 shares issued and outstanding at
            July 1, 2000 and January 1, 2000 respectively                                                 5                     3
      Additional paid-in capital                                                                     35,262                24,264
      Accumulated other comprehensive loss - foreign currency
            translation adjustments                                                                     (34)                    -
      Accumulated deficit                                                                           (13,342)              (12,331)
                                                                                                  ---------             ---------
            Total stockholders' equity                                                               21,891                11,936
                                                                                                  ---------             ---------
Commitments and contingencies
       Total liabilities and stockholders' equity                                                 $  41,764             $  12,083
                                                                                                  =========             =========

See accompanying notes to unaudited condensed consolidated financial statements.

                        TBM HOLDINGS, INC. AND SUBSIDIARY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   PERIODS ENDED JULY 1,2000 AND JUNE 30, 1999
                 (In thousands, except share and per share data)


                                                             THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                             ------------------                         ----------------
                                                          JULY 1,         JUNE 30,                   JULY 1,          JUNE 30
                                                           2000             1999                      2000             1999
                                                           ----             ----                      ----             ----

Net Sales                                              $      10,243     $         -              $    13,898      $         -
Cost of Sales                                                  8,334               -                   10,941                -
                                                       -------------     -----------              -----------      -----------
        Gross Profit                                           1,909               -                    2,957                -

Selling, general and
   administration expenses                                     2,734               9                    3,785                9
                                                       -------------     -----------              -----------      -----------
        Operating loss                                          (825)             (9)                    (828)              (9)
Interest expense                                                 313               -                      412                -
Other income, net                                               (128)            (37)                    (260)             (37)
                                                       -------------     -----------              -----------      -----------
        Income (loss) before income taxes                     (1,010)             28                     (980)              28
Income tax expense                                                 9               -                       31                -
                                                       -------------     -----------              -----------      -----------
        Income (loss) from continuing
             operations                                       (1,019)             28                   (1,011)              28
Income (loss) from discontinued operations                         -              11                        -              (32)
                                                       -------------     -----------              -----------      -----------
        Net income (loss)                              $      (1,019)    $        39              $    (1,011)     $        (4)
                                                       =============     ===========              ===========      ===========
Basic and diluted income (loss) per share:
   Continuing operations                               $       (0.23)    $      0.06              $     (0.26)     $      0.12
   Discontinued operations                                         -            0.02                        -            (0.14)
                                                       -------------     -----------              -----------      -----------
                                                       $       (0.23)    $      0.08              $     (0.26)     $     (0.02)
                                                       =============     ===========              ===========      ===========

Weighted average shares outstanding                        4,517,667         446,333                3,908,377          234,167
                                                       =============     ===========              ===========      ===========


See accompanying notes to unaudited condensed consolidated financial statements.

                        TBM HOLDINGS, INC. AND SUBSIDIARY
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  PERIODS ENDED JULY 1, 2000 AND JUNE 30, 1999
                                 (In thousands)

                                                                                                             SIX MONTHS ENDED
                                                                                                             ----------------

                                                                                                        JULY 1,           JUNE 30,
                                                                                                         2000               1999
                                                                                                         ----               ----
Cash flows from operating activities:
     Net loss                                                                                            $ (1,011)         $     (4)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                                            379                 2
     Noncash interest expense                                                                                  58                 -
     Gain on forgiveness of debt                                                                                -               (24)

Changes in working capital components                                                                      (1,951)              (67)
                                                                                                         --------          --------
       Net cash used in operating activities                                                               (2,525)              (93)
                                                                                                         --------          --------

Cash flows from investing activities:
     Capital expenditures for property, plant and equipment, net                                              (58)                -
     Payment for acquisition of businesses, net of cash acquired                                          (13,285)                -
                                                                                                         --------          --------
       Net cash used in investing activities                                                              (13,343)                -
                                                                                                         --------          --------

Cash flows from financing activities:
     Change in bank overdraft payable                                                                        (748)                -
     Net borrowings under revolving credit loan                                                             2,488                 -
     Issuance of common stock                                                                               8,000            12,212
                                                                                                         --------          --------
       Net cash provided by financing activities                                                            9,740            12,212
       Effect of foreign currency translation on cash                                                         (34)                -
                                                                                                         --------          --------
       Net increase (decrease) in cash                                                                     (6,162)           12,119
Cash and cash equivalents, beginning of period                                                             12,064                 2
                                                                                                         --------          --------
Cash and cash equivalents, end of period                                                                 $  5,902          $ 12,121
                                                                                                         ========          ========

Supplemental cash flow disclosure:
     Cash paid for interest                                                                              $    387          $      -

Supplemental non cash disclosure:
     Common stock issued for acquisition                                                                 $  3,000          $      -

See accompanying notes to unaudited condensed consolidated financial statements.

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)



(1)  GENERAL; DESCRIPTION OF BUSINESS; SUMMARY OF SIGNIFICANT ACCOUNTING
     POLICIES

GENERAL

The condensed consolidated financial statements included herein have been prepared by TBM Holdings, Inc. (the "Company"), without audit, pursuant to rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly present such information. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These interim financial statements should be read in conjunction with the Company's most recently audited consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 1, 2000 (financial statements included herein on pages F-5 through F-20.

DESCRIPTION OF BUSINESS

The primary business of the Company, through the operations of its wholly-owned subsidiary, Long Reach Holdings, Inc. ("Long Reach"), and Long Reach's subsidiaries, Brudi Pacific Pty Ltd and Presto Lifts, Inc. ("Presto Lifts"), is the manufacturing and marketing of hydraulically activated material handling and ergonomic work positioning equipment in Houston, Texas; Pawtucket, Rhode Island; Little Rock, Arkansas; and Wingfield, South Australia. The Company markets the majority of its products through numerous material handling dealers in the U.S. and internationally. The Company's raw materials are readily available and the Company is not dependent on a single supplier or only a few suppliers of proprietary products and is not dependent on any one customer.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and Long Reach. All significant intercompany transactions have been eliminated in consolidation.

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)

USE OF ESTIMATES

Management of the Company has made a number of estimates and assumptions related to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

INVENTORY VALUATION

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

Depreciation of property, plant and equipment is calculated on the straight-line method, based on the estimated useful lives of the various assets, as follows:

                                                                 LIFE
                                                                 ----
                  Buildings and improvements                20  -  30 years
                  Machinery and equipment                    3  -  12 years
                  Furniture and fixtures                     7  -   8 years

Equipment held under capital leases is depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)

GOODWILL AND DEBT ISSUANCE COSTS

Goodwill is amortized on a straight-line basis over 20 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of this intangible asset will be impacted if estimated future operating cash flows are not achieved.

Debt issuance costs are being amortized over the life of the related debt and are included as a component of interest expense.

REVENUE RECOGNITION

Revenue is recognized at the time the product is shipped and ownership transfers to the customer.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the foreign subsidiary have been translated into United States dollars at the applicable rates of exchange in effect at the end of the period reported. Revenues and expenses have been translated at the applicable weighted average rates of exchange in effect during the period reported. Translation adjustments are excluded from the statements of operations and are reported as accumulated other comprehensive loss, as a separate component of stockholders' equity, until realized. Comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments. Any transaction gains and losses are included in the determination of net income
(loss).

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The Company believes that the carrying amounts of its current assets, current liabilities, revolving credit loan and long-term debt approximate the fair value of such items at July 1, 2000.

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)

(2) ACQUISITION

On February 23, 2000, the Company acquired Long Reach in a merger transaction pursuant to which Long Reach merged into a wholly-owned subsidiary of the Company (the "Surviving Corporation"). The aggregate consideration in respect of the acquisition was (1) $1,500 of cash, (2) the issuance of 500,000 shares of the Company's common stock valued at $6 per share, (3) the Surviving Corporation's issuance of $3,000 of new subordinated notes to refinance a portion of existing subordinated notes with certain shareholders of Long Reach and (4) the assumption by the Surviving Corporation of $10,921 of outstanding bank debt at the date of the acquisition. Additionally, new contingent subordinated notes will be issued to certain shareholders of Long Reach in an aggregate amount not to exceed $2,000 in the event that certain net sales targets are achieved in calendar year 2000. The subordinated notes are and, if issued, the contingent subordinated notes will be, guaranteed by the Company. The Company also incurred approximately $936 of costs directly attributable to the acquisition, of which $874 had been paid as of July 1, 2000. The acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition. Assets acquired and liabilities assumed consist primarily of accounts receivable, inventory, fixed assets, accounts payable and long-term debt.

On May 16, 2000, the Company, through its wholly-owned subsidiary, Long Reach, acquired Lee Engineering Company, Inc. ("Lee") pursuant to a stock purchase agreement. The acquisition was effected by Long Reach's purchase of all of the outstanding common stock of Lee from United Dominion Industries, Inc. for $7,383 of cash. The Company also incurred approximately $310 of costs directly attributable to the acquisition, all of which had been paid as of July 1, 2000. The acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition. Assets acquired and liabilities assumed consist primarily of accounts receivable, inventory, fixed assets, accounts payable and accrued expenses. Lee's name was changed to Presto Lifts, Inc. on May 22, 2000.

Results for the six months ended July 1, 2000 include the operating results of Long Reach for the period February 24, 2000 through July 1, 2000, and the operating results of Presto Lifts for the period May 16, 2000 through July 1, 2000, consolidated with the expenses incurred by the Company associated with maintaining a business office and complying with its reporting obligations as a public company.

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)


Set forth below is certain unaudited summary pro forma combined financial data of the Company for the six months ended July 1, 2000, and for the six months ended June 30, 1999, respectively, based upon historical information that has been adjusted to reflect the Company's acquisitions of Long Reach and Presto Lifts as if such transactions occurred at January 1, 1999. The unaudited summary pro forma combined financial data is based upon certain assumptions and estimates, and therefore does not purport to be indicative of the results that would actually have been obtained had the transaction been completed as of such date or indicative of future results of operations and financial position.

               Unaudited Summary Pro Forma Combined Financial Data

                                                                  Six Months Ended               Six Months Ended
                                                                    July 1, 2000                   June 30, 1999
                                                                    ------------                   -------------

           Net sales                                                 $   25,214                      $  28,726
           Loss from continuing operations                               (2,549)                          (743)
           Net loss                                                  $   (2,549)                     $    (775)
                                                                     ==========                      =========
           Basic and diluted income (loss) per share:
                   From continuing operations                        $    (0.65)                     $   (1.01)
                   From discontinued operations                              --                           (.05)
                                                                     ----------                      ---------
                   Net                                               $    (0.65)                     $   (1.06)
                                                                     ==========                      =========
           Basic and diluted weighted average
           shares outstanding                                         3,908,377                        734,167
                                                                     ==========                      =========

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)


(3) INVENTORIES

Inventory costs at July 1, 2000 are summarized as follows:

           Raw materials                              $3,962
           Work in process                             1,749
           Finished goods                              3,052
                                                      ------
           Total inventories                          $8,763
                                                      ======

(4) LONG-TERM DEBT AND REVOLVING CREDIT LOAN

Long-term debt at July 1, 2000 is summarized as follows:

           Note payable to bank, interest at the lender's prime rate plus 1.0%, due in monthly principal installments of $50 or $60 beginning January
           1, 2001, with final payment due March 31, 2003                                  $   2,500

           Notes payable to stockholders, interest at 0% through December 31,
           2000, 6% beginning January 1, 2001 through February 23, 2004, and
           Senior Debt Rate plus 2% thereafter until maturity on February 23, 2005             2,913
                                                                                           ---------
           Total long-term debt                                                            $   5,413
           Less current portion                                                                  360
                                                                                           ---------
           Long-term debt, excluding current portion                                       $   5,053
                                                                                           =========

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)

In connection with the acquisitions of Long Reach and Presto Lifts (see note 2), the Company amended Long Reach's revolving credit agreement and term loan with a bank. The amended credit agreement includes a revolving credit loan with a maximum commitment of $10,000, subject to borrowing base availability and other items, and a term loan of $2,500. Borrowings under the amended credit agreement accrue interest at the bank's prime rate (9-1/2% at July 1, 2000) plus 0.25% to 1% under differing circumstances. Subject to borrowing base limitations calculated on eligible inventory and accounts receivable, the revolving credit loan is due and payable on March 31, 2003. Additionally, a one-quarter percent fee per annum is paid to the bank for the unused portion of the revolving loan commitment. A closing fee of $125 was payable to the bank at the time of entering into the credit agreement in connection with the Long Reach acquisition. At July 1, 2000, the borrowing base availability for the revolving credit loan was determined to be $8,743, of which the Company had utilized $7,570.

The credit agreement, as amended, also provides that the term loan be repaid in principal installments of $60, payable on the first day of each month beginning January 1, 2001, and continuing through and including December 1, 2001, and $50, payable on the first day of each month beginning January 1, 2002, and continuing through March 31, 2003. The Company is required to meet certain financial covenants as defined in the credit agreement, as amended.

The $3,000 notes payable to stockholders were recorded at a discount at acquisition date and interest is being imputed at 6% using the interest method to reflect an effective interest rate over the life of the notes.

The notes payable to stockholders, the term loan and the revolving credit loan are secured by liens on substantially all of Long Reach's and Presto Lifts' assets. In addition, the amended credit agreement contains various restrictions, including restrictions relating to entering into certain activities, payment of dividends, investments, capital leases and purchases and sales of assets, and also requires compliance with certain financial ratios and minimum levels of working capital.

(5) STOCKHOLDERS' EQUITY

On February 23, 2000, the Company completed a private placement of its common stock, $.001 par value per share, pursuant to which it issued and sold an aggregate of 916,667 restricted shares at $6.00 per share, for aggregate proceeds to the Company of $5,500. In addition, a shareholder

                        TBM HOLDINGS, INC AND SUBSIDIARY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            PERIOD ENDED JULY 1, 2000
                 (In thousands, except share and per share data)

exercised an option to purchase 500,000 restricted shares of Common Stock at $5.00 per share, for aggregate proceeds to the Company of $2,500.

(6) EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share is computed by dividing net earnings (loss) by the weighted average number of shares outstanding during the period. If applicable, diluted earnings per common share is determined on the assumption that outstanding dilutive stock options and warrants have been exercised and the aggregate proceeds as defined were used to reacquire Company common stock using the average price of such common stock for the period. Because the Company reported a net loss for the six month periods ended July 1, 2000 and June 30, 1999, basic and diluted loss per common share are the same.

At July 1, 2000, there were 5,630 shares of common stock subject to stock options that were not included in the calculation of diluted loss per common share, because to do so would have been antidilutive.

On June 15, 1999, the Company effected a 1 for 412.92 reverse stock split. All shares and earnings (loss) per share data have been adjusted to reflect this reverse stock split.

(7) CONTINGENCIES

The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

                          Current Report on Form 8-K/A
                             dated February 23, 2000
                               (filed May 5, 2000)

Consolidated Financial Statements of Long Reach Holdings, Inc. and Subsidiary
--------------------------
Independent Auditors' Report................................................................................................ F-34
Consolidated Balance Sheets at June 30, 1999 and 1998....................................................................... F-35
Consolidated Statements of Operations
        for the years ended  June 30, 1999 and 1998......................................................................... F-38
Consolidated Statements of Stockholders' Equity and Comprehensive
        Loss for the years ended June 30, 1999 and 1998..................................................................... F-39
Consolidated Statements of Cash Flows
        for the years ended June 30, 1999 and 1998.......................................................................... F-41
Notes to Consolidated Financial Statements.................................................................................. F-43
Consolidated Balance Sheets as of January 1, 2000 and
        June 30, 1999 (Unaudited)........................................................................................... F-58
Consolidated Statements of Operations for the six months
        ended January 1, 2000 and 1999 (Unaudited).......................................................................... F-60
Consolidated Statements of Cash Flows for the six
        months ended  January 1, 2000 and 1999 (Unaudited).................................................................. F-61
Notes to Consolidated Financial Statements (Unaudited)...................................................................... F-63

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Long Reach Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Long Reach Holdings, Inc. and subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Long Reach Holdings, Inc. and subsidiary as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                                KPMG LLP


Houston, Texas
February 23, 2000

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                           Consolidated Balance Sheets

                             June 30, 1999 and 1998


ASSETS                                                                                 1999               1998
------                                                                                 ----               ----
Current assets:
         Cash                                                                    $       120,783    $       255,887
         Accounts receivable, net of allowance for doubtful accounts of
           $112,797 and $561,419 at June 30, 1999 and 1998, respectively               6,253,017          4,315,938
    Income tax receivable                                                                      -            882,337
    Inventories                                                                        9,008,340          9,141,009
    Prepaid expenses and other receivables                                               157,876            160,010
                                                                                 ---------------    ---------------

           Total current assets                                                       15,540,016         14,755,181
                                                                                 ---------------    ---------------

Property, plant and equipment, at cost                                                17,230,453         22,190,554
    Less accumulated depreciation                                                      7,485,767          8,227,516
                                                                                 ---------------    ---------------

           Net property, plant and equipment                                           9,744,686         13,963,038
                                                                                 ---------------    ---------------
Cost in excess of net assets of businesses acquired, net of accumulated amortization of $1,554,344 and $1,354,910 at June 30, 1999 and
    1998, respectively                                                                 5,564,210          5,763,644

Debt issuance costs                                                                      426,895            580,367

Other assets                                                                              84,927            124,675
                                                                                ----------------   ----------------
                                                                                $     31,360,734   $     35,186,905
                                                                                ================   ================

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                             June 30, 1999 and 1998

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
         Trade accounts payable                                                              $   4,454,183      $   3,976,187
         Accrued expenses                                                                        1,364,612          1,591,235
         Current portion of revolving credit loan                                                3,987,456          1,383,670
         Current portion of long-term debt                                                       6,501,817          3,414,753
         Current portion of other long-term liabilities                                                  -             10,770
         Net deferred tax liability                                                                167,872            102,428
         Bank overdraft payable                                                                    430,583            726,295
                                                                                          ----------------   ----------------
             Total current liabilities                                                          16,906,523         11,205,338
                                                                                          ----------------   ----------------
Revolving credit loan                                                                            3,200,000          5,739,662

Long-term debt, excluding current portion                                                        5,570,795         10,468,526

Other long-term liabilities                                                                         22,668                  -

Net deferred tax liability                                                                         547,721          2,045,163

Mandatory redeemable convertible Series D preferred stock,
    $10 par and liquidation value.  Authorized 250,000 shares;
    219,975 shares issued and outstanding                                                        2,322,387                  -

Mandatory redeemable warrants and common stock, $0.01 par value - 1,133,333 shares issued and outstanding
     at June 30, 1999 and 1998                                                                   1,868,871          1,868,871

Stockholders' equity:
         Series B preferred stock, $.01 par value, $.45 liquidation value.  Authorized 1,900,000 shares; 1,785,322 issued and
         outstanding  at June 30, 1999 and 1998                                                     17,853             17,853

         Series C preferred stock, $.01 par value, $.90 liquidation value.  Authorized 1,900,000 shares; 1,785,322 issued and
         outstanding at June 30, 1999 and 1998                                                      17,853             17,853

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                             June 30, 1999 and 1998

      Common stock, $.01 par value. Authorized 7,500,000 shares; 4,786,678 shares issued and outstanding at June 30, 1999 and 1998, of which
           1,133,333 shares are considered
           mandatory redeemable.                                                                   36,534             36,534

      Additional paid-in capital                                                                3,525,880          3,525,880

      Accumulated other comprehensive loss - foreign
           currency translation adjustments                                                      (154,679)          (194,750)

      Retained earnings (deficit)                                                              (2,521,672)           455,975
                                                                                         ----------------   ----------------
           Total stockholders' equity                                                             921,769          3,859,345

Commitments and contingencies
                                                                                         ----------------   ----------------
                                                                                             $ 31,360,734       $ 35,186,905
                                                                                         ================   ================

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                      Consolidated Statements of Operations

                       Years ended June 30, 1999 and 1998


                                                                   1999                   1998
                                                                   ----                   ----
Revenue                                                        $ 39,439,273           $ 41,239,191

Cost of sales                                                    32,465,698             31,639,145
                                                               ------------           ------------
           Gross profit                                           6,973,575              9,600,046

Selling, general and administrative expenses                     10,687,531              9,872,594
Nonrecurring expenses                                                     -              2,230,121
                                                               ------------           ------------
           Operating loss                                        (3,713,956)            (2,502,669)

Interest expense                                                  2,017,348              2,190,202

Other income, net                                                (1,544,724)              (190,148)
                                                               ------------           ------------
           Loss before federal and state income taxes            (4,186,580)            (4,502,723)
                                                               ------------           ------------

Federal and state income tax expense (benefit):
    Current                                                         100,428               (793,646)
    Deferred                                                     (1,431,998)              (636,050)
                                                               ------------           ------------
                                                                 (1,331,570)            (1,429,696)
                                                               ------------           ------------
           Net loss                                            $ (2,855,010)          $ (3,073,027)
                                                               ============           ============

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

     Consolidated Statements of Stockholders' Equity and Comprehensive Loss

                       Years ended June 30, 1999 and 1998


                                                    SERIES B                      SERIES C
                                                PREFERRED STOCK                PREFERRED STOCK                 COMMON STOCK
                                          --------------------------     ----------------------------   ---------------------------
                                             SHARES        AMOUNT           SHARES         AMOUNT         SHARES        AMOUNT
                                          -----------   ------------     ------------   -------------   ------------  -------------
Balances at June 30, 1997                  1,785,322       $  17,853       1,785,322       $  17,853       3,653,345       $  36,534

Dividends on preferred stock                       -               -               -               -               -               -

Comprehensive loss:
     Net loss                                      -               -               -               -               -               -
     Foreign currency
         translation adjustments                   -               -               -               -               -               -

           Total comprehensive loss
                                           ---------       ---------       ---------       ---------       ---------       ---------

Balances at June 30, 1998                  1,785,322          17,853       1,785,322          17,853       3,653,345          36,534

Dividends on mandatory redeemable
     Series D preferred stock                      -               -               -               -               -               -

Comprehensive income (loss):
     Net loss                                      -               -               -               -               -               -
     Foreign currency
         translation adjustments                   -               -               -               -               -               -

            Total comprehensive loss
                                           ---------       ---------       ---------       ---------       ---------       ---------
Balances at June 30, 1999                  1,785,322       $  17,853       1,785,322       $  17,853       3,653,345       $  36,534
                                           =========       =========       =========       =========       =========       =========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

     Consolidated Statements of Stockholders' Equity and Comprehensive Loss
                                  (continued)

                       Years ended June 30, 1999 and 1998

                                                             ACCUMULATED
                                            ADDITIONAL          OTHER              RETAINED
                                              PAID-IN        COMPREHENSIVE         EARNINGS
                                              CAPITAL            LOSS              (DEFICIT)            TOTAL
                                            -------------   ---------------      --------------      -----------
Balances at June 30, 1997                   $ 3,525,880        $         -        $ 3,649,516        $ 7,247,636

Dividends on preferred stock                          -                  -           (120,514)          (120,514)

Comprehensive loss:
     Net loss                                         -                  -         (3,073,027)        (3,073,027)
     Foreign currency
         translation adjustments                      -           (194,750)                 -           (194,750)


                                                                                                     -----------
             Total comprehensive loss                                                                 (3,267,777)
                                            -----------        -----------        -----------        -----------

Balances at June 30, 1998                     3,525,880           (194,750)           455,975          3,859,345

Dividends on mandatory redeemable
     Series D preferred stock                         -                  -           (122,637)          (122,637)

Comprehensive income (loss):
     Net loss                                         -                  -         (2,855,010)        (2,855,010)
     Foreign currency
        translation adjustments                       -             40,071                  -             40,071

                                                                                                     -----------
            Total comprehensive loss                                                                  (2,814,939)
                                            -----------        -----------        -----------        -----------
Balances at June 30, 1999                   $ 3,525,880        $  (154,679)       $(2,521,672)       $   921,769
                                            ===========        ===========        ===========        ===========

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                       Years ended June 30, 1999 and 1998

                                                                                                1999                1998
                                                                                                ----                ----
Cash flows from operating activities:
    Net loss                                                                               $ (2,855,010)       $ (3,073,027)
    Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
        Depreciation                                                                          1,501,736           1,626,146
        Amortization                                                                            429,114             561,356
        Deferred income taxes                                                                (1,431,998)           (636,050)
        (Gain) loss on sale of property, plant and equipment                                   (938,358)             53,765
        Changes in assets and liabilities, net of effects of acquisition:
           Accounts receivable, net                                                          (1,937,079)              8,310
           Inventories                                                                          132,669          (1,600,008)
           Prepaid expenses and other receivables                                               916,976              13,024
           Other assets                                                                          39,748             113,521
           Trade accounts payable                                                               477,996             881,524
           Accrued expenses                                                                    (105,637)         (1,320,150)
                                                                                        ---------------    ----------------

                  Net cash used in operating activities                                      (3,769,843)         (3,371,589)
                                                                                        ---------------    ----------------

Cash flows from investing activities:
    Capital expenditures for property, plant and equipment, net                              (1,583,941)         (2,422,891)
    Proceeds from sale of property, plant and equipment,
      net of selling costs                                                                    5,159,032               53,765
                                                                                        ---------------    ----------------

                  Net cash provided by (used in) investing activities                         3,575,091          (2,369,126)
                                                                                        ---------------    ----------------

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY

                       Years ended June 30, 1999 and 1998

Cash flows from financing activities:
    Change in bank overdraft payable                                                              (295,712)              1,022
    Net borrowings under revolving credit loan                                                      64,124           5,313,171
    Borrowings under long-term debt                                                              5,341,162           1,575,000
    Principal payments on long-term debt                                                        (7,151,829)         (1,183,441)
    Debt issuance costs                                                                           (108,713)            (29,279)
    Proceeds from issuance of Series D preferred stock                                           2,199,750                  --
    Payment of dividends on preferred stock                                                             --             (60,257)
                                                                                           ---------------    ----------------
                  Net cash provided by financing activities                                         48,782           5,616,216
                                                                                           ---------------    ----------------

                  Effect of foreign currency translation on cash                                    10,866             (68,631)
                                                                                           ---------------    ----------------

                  Net decrease in cash                                                            (135,104)           (193,130)

Cash at beginning of year                                                                          255,887             449,017
                                                                                           ---------------    ----------------
Cash at end of year                                                                         $      120,783     $       255,887
                                                                                           ===============    ================
Supplemental disclosure of cash flow information:
    Cash paid during the year for interest                                                  $    2,071,782     $     1,963,020
    Cash paid during the year for income taxes                                                          --             351,040
                                                                                           ===============    ================
Supplemental disclosure of noncash activities:
    Accrual of mandatory redeemable Series D preferred stock dividend                       $      122,637     $            --
    Accrual of Series B and Series C preferred stock dividend                                           --              60,257
                                                                                           ===============    ================

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The primary business of Long Reach Holdings, Inc. and subsidiary (the Company) is the manufacturing and marketing of hydraulically activated material handling equipment in Houston, Texas; Little Rock, Arkansas; and Wingfield, South Australia. The Company markets the majority of its products through numerous material handling dealers in the U.S. and internationally. The Company's raw materials are readily available and the Company is not dependent on a single supplier or only a few suppliers of proprietary products and is not dependent on any one customer. On February 23, 2000, the Company completed a merger with a wholly-owned subsidiary of TBM Holdings, Inc. (TBM Merger) (see note 11).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Long Reach Holdings, Inc. and its wholly-owned subsidiary, Brudi Pacific Pty Ltd. All significant intercompany transactions have been eliminated in consolidation.

RECLASSIFICATION

Certain amounts previously reported in the financial statements have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

Management of the Company has made a number of estimates and assumptions related to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

INVENTORY VALUATION

Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

Depreciation of property, plant and equipment is calculated on the straight-line method, based on the estimated useful lives of the various assets, as follows:

                                                                LIFE
         Buildings and improvements                         25  -  30 years
         Machinery and equipment                             5  -  12 years
         Furniture and fixtures                                     8 years

Equipment held under capital leases is depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

COMPREHENSIVE INCOME (LOSS)

On July 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components. Comprehensive income (loss), consisting of net income (loss) and foreign currency translation adjustments, is presented in the consolidated statements of stockholders' equity and comprehensive loss. SFAS No. 130 does not affect the Company's financial position or results of operations. Prior year consolidated financial statements have been reclassified to conform to the requirements of SFAS No. 130.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

COST IN EXCESS OF NET ASSETS OF BUSINESSES ACQUIRED AND DEBT ISSUANCE
COSTS

The cost in excess of net assets of businesses acquired is being amortized on a straight-line basis over 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of this intangible asset will be impacted if estimated future operating cash flows are not achieved.

Debt issuance costs are being amortized over the life of the related debt and are included as a component of interest expense.

REVENUE RECOGNITION

Revenue is recognized at the time the product is shipped.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the foreign subsidiary have been translated into United States dollars at the applicable rates of exchange in effect at the end of the period reported. Revenues and expenses have been translated at the applicable weighted average rates of exchange in effect during the period reported. Translation adjustments are excluded from the statement of operations and are reported as accumulated other comprehensive loss, as a separate component of stockholders' equity until realized. Any transaction gains and losses are included in net income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The Company believes that the carrying amounts of its current assets, current liabilities, revolving credit loan and long-term debt approximate the fair value of such items at June 30, 1999 and 1998.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

(2)      INVENTORIES

Inventory costs at June 30, 1999 and 1998 are summarized as follows:

                                                                             1999                   1998
                                                                             ----                   ----
                        Raw materials                                    $ 4,599,682             $ 5,160,729
                        Work in process                                    1,474,966               1,238,855
                        Finished goods                                     3,490,677               3,114,830
                        LIFO reserve                                        (556,985)               (373,405)
                                                                         -----------            ------------
                        Total inventories                                $ 9,008,340             $ 9,141,009
                                                                         ===========            ============

(3)      PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment costs at June 30, 1999 and 1998 are summarized as follows:

                                                                            1999                   1998
                                                                            ----                   ----
                        Land                                            $    860,674            $  1,533,875
                        Buildings and improvements                         4,112,377               7,550,503
                        Machinery and equipment                            9,802,223               9,370,346
                        Furniture and fixtures                             2,321,926               2,281,481
                        Construction in progress                             133,253               1,454,349
                                                                      --------------          --------------
                                                                        $ 17,230,453            $ 22,190,554
                                                                      ==============          ==============

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

During 1998, the Company consolidated its Ridgefield, Washington manufacturing operations into the Houston, Texas and Little Rock, Arkansas operations. In connection with this restructuring, the Company had been marketing the Ridgefield land and building for sale. On January 15, 1999, the Company completed the sale of the Ridgefield, Washington land and building for approximately $5.4 million. Proceeds of approximately $5.1 million, net of selling costs were used to pay down the revolving credit loan and note payable to bank and for working capital and general corporate purposes. The Company realized a gain on the sale of approximately $0.9 million, which is included in other income for the year ended June 30, 1999.

In connection with the TBM Merger as discussed in note 11, land and buildings with a net book value of approximately $1,500,000 were distributed to certain holders of equity interest in the Company.

(4)        LONG-TERM DEBT AND REVOLVING CREDIT LOAN

Long-term debt at June 30, 1999 and 1998 is summarized as follows:

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

                                                                                        1999                    1998
                                                                                        ----                    ----
             Note payable to bank, due in monthly                                    $   4,850,000            $           -
                          principal installments of $51,196,
                          beginning August 1, 1999, plus interest
                          at the lender's prime rate plus 0.75%, with
                          final payment due April 20, 2002
             Note payable to bank, due in monthly                                                -                7,130,000
                          principal installments of $90,000 beginning
                          August 1, 1996, plus interest at lender's
                          prime rate plus 1.5%, with final payment
                          due December 31, 1998
             Notes payable to stockholders, interest                                     5,955,000                5,955,000
                          at 12% paid monthly, due in monthly
                          principal installments of $187,500
                          beginning June 30, 2001, with final
                          payment due June 19, 2003
             Notes payable to stockholders, interest                                       620,000                  620,000
                          at 12% paid monthly, due in monthly
                          installments of $20,833 beginning June 30,
                          2001, with final payment due June 19, 2003
             Notes payable to stockholders, interest at                                    491,162                        -
                          12% paid monthly, due January 31, 2000
             Capital lease obligations, interest between                                   156,450                  178,279
                          5.7 - 14.25% due in monthly installments                  --------------           --------------

                                  Total long-term debt                                  12,072,612               13,883,279

             Less current portion                                                        6,501,817                3,414,753
                                                                                    --------------           --------------

                                  Long-term debt, excluding
                                  current portion                                    $   5,570,795            $  10,468,526
                                                                                    ==============           ==============

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

During fiscal year 1998 and through April 20, 1999, the Company had a revolving credit loan that contained a maximum limit of $7,500,000. The borrowing base was calculated as a percentage of eligible accounts receivable as defined in the agreement and a percentage of inventory. This revolving credit loan bore interest at the lender's prime rate plus 1.5% and expired June 19, 1999. At June 30, 1998, $7,123,332 was outstanding under the revolving credit loan and the Company was overdrawn on its borrowing base by $565,725. As of June 30, 1998, the Company was in default on numerous financial covenants on the revolving credit loan and notes payable to stockholders, and on April 20, 1999, entered into a new lending agreement to replace the revolving credit loan.

Effective April 20, 1999, the Company entered into a new credit agreement with a bank to replace the existing revolving credit loan and note payable to its existing lender. The new credit agreement includes a revolving credit loan with a maximum commitment of $8,000,000, subject to borrowing base availability and other items, and a term loan of $4,850,000. Interest accrues on borrowings through the new credit agreement at the bank's prime rate (7.75% at June 30, 1999) plus 0.50% to 0.75% under differing circumstances. Subject to borrowing base limitations calculated on eligible inventory and accounts receivable, the revolving credit loan is due and payable on April 20, 2002. Additionally, a one-quarter percent fee per annum is paid to the bank for the unused portion of the revolving loan commitment. A commitment fee of $47,500 was paid to the bank at the time of entering into the new credit agreement. At June 30, 1999, the borrowing base availability for the revolving credit loan was determined to be $7,668,254, of which the Company had utilized $7,187,456.

The new credit agreement requires the Company, among other provisions to: (1) maintain certain financial ratios and covenants, (2) maintain and assign to the bank, key man life insurance policies in the amount of $1 million on each of the Company's president and chief financial officer, (3) restrict dividend payments without the bank's approval and (4) pay an early termination fee in the event the credit agreement is terminated prior to its scheduled maturity. The credit agreement is secured by substantially all the assets of the Company.

At June 30, 1999, the Company was in default on numerous financial covenants under the new credit agreement and notes payable to stockholders. The Company obtained a forbearance agreement from the bank. However, at October 31, 1999, the Company was unable to comply with one of the financial covenants of the forbearance agreement. While the Company received a waiver of payment acceleration from holders of the notes payable to stockholders, no such waiver was received from the bank.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

In connection with the TBM Merger (see note 11), the Company amended its existing bank credit facility, which cured the default under the forbearance agreement. The Company, in connection with the TBM Merger, reduced the amount outstanding on its existing revolving loan and term loan to $3,200,000 and $2,500,000, respectively. Interest on the amended bank revolving credit loan accrues at the prime rate plus 0.25% to 1.00% under different circumstances. The revolving credit loan matures on March 31, 2003. The amendment also provides that the term loan be repaid in principal installments of $60,000, payable on the first day of each month beginning January 1, 2001, and continuing through and including December 1, 2001, and $50,000, payable on the first day of each month beginning January 1, 2002, and continuing through March 31, 2003. The Company is required to meet certain financial covenants as defined in the amendment.

Additionally, as discussed in note 11, $6.0 million of the subordinated debt was refinanced through the issuance of $3.0 million of new subordinated debt and 500,000 shares of TBM common stock valued at $6 per share.

All of the above notes and the revolving credit loan are secured by liens on substantially all of the Company's assets. In addition, the agreements contain various restrictions relating to entering into certain activities, payment of dividends, investments, capital leases, purchases and sales of assets, etc. and also require compliance with certain financial ratios and minimum levels of working capital.

The aggregate maturities of the Company's long-term debt and revolving credit loan at June 30, 1999 (after giving effect to the refinancing in the Merger with a wholly-owned subsidiary of TBM Holdings, Inc. discussed in note 11) are as follows:

             Year Ending
              June 30,
           ---------------
                2000                        $10,489,273
                2001                            427,789
                2002                            663,006
                2003                          4,680,000
                2004                                  -
           Thereafter                         3,000,000
                                           ------------
                                            $19,260,068
                                           ============

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

(5)      STOCKHOLDERS' EQUITY

During 1996, Long Reach Holding's Board restated the Company's Articles of Incorporation to authorize the issuance of 1,900,000 shares of Series B, 5% cumulative, preferred stock with a par value of $0.01 and 1,900,000 shares of Series C, 5% cumulative, preferred stock with a par value of $0.01. Series B shares have a face and liquidation value of $0.45, and Series C shares have a face and liquidation value of $0.90. At June 30, 1999 and 1998, preferred dividends in arrears amounted to $180,773 and $60,257, respectively. At June 30, 1999, $120,516 of dividends in arrears had not been declared by the board of directors and were therefore not accrued by the Company. The Company's agreement with its bank lender limits the payment of dividends.

On August 3, 1998, the Company issued 219,975 shares of Series D, 6% Mandatory Redeemable Convertible Preferred Stock (Series D) at a par value of $10.00 per share, together with warrants exercisable into an aggregate of 1,000,000 shares of common stock at a price of $1.50 per share. Proceeds of approximately $2,167,000, net of offering costs, were used for working capital and other general corporate purposes. Dividends on the Series D are fully cumulative and payable when, as, and if declared, in cash or shares of common stock (at a rate of $0.75 per share of common stock), at the option of the holder of the shares of Series D preferred stock. All of the Series D shall be redeemed upon the earlier of certain events, including a change in control, or July 31, 2001 at a redemption price of $10.00 per share plus any accumulated and unpaid dividends subject to the terms of certain agreements the Company has entered into with its lenders. If not redeemed on July 31, 2001, the dividend rate of the Series D will increase 1% on July 31, 2001 and shall continue to increase in increments of 1% annually until redeemed or the dividend rate increases to 10%. The Series D is convertible into 13.33 shares of the Company's common stock at the option of the holder. At June 30, 1999, $122,637 of dividends in arrears has been accrued by the Company and is included in mandatory redeemable preferred stock.

In connection with the August 3, 1998 issuance of the Series D, the Company granted a put option to certain shareholders who own common stock and warrants to purchase common stock of the Company. This put option gives the holders thereof the right to sell all or any part of their shares of common stock and warrants and shares of common stock issuable or issued upon the exercise of the warrants. The Company is not obligated to repurchase such securities until after the earliest to occur of (a) June 19, 2001, (b) a public offering of the Company's common stock, (c) a "change in control" as defined in the Note, Stock, and Warrant Purchase Agreement dated June 19, 1996 (Purchase Agreement) and in the Series B Purchase Agreement, or (d) the occurrence of certain events of default under the Purchase Agreement. If the put option is

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

exercised, the Company would have to pay the fair value per share as defined in the Series D Preferred Stock Agreement. Accordingly, at June 30, 1999 and 1998, the Company has classified the book value of the common stock, and warrants to purchase common stock, subject to the put options, outside of equity as Mandatory Redeemable Common Stock.

In connection with the TBM Merger (see note 11), each outstanding share of the Company's common and preferred stock, and all warrants, options and other rights to purchase the Company's common stock were canceled and extinguished.

(6)      INCOME TAXES

Income tax expense (benefit) for the years ended June 30, 1999 and 1998 consists of:

                                                            CURRENT                 DEFERRED                  TOTAL
                                                         ------------            ---------------          -----------
            Year ended June 30, 1999:
                  U.S. federal                            $        --               $(1,431,998)          $(1,431,998)
                  State and local                              (8,572)                       --                (8,572)
                  Foreign                                     109,000                        --               109,000
                                                          -----------               -----------           -----------
                                                          $   100,428               $(1,431,998)          $(1,331,570)
                                                          ===========               ===========           ===========
            Year ended June 30, 1998:
                  U.S. federal                            $  (881,741)              $  (636,050)          $(1,517,791)
                  State and local                                  95                        --                    95
                  Foreign                                      88,000                        --                88,000
                                                          -----------               -----------           -----------
                                                          $  (793,646)              $  (636,050)          $(1,429,696)
                                                          ===========               ===========           ===========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998


The reasons for the difference between the amount of tax expense (benefit) provided and the amount of tax expense (benefit) computed by applying the federal statutory income tax rate of 34% to income before income taxes, were as follows for the years ended June 30, 1999 and 1998:

                                                                                         1999                        1998
                                                                                         ----                        ----
                 Tax benefit at statutory rate                                       $ (1,423,437)               $ (1,530,925)
                 Goodwill amortization                                                     67,585                      67,585
                 State, local and foreign income taxes                                     66,283                      58,143
                 Other, net                                                               (42,001)                    (24,499)
                                                                                 ----------------            ----------------
                 Total benefit                                                       $ (1,331,570)               $ (1,429,696)
                                                                                 ================            ================

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1999 and 1998 are presented below:

                                                                              1999              1998
                                                                              ----              ----
                 Deferred tax assets:
                        Current portion:
                        Accounts receivable, due to
                             allowance for doubtful accounts            $    38,351        $   190,882
                        Vacation accrual                                     44,729             34,750
                        Warranty accrual                                     87,984             23,666
                        Inventories, due to uniform
                             capitalization rules                            24,548             44,846
                        Deferred compensation                                33,648                 --
                                                                        -----------        -----------
                                                                            229,260            294,144
                 Long-term portion:
                        Deferred compensation                                 5,139             10,677
                        Net operating loss carryforward                   1,224,747            889,676
                                                                        -----------        -----------
                             Total deferred tax assets                    1,459,146          1,194,497
                                                                        -----------        -----------
                 Deferred tax liabilities:
                        Current portion - inventories, due
                             to difference in the LIFO reserves            (397,132)          (396,572)
                        Long-term portion - property, plant
                             and equipment, due to difference in
                             depreciation                                (1,777,607)        (2,945,516)
                                                                        -----------        -----------
                             Total deferred tax liabilities              (2,174,739)        (3,342,088)
                                                                        -----------        -----------
                 Net deferred tax liability                                (715,593)        (2,147,591)
                        Less net current deferred tax liability            (167,872)          (102,428)
                                                                        -----------        -----------
                             Net long-term deferred tax liability       $  (547,721)       $(2,045,163)
                                                                        ===========        ===========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

The Company did not record a valuation allowance for deferred tax assets as of June 30, 1999 and 1998. In assessing whether deferred tax assets will be realized, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of those deductible differences. The amount of deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

At June 30, 1999, the Company had net operating loss carryforwards for federal income tax purposes of approximately $3,600,000 which are available to offset future federal taxable income, if any, through 2018.

(7)      EMPLOYEE BENEFIT PLANS

The Company has a savings and retirement plan (the Plan) that is available to all non-Brudi employees that choose to participate. The Company also established a savings and retirement plan for Brudi, Inc. employees (the Brudi Plan). The plans are defined contribution plans. The Plan provides for participant contributions which can be matched by Company contributions. The Company made contributions of $119,654 and $88,277 to the Plan for the years ended June 30, 1999 and 1998, respectively. The Company made contributions to the Brudi Plan of $-0- and $74,000 during 1999 and 1998, respectively. There were no Brudi, Inc. employees during 1999.

Effective June 30, 1999, the Company's Board of Directors amended the Brudi Plan to merge that plan into the Plan. The Brudi participants' balances immediately prior to the merger shall constitute the beginning balances in the Plan. Brudi participants will have the option to transfer their balances to the Plan or receive a lump sum payment of their participant balances. Brudi participant balances transferred to the Plan will be allocated between various funds available in the Plan based on Brudi participant elections.

The Company has implemented a self-insured employee medical plan under the 501(c)(9) trust provisions of the IRS. This plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. This plan provides health benefits to all employees that choose to participate. Employees pay specified premiums to the Company so that they and their eligible

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

dependents will be covered by the plan. The Company makes additional monthly contributions as necessary to meet claims cost in excess of the specified premiums. The plan agreement also provides that the Company make contributions equal to insurance premiums and administrative expenses of the plan. The Company's contributions to the self-insured employee medical plan amounted to approximately $541,000 and $178,000 for the years ended June 30, 1999 and 1998, respectively.

(8)      CONTINGENCIES

The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

(9)      WARRANTS

In connection with obtaining financing through the issuance of notes and preferred stock to stockholders, the Company has issued several classes of warrants. The warrants enable the holders to acquire approximately 8,991,000 shares of the common stock of the Company on a fully diluted basis. Exercise of approximately 3,885,000 of the warrants could be made for an insignificant amount. The remaining common stock warrants are exercisable at $1.50. Additionally, the Company has issued warrants to enable the holders to acquire 493,970 Series E preferred shares for $5.50 per share. It is expected that the Series E preferred stock will have a redemption value of $10 per share. In connection with the TBM Merger (see note 11), all warrants to purchase common stock were canceled and extinguished.

(10)     NONRECURRING EXPENSES

During 1998, as discussed in note 3, the Ridgefield, Washington operations were consolidated into the Houston, Texas and Little Rock, Arkansas operations. In connection with this restructuring, the Company incurred $2,230,121 in expenses for travel, recruiting, freight to transport capital equipment, and depreciation on the building while idle. These expenses have been shown in the statement of operations as a separate line item for the year ended 1998. The majority of these expenses were paid during 1998, and all had been paid as of June 30, 1999.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   Notes to Consolidated Financial Statements
                       Years ended June 30, 1999 and 1998

(11)     SUBSEQUENT EVENTS

ISSUANCE OF SUBORDINATED NOTES

In September 1999, the Company entered into Omnibus Amendment No. 3 to Financing Documents to provide financing totaling $740,000 through the issuance of additional 12% Subordinated Notes to several of its stockholders. The proceeds were used by the Company for working capital purposes.

MERGER WITH A WHOLLY-OWNED SUBSIDIARY OF TBM HOLDINGS, INC.

On February 23, 2000, the Company completed a merger with a wholly-owned subsidiary of TBM Holdings, Inc. (TBM), whereby such wholly-owned subsidiary of TBM will be the surviving corporation. The merger consideration consisted of (a) the payment of $1.5 million to the existing shareholders of the Company, (b) the assumption of all existing debt of the Company by the surviving corporation, (c) the surviving corporation's issuance of $3.0 million of new subordinated notes to refinance a portion of the existing subordinated notes with certain shareholders and (d) 500,000 shares of TBM common stock at $6 per share for repayment of the remaining $3.0 subordinated notes outstanding at the date of acquisition. Additionally, new contingent subordinated notes will be issued to certain preferred and common shareholders in an aggregate amount not to exceed $2.0 million in the event that certain net sales targets are achieved in calendar year 2000 as defined in the merger agreement. In connection with the TBM Merger, the Company transferred certain real property located in Little Rock, Arkansas to an affiliate of certain shareholders of the Company.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        JANUARY 1, 2000 AND JUNE 30, 1999
                 (In thousands, except share and per share data)

                                                                                                   JANUARY 1,           JUNE 30,
                                                                                                      2000                1999
                                                                                                ----------------       -----------
                                                                                                   (unaudited)
ASSETS
------

Current assets:
     Cash and Cash equivalents                                                                       $    164             $    121
     Trade accounts receivable, net                                                                     5,579                6,253
     Inventories                                                                                        7,002                9,008
     Prepaid expenses and other receivables                                                               166                  158
                                                                                                  -----------          -----------
           Total current assets                                                                        12,911               15,540
     Property, plant and equipment, net                                                                 9,290                9,745
     Goodwill, net                                                                                      5,466                5,564
     Other assets                                                                                         465                  512
                                                                                                  -----------          -----------
           Total assets                                                                              $ 28,132             $ 31,361
                                                                                                  ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
     Trade accounts payable                                                                          $  4,095             $  4,454
     Current portion of revolving credit loan                                                           3,638                3,987
     Current portion of long-term debt                                                                  7,439                6,502
     Accrued expenses                                                                                   1,704                1,365
     Net deferred tax liability                                                                            --                  168
     Bank overdraft payable                                                                               361                  431
                                                                                                  -----------          -----------
           Total current liabilities                                                                   17,237               16,907

Revolving credit loan, excluding current portion                                                        3,200                3,200
Long-term debt, excluding current portion                                                               5,500                5,571
Other long-term liabilities                                                                                39                   23
Net deferred tax liability                                                                                 --                  547

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (continued)
                        JANUARY 1, 2000 AND JUNE 30, 1999
                 (In thousands, except share and per share data)

Mandatory redeemable convertible Series D preferred stock, $10 par and liquidation value. Authorized 250,000 shares; 219,975 shares issued and
     outstanding                                                                      2,389           2,322
Mandatory redeemable warrants and common stock,
      $0.01 par value - 1,133,333 shares issued and
      outstanding                                                                     1,869           1,869
Stockholders' equity (deficit):
     Series B preferred stock, $0.01 par value, $.45
        liquidation value.  Authorized 1,900,000 shares;
        1,785,322 issued and outstanding                                                 18              18
     Series C preferred stock, $0.01 par value, $.90
        liquidation value.  Authorized 1,900,000 shares;
        1,785,322 issued and outstanding                                                 18              18
     Common stock, $.01 par value.  Authorized 7,500,000
        shares; 4,786,678 shares issued and outstanding of
        which 1,133,333 shares are considered mandatory
        redeemable                                                                       37              37
     Additional paid-in capital                                                       3,526           3,526
     Accumulated other comprehensive loss - foreign
        currency translation adjustments                                               (136)           (155)
     Accumulated deficit                                                             (5,565)         (2,522)
                                                                                   --------        --------
        Total stockholders' equity (deficit)                                         (2,102)            922
Commitments and contingencies                                                      --------        --------
        Total liabilities and stockholders' equity                                 $ 28,132        $ 31,361
                                                                                   ========        ========

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     PERIODS ENDED JANUARY 1, 2000 AND 1999
                                   (UNAUDITED)
                                 (In thousands)


                                                                                     SIX MONTHS ENDED
                                                                               ----------------------------
                                                                      JANUARY 1,                      JANUARY 1,
                                                                         2000                           1999
                                                                    ---------------               ----------------
Net Sales                                                               $ 19,071                      $ 19,106
Cost of Sales                                                             17,467                        16,166
                                                                        --------                      --------
           Gross Profit                                                    1,604                         2,940


Selling, general and administrative expenses                               4,479                         4,775
                                                                        --------                      --------
           Operating loss                                                 (2,875)                       (1,835)
Interest expense                                                             849                         1,093
Other income, net                                                            (72)                         (149)
                                                                        --------                      --------
           Loss before income taxes                                       (3,652)                       (2,779)
                                                                        --------                      --------
Income tax expense (benefit)                                                (676)                         (880)
                                                                        --------                      --------
           Net loss                                                     $ (2,976)                     $ (1,899)
                                                                        ========                      ========

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     PERIODS ENDED JANUARY 1, 2000 AND 1999
                                   (UNAUDITED)
                                 (In thousands)

                                                                                               SIX MONTHS ENDED
                                                                                               ----------------
                                                                                       JANUARY 1,                JANUARY 1,
                                                                                       ----------                ----------
                                                                                          2000                      1999
                                                                                          ----                      ----
Cash flows from operating activities:
    Net loss                                                                            $(2,976)               $(1,899)
Adjustments to reconcile net loss to net cash used
  in operating activities:
    Depreciation and amortization                                                           727                    983
    Deferred income taxes                                                                  (715)                  (953)
    Inventory obsolescence expense                                                        1,128                     --
    Bad debt expense                                                                        157                     51
    Gain on sale of property, plant and equipment                                           (10)                   (45)
Changes in working capital components                                                     1,528                  1,031
                                                                                        -------                -------
       Net cash used in operating activities                                               (161)                  (832)

Cash flows from investing activities -
    Capital expenditures for property, plant
    and equipment, net                                                                     (262)                (1,205)
Cash flows from financing activities:
    Change in bank overdraft payable                                                        (70)                   849
    Net borrowings under revolving credit loan                                             (349)                  (537)
    Borrowings under long-term debt                                                       1,016                    (14)
    Principal payments on long-term debt                                                   (150)                  (570)
    Proceeds from issuance of Series D preferred stock                                       --                  2,167
                                                                                        -------                -------
           Net cash provided by financing activities                                        447                  1,895
                                                                                        -------                -------
           Effect of foreign currency translation on cash                                    19                    (26)
                                                                                        -------                -------
           Net increase (decrease) in cash                                                   43                   (168)
                                                                                        -------                -------
Cash at beginning of period                                                                 121                    256
                                                                                        -------                -------
Cash at end of period                                                                   $   164                $    88
                                                                                        =======                =======

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                     PERIODS ENDED JANUARY 1, 2000 AND 1999
                                   (UNAUDITED)
                                 (In thousands)

Supplemental cash flow disclosure:
    Cash paid for interest                                                             $      844                $  1,038
    Cash paid for income taxes                                                         $       56                $     --
Supplemental non cash disclosure:
    Dividends on Series D preferred stock                                              $       67                $     54

See accompanying notes to consolidated financial statements.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)


(1)      GENERAL

The consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly present such information. Certain amounts previously reported in the consolidated financial statements have been reclassified to conform to the current year presentation. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting policies have been omitted pursuant to such rules and regulations. These interim financial statements should be read in conjunction with the Company's most recently audited consolidated financial statements included herein.

(2)      INVENTORIES

Inventory costs at January 1, 2000 and June 30, 1999 are summarized as follows:

                                                                  January 1,                June 30,
                                                                     2000                     1999
                                                                  ----------                ---------
                             Raw materials                           $ 3,226                  $ 4,600
                             Work in process                           1,050                    1,475
                             Finished goods                            3,289                    3,490
                             LIFO reserve                               (563)                    (557)
                                                                   ---------                ---------
                             Total inventories                       $ 7,002                  $ 9,008
                                                                   =========                =========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

(3)      LONG-TERM DEBT AND REVOLVING CREDIT LOAN

Long-term debt at January 1, 2000 and June 30, 1999 is summarized as follows:

                                                                                                         January 1,       June 30,
                                                                                                            2000            1999
                                                                                                            ----            ----
         Note payable to bank, due in monthly principal installments of $51, beginning August 1, 1999, plus interest at the lender's prime rate
         plus 0.75%, with final payment due April 20, 2002                                               $   4,748       $   4,850

         Notes payable to stockholders, interest at 12% paid monthly, due in monthly principal installments of $187 beginning June 30, 2001, with
         final payment due June 19, 2003                                                                     5,955           5,955

         Notes payable to stockholders, interest at 12% paid monthly, due in monthly principal installments of $21 beginning June 30, 2001, with
         final payment due June 19, 2003                                                                       620             620

         Notes payable to stockholders, interest at 12% paid monthly,
         due January 31, 2000                                                                                  491             491

         Notes payable to stockholders, interest at 12% paid monthly,
         due September 21, 2001                                                                                740              --

         Notes payable to stockholders, interest at 12% paid monthly,
         due October 31, 2001                                                                                  297              --

         Capital lease obligations, interest between 5.7 - 14.25%
         due in monthly installments                                                                            88             157
                                                                                                       -----------     -----------
                        Total long-term debt                                                             $  12,939       $  12,073
         Less current portion                                                                                7,439           6,502
                                                                                                       -----------     -----------
                        Long-term debt, excluding current portion                                        $   5,500       $   5,571
                                                                                                       ===========     ===========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

During fiscal year 1998 and through April 20, 1999, the Company had a revolving credit loan that contained a maximum limit of $7,500. The borrowing base was calculated as a percentage of eligible accounts receivable as defined in the agreement and a percentage of inventory. This revolving credit loan bore interest at the lender's prime rate plus 1.5% and expired June 19, 1999. At June 30, 1998, $7,123 was outstanding under the revolving credit loan and the Company was overdrawn on its borrowing base by $566. As of June 30, 1998, the Company was in default on numerous financial covenants on the revolving credit loan and notes payable to stockholders, and on April 20, 1999, entered into a new lending agreement to replace the revolving credit loan.

Effective April 20, 1999, the Company entered into a new credit agreement with a bank to replace the existing revolving credit loan and note payable to its existing lender. The new credit agreement includes a revolving credit loan with a maximum commitment of $8,000, subject to borrowing base availability and other items, and a term loan of $4,850. Interest accrues on borrowings through the new credit agreement at the bank's prime rate (7.75% at June 30, 1999) plus 0.50% to 0.75% under differing circumstances. Subject to borrowing base limitations calculated on eligible inventory and accounts receivable, the revolving credit loan is due and payable on April 20, 2002. Additionally, a one-quarter percent fee per annum is paid to the bank for the unused portion of the revolving loan commitment. A commitment fee of $48 was paid to the bank at the time of entering into the new credit agreement. At January 1, 2000 the borrowing base availability for the revolving credit loan was determined to be $7,347 of which the Company had utilized $6,838.

The new credit agreement requires the Company, among other provisions to: (1) maintain certain financial ratios and covenants, (2) maintain and assign to the bank, key man life insurance policies in the amount of $1,000 on each of the Company's president and chief financial officer, (3) restrict dividend payments without the bank's approval and (4) pay an early termination fee in the event the credit agreement is terminated prior to its scheduled maturity. The credit agreement is secured by substantially all the assets of the Company.

At June 30, 1999, the Company was in default on numerous financial covenants under the new credit agreement and notes payable to stockholders. The Company obtained a forbearance agreement from the bank. However, at October 31, 1999, the Company was unable to comply with one of the financial covenants of the forbearance agreement. While the Company received a

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

waiver of payment acceleration from holders of the notes payable to stockholders, no such waiver was received from the bank.

In September 1999, the Company entered into Omnibus Amendment No. 3 to Financing Documents to provide financing totaling $740 through the issuance of additional 12% Subordinated Notes to several of its stockholders. The proceeds were used by the Company for working capital purposes.

In connection with the TBM Merger (see note 7), the Company amended its existing bank credit facility, which cured the default under the forbearance agreement. Additionally, as discussed in note 7, $6,000 of the subordinated debt was refinanced through the issuance of $3,000 of new subordinated debt and 500,000 shares of TBM common stock valued at $6 per share. The Company, in connection with the TBM Merger, reduced the amount outstanding on its existing revolving loan and term loan to $3,200 and $2,500, respectively. Interest on the amended bank revolving credit loan accrues at the prime rate plus 0.25% to 1.0% under different circumstances. The revolving credit loan matures on March 31, 2003. The amendment also provides that the term loan be repaid in principal installments of $60, payable on the first day of each month beginning January 1, 2001, and continuing through and including December 1, 2001, and $50, payable on the first day of each month beginning January 1, 2002, and continuing through March 31, 2003. The Company is required to meet certain financial covenants as defined in the amendment.

All of the above notes and the revolving credit loan are secured by liens on substantially all of the Company's assets. In addition, the agreements contain various restrictions relating to entering into certain activities, payment of dividends, investments, capital leases, purchases and sale of assets, etc. and also require compliance with certain financial ratios and minimum levels of working capital.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

The aggregate maturities of the Company's long-term debt and revolving credit loan at January 1, 2000 (after giving effect to the refinancing in the TBM Merger discussed in note 7) are as follows:

                                          Year ending
                                          December 31,
                                          ----------------
                                             2000                            $ 11,077
                                             2001                                 720
                                             2002                                 600
                                             2003                               4,380
                                             2004                                  --
                                          Thereafter                            3,000
                                                                           ----------
                                                                             $ 19,777
                                                                           ==========

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

(4)      STOCKHOLDERS' EQUITY

During 1996, Long Reach Holdings' Board restated the Company's Articles of Incorporation to authorize the issuance of 1,900,000 shares of Series B, 5% cumulative, preferred stock with a par value of $0.01 and 1,900,000 shares of Series C, 5% cumulative, preferred stock with a par value of $0.01. Series B shares have a face and liquidation value of $0.45, and Series C shares have a face and liquidation value of $0.90. At January 1, 2000 and June 30, 1999, preferred dividends in arrears amounted to $241 and $181, respectively. At January 1, 2000, $181 of dividends in arrears had not been declared by the board of directors and were therefore not accrued by the Company. The Company's agreement with its bank lender limits the payment of dividends.

On August 3, 1998, the Company issued 219,975 shares of Series D, 6% Mandatory Redeemable Convertible Preferred Stock (Series D) at a par value of $10.00 per share, together with warrants exercisable into an aggregate of 1,000,000 shares of common stock at a price of $1.50 per share. Proceeds of approximately $2,167, net of offering costs, were used for working capital and other general corporate purposes. Dividends on the Series D are fully cumulative and payable when, as, and if declared, in cash or shares of common stock (at a rate of $0.75 per share of common stock), at the option of the holder of the shares of Series D. All of the Series D shall be redeemed upon the earlier of certain events, including a change of control, or July 31, 2001 at a redemption price of $10.00 per share plus any accumulated and unpaid dividends subject to the terms of certain agreements the Company has entered into with its lenders. If not redeemed on July 31, 2001, the dividend rate of the Series D will increase 1% on July 31, 2001 and shall continue to increase in increments of 1% annually until redeemed or the dividend rate increases to 10%. The Series D is convertible into 13.33 shares of the Company's common stock at the option of the holder. For the six months ended January 1, 2000, $67.0 of dividends in arrears has been accrued by the Company as an increase in mandatory redeemable convertible Series D preferred stock.

In connection with the August 3, 1998 issuance of the Series D, the Company granted a put option to certain shareholders who own common stock and warrants to purchase common stock of the Company. This put option gives the holders thereof the right to sell all or any part of their shares of common stock and warrants and shares of common stock issuable or issued upon the exercise of the warrants. The Company is not obligated to repurchase such securities until after the earliest to occur of (a) June 19, 2001, (b) a public offering of the Company's common stock, (c) a "change in control" as defined in the Note, Stock, and Warrant Purchase Agreement dated

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

June 19, 1996 (Purchase Agreement) and in the Series B Purchase Agreement, or
(d) the occurrence of certain events of default under the Purchase Agreement. If the put option is exercised, the Company would have to pay the fair value per share as defined in the Series D Preferred Stock Agreement. Accordingly, at January 1, 2000 and June 30, 1999, the Company has classified the book value of the common stock, and warrants to purchase common stock, subject to put options, outside of equity as mandatory redeemable common stock.

In connection with the TBM Merger (see note 7), each outstanding share of the Company's common and preferred stock, and all warrants, options and other rights to purchase the Company's common stock, were canceled and extinguished.

(5)      CONTINGENCIES

The Company is involved in claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position.

(6)      WARRANTS

In connection with obtaining financing through the issuance of notes and preferred stock to stockholders, the Company has issued several classes of warrants. The warrants enable the holders to acquire approximately 8,991,000 shares of the common stock of the Company on a fully diluted basis. Exercise of approximately 3,885,000 of the warrants could be made for an insignificant amount. The remaining common stock warrants are exercisable at $1.50. Additionally, the Company has issued warrants to enable the holders to acquire 493,970 Series E preferred shares for $5.50 per share. It is expected that the Series E preferred stock will have a redemption value of $10 per share. In connection with the TBM Merger (see note 7), all warrants to purchase common stock were canceled and extinguished.

                    LONG REACH HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          PERIOD ENDED JANUARY 1, 2000
                                   (UNAUDITED)
                (In thousands, except share and per share data)

(7)      SUBSEQUENT EVENT

Merger with a Wholly-owned Subsidiary of TBM Holdings, Inc.

On February 23, 2000, the Company completed a merger with a wholly-owned subsidiary of TBM Holdings, Inc. (TBM), whereby such wholly-owned subsidiary was the surviving corporation. The merger consideration consisted of (a) the payment of $1,500 to the existing shareholders of the Company, (b) the assumption of all existing debt of the Company by the surviving corporation, (c) the surviving corporation's issuance of $3,000 of new subordinated notes to refinance a portion of the existing subordinated notes with certain shareholders and (d) 500,000 shares of TBM common stock at $6 per share for repayment of the remaining $3,000 subordinated notes outstanding at the date of acquisition. Additionally, new contingent subordinated notes will be issued to certain preferred and common shareholders in an aggregate amount not to exceed $2,000 in the event that certain net sales targets are achieved in calendar year 2000 as defined in the merger agreement. In connection with the TBM Merger, the Company transferred certain real property located in Little Rock, Arkansas to an affiliate of certain shareholders of the Company.

                          Current Report on Form 8-K/A
                               dated May 16, 2000
                              (filed July 31, 2000)


Financial Statements of Lee Engineering Company, Inc.
--------------------------
Independent Auditors' Report................................................................................................ F-72
Balance Sheets as of December 31, 1999 and 1998............................................................................. F-73
Statements of Operations and Retained Earnings
        for the years ended  December 31, 1999 and 1998..................................................................... F-74
Statements of Cash Flows
        for the years ended December 31, 1999 and 1998...................................................................... F-75
Notes to Financial Statements............................................................................................... F-76
Balance Sheets as of April 1, 2000 (Unaudited) and
        December 31, 1999................................................................................................... F-84
Statements of Operations and Retained Earnings (Deficit) for the
        three months ended April 1, 2000 and March 31, 1999 (Unaudited)..................................................... F-85
Statements of Cash Flows for the three
        months ended April 1, 2000 and March 31, 1999 (Unaudited)........................................................... F-86
Notes to Unaudited Financial Statements..................................................................................... F-87

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Lee Engineering Company, Inc.:

We have audited the accompanying balance sheets of Lee Engineering Company, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lee Engineering Company, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                                KPMG LLP


Charlotte, North Carolina
June 2, 2000

                          LEE ENGINEERING COMPANY, INC.
         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)
                                 Balance Sheets
                           December 31, 1999 and 1998

ASSETS                                                                                               1999                 1998
------                                                                                               ----                 ----
Current assets:
 Trade accounts receivable, less allowance for doubtful
  accounts of  $57,535 and $68,800 for 1999 and 1998, respectively                               $    2,096,923          1,952,069
 Inventories (note 2)                                                                                 2,363,802          2,504,906
 Deferred income taxes (note 4)                                                                          73,694             79,458
 Prepaid expenses and other current assets                                                               34,207            117,582
                                                                                                ---------------      -------------
           Total current assets                                                                       4,568,626          4,654,015

Property, plant and equipment, net (note 3)                                                             683,203            751,930
Goodwill, net of accumulated amortization of $320,121 and
 $210,693 for 1999 and 1998, respectively                                                             4,048,661          4,158,089
Deferred income taxes (note 4)                                                                           79,378             74,017
                                                                                                ---------------      -------------
                                                                                                 $    9,379,868          9,638,051
                                                                                                ===============      =============
LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities:
 Bank overdraft                                                                                  $      146,080            141,066
 Accounts payable                                                                                     1,637,445          1,655,026
 Accrued liabilities                                                                                    473,060          1,233,685
                                                                                                ---------------      -------------
           Total liabilities                                                                          2,256,585          3,029,777

Stockholder's equity:
 Class A common stock; $1 par value; 1,000 shares issued
  and outstanding as of December 31, 1999 and 1998 (note 9)                                               1,000              1,000
 Additional paid-in-capital                                                                           7,551,094          7,551,094
 Retained (deficit) earnings                                                                           (167,490)           752,489
                                                                                                ---------------      -------------
                                                                                                      7,384,604          8,304,583

 Net transactions with parent                                                                          (261,321)        (1,696,309)
                                                                                                ---------------      -------------
           Total stockholder's equity                                                                 7,123,283          6,608,274

Commitments and contingencies (notes 5 and 8)
                                                                                                ---------------      -------------
           Total liabilities and stockholder's equity                                            $    9,379,868          9,638,051
                                                                                                ===============      =============

See accompanying notes to financial statements.

                          LEE ENGINEERING COMPANY, INC.
         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

            Statements of Operations and Retained Earnings (Deficit)

                     Years ended December 31, 1999 and 1998


                                                                               1999                                1998
                                                                              -------                             ------
Net sales                                                                   $ 16,833,797                         17,737,787
Cost of goods sold                                                            12,688,422                         12,979,559
                                                                            ------------                       ------------

           Gross profit                                                        4,145,375                          4,758,228

Selling, general and administrative expenses                                   5,281,551                          4,662,835
                                                                            ------------                       ------------
           (Loss) income from operations                                      (1,136,176)                            95,393

Other expenses                                                                   291,643                            430,422
                                                                            ------------                       ------------

           Loss before income taxes                                           (1,427,819)                          (335,029)

Income tax benefit (note 4)                                                      507,840                             82,016
                                                                            ------------                       ------------

           Net loss                                                             (919,979)                          (253,013)

Retained earnings at beginning of year                                           752,489                          1,005,502
                                                                            ------------                       ------------

Retained (deficit) earnings at end of year                                  $   (167,490)                           752,489
                                                                            ============                       ============

See accompanying notes to financial statements.

                          LEE ENGINEERING COMPANY, INC.
         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)
                            Statements of Cash Flows
                     Years ended December 31, 1999 and 1998

                                                                                    1999               1998
                                                                                    ----               ----
Net loss                                                                       $  (919,979)          (253,013)
Cash flows from operating activities:
 Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation and amortization                                                   302,100            300,785
   Cash provided by (used for) changes in:
    Accounts receivable, net                                                      (144,854)            14,931
    Inventories                                                                    141,104           (528,906)
    Deferred taxes                                                                     403            (24,506)
    Prepaid expenses and other current assets                                       83,375           (202,551)
    Accounts payable and accrued expenses                                         (778,206)         1,220,370
                                                                               -----------        -----------
     Net cash used in (provided by) operating activities                        (1,316,057)           527,110

Cash flows from investing activities:
 Proceeds from sale of equipment                                                    90,563              4,778
 Capital expenditures                                                             (214,508)          (188,273)
                                                                               -----------        -----------
     Net cash used in investing activities                                        (123,945)          (183,495)
                                                                               -----------        -----------

Cash flows from financing activities:
 Bank overdraft                                                                      5,014            (22,934)
 Net (increase) decrease in net transactions with parent                         1,434,988           (320,681)
     Net cash provided by (used in) financing activities                         1,440,002           (343,615)
                                                                               -----------        -----------
Net increase (decrease) in cash                                                         --                 --

Cash at beginning of year                                                               --                 --
                                                                               -----------        -----------
Cash at end of year                                                            $        --                 --
                                                                               ===========        ===========

See accompanying notes to financial statements.

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)    DESCRIPTION OF BUSINESS

                Lee Engineering Company, Inc. (the "Company") is a subsidiary of United Dominion Industries, Inc. ("UDI" or "the Parent"). The Company manufactures material handling and ergonomic work positioning equipment, and is located in Pawtucket, Rhode Island.

                As a result of the Company's relationship with UDI, the financial position and results of operations are not necessarily indicative of what actually would have occurred if the Company were a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

        (b)     INVENTORIES

                Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market. Inventory cost includes material, labor, and manufacturing overhead.

        (c)     PROPERTY, PLANT AND EQUIPMENT

                Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

                        Machinery and equipment         5 years
                        Furniture and fixtures          5 years
                        Leasehold improvements         39 years
                        Automobiles                     5 years
                        Computer equipment              5 years

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

      (d)    GOODWILL

             Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 40 years, the expected periods to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

      (e)    RESEARCH AND DEVELOPMENT AND ADVERTISING

             Research and development and advertising costs are charged to expense as incurred.

      (f)    INCOME TAXES

             The Company does not file separate income tax returns but, instead, files as part of the consolidated UDI return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

      (g)    USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      (h)    FAIR VALUE OF FINANCIAL INSTRUMENTS

             Financial instruments that potentially subject the Company to concentrations of credit risks are primarily trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition. Allowances are provided for risks inherent in receivables.

      (i)    REVENUE RECOGNITION

             The Company recognizes revenue and related expenses upon the shipment of products.

(2)   INVENTORIES

       Inventories consist of the following at December 31, 1999 and 1998:

                                                   1999              1998
                                                  ------            ------
                          Raw materials         $1,631,329        1,699,253
                          Work-in-process          653,073          710,653
                          Finished goods            79,400           95,000
                                                ----------       ----------
                                                $2,363,802        2,504,906
                                                ==========       ==========

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

(3)     PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consists of the following at December 31, 1999 and 1998:

                                                       1999                1998
                                                      ------              ------
               Machinery and equipment             $ 1,262,357          1,243,661
               Furniture and fixtures                  144,422            128,288
               Leasehold improvements                  254,882            240,614
               Computer equipment                      368,001            318,932
               Automobiles                              25,778                 --
                                                   -----------        -----------
                                                     2,055,440          1,931,495
               Less accumulated depreciation        (1,372,237)        (1,179,565)
                                                   -----------        -----------

                                                   $   683,203            751,930
                                                   ===========        ===========

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

(4)     INCOME TAXES

        Income tax expense (benefit) attributable to income from continuing operations consists of the following at December 31, 1999 and 1998:

                                    CURRENT          DEFERRED          TOTAL
                                    ---------        ---------        ---------
Year ended December 31, 1999:
    Federal                         $(429,851)             341         (429,510)
    State and local                   (78,392)              62          (78,330)
                                    ---------        ---------        ---------
                                    $(508,243)             403         (507,840)
                                    =========        =========        =========
                                    CURRENT         DEFERRED          TOTAL
                                    --------        --------        --------
Year ended December 31, 1998:
    Federal                         $(48,640)        (20,726)        (69,366)
    State and local                   (8,870)         (3,780)        (12,650)
                                    --------        --------        --------
                                    $(57,510)        (24,506)        (82,016)
                                    ========        ========        ========


        The amount of UDI's consolidated current and deferred tax expense (benefit) was allocated to the Company using a separate-return method by applying the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, to the Company as if the Company were a separate taxpayer. The income tax benefit of net operating losses have been fully utilized by UDI as of December 31, 1999.

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

        Income tax benefit differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of the following:

                                                                         1999             1998
                                                                         ----             ----
          Computed "expected" tax benefit                            $(499,737)        (117,260)
          Increase (reduction) in income taxes resulting from:
               Non-deductible goodwill                                  38,300           38,300
               State and local taxes                                   (50,915)          (8,223)
               Other                                                     4,512            5,167
                                                                     ---------        ---------
                                                                     $(507,840)         (82,016)
                                                                     =========        =========

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1999 and 1998 are presented below.

                                                                            1999             1998
                                                                            ----             ----
        Deferred tax assets:
              Accounts receivable principally due to
                  allowance for doubtful accounts                         $ 22,381         26,452
              Capitalized production costs                                  24,372         22,605
              Accrued vacation                                              26,941         30,401
              Plant and equipment principally due to differences in
                depreciation                                                79,378         74,017
                                                                          --------       --------
                          Total gross deferred tax assets                  153,072        153,475
          Less valuation allowance                                              --             --
                                                                          --------       --------

                           Net deferred tax assets                        $153,072        153,475
                                                                          ========       ========

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998

(5)     LEASES

        The Company has several noncancelable operating leases, primarily for office space and office equipment. The following is a schedule of future annual rental payments to be paid by the Company under noncancelable operating leases in effect as of December 31, 1999:

                        2000                    $      196,675
                        2001                               875
                                             -----------------

                        Total                   $      197,550
                                             =================


        Rent expense for 1999 and 1998 is $201,850 and $265,000, respectively.

(6)     TRANSACTIONS WITH PARENT

        On January 1, 1997, UDI acquired the net assets of the Company for a purchase price of $7,552,094 including approximately $4,368,782 of goodwill. This acquisition of the Company by UDI was accounted for under the purchase method of accounting and all purchase accounting adjustments for the acquisition have been recognized by the Company.

        The financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by UDI for all periods presented that have been allocated to the Company. Such allocations are included in the Company's statements of operations and retained earnings and amounted to $1,519,917 and $377,431 in 1999 and 1998 respectively. In management's opinion, the basis for the allocation of such costs is reasonable and is based upon the ratio of the total direct operating costs incurred by the Company to total UDI direct operating costs. However, the expenses allocated to the Company, although made on a basis management believes is reasonable, may not necessarily be representative of amounts the Company would have incurred on a stand-alone basis.

                          LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                     Years ended December 31, 1999 and 1998


        UDI provides cash management services for the Company on a centralized basis. During the course of the year, cash is received for the Company's operations on a daily basis and UDI funds disbursements on an as needed basis. Such activity together with the allocated costs described above are reflected in the parent company's net advances and are non-interest bearing and have no defined repayment terms and accordingly, have been classified as a separate component of stockholder's equity.

 (7)    EMPLOYEE BENEFITS

        The Company participates with certain affiliated companies in the UDI defined benefit pension plan and defined contribution retirement plan that cover substantially all salaried and certain hourly-paid employees. Additionally, the Company participates in the UDI medical plans, life insurance, disability plans and other health and welfare benefit plans. The Parent determines the Company's share of these liabilities and allocates the liability to the Company through non-cash charges (see note 6). Expenses for employee benefits amounted to $1,301,826 and $1,506,102 for the years ended December 31, 1999 and 1998, respectively.

(8)     COMMITMENTS AND CONTINGENCIES

        The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(9)     SUBSEQUENT EVENT

        On May 16, 2000, TBM Holdings, Inc., a Florida corporation, through its wholly-owned subsidiary, Long Reach Holdings, Inc. ("LRH"), a Delaware corporation, acquired the Company pursuant to a stock purchase agreement. The acquisition was effected by LRH's purchase of all of the outstanding common stock of the Company from UDI.

                          LEE ENGINEERING COMPANY, INC.
                                 BALANCE SHEETS
                       APRIL 1, 2000 AND DECEMBER 31, 1999
                 (In thousands, except share and per share data)

                                                                                            APRIL 1,               DECEMBER 31,
                                                                                              2000                     1999
                                                                                              ----                     ----
                                                                                           (unaudited)
ASSETS
------
Current assets:
   Cash and cash equivalents                                                                $       4                $       -
   Trade accounts receivable, net                                                               2,174                    2,097
   Inventories                                                                                  2,203                    2,364
   Deferred income taxes                                                                           74                       74
   Prepaid expenses and other current assets                                                       30                       34
                                                                                            ---------                ---------
     Total current assets                                                                       4,485                    4,569
   Property, plant and equipment, net                                                             641                      683
   Goodwill, net                                                                                4,021                    4,049
   Deferred income taxes                                                                           79                       79
                                                                                            ---------                ---------
     Total assets                                                                           $   9,226                $   9,380
                                                                                            =========                =========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                                                                         $   1,497                $   1,638
   Accrued liabilities                                                                            800                      473
   Bank overdraft                                                                                   -                      146
                                                                                            ---------                ---------
Total liabilities                                                                               2,297                    2,257

Stockholders' equity:
   Class A common stock; $1 par value; 1,000 shares issued
     and outstanding                                                                                1                        1
   Additional paid-in capital                                                                   7,551                    7,551
   Retained deficit                                                                              (617)                    (168)
                                                                                            ---------                ---------
                                                                                                6,935                    7,384
Net transactions with Parent                                                                       (6)                    (261)
                                                                                            ---------                ---------
Total stockholders' equity                                                                      6,929                    7,123
Commitments and contingencies
     Total liabilities and stockholders' equity                                             $   9,226                $   9,380
                                                                                            =========                =========

See accompanying notes to unaudited financial statements.

                          LEE ENGINEERING COMPANY, INC.
            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                 PERIODS ENDED APRIL 1, 2000 AND MARCH 31, 1999
                                   (UNAUDITED)
                                 (In thousands)

                                                                         THREE MONTHS ENDED
                                                               ---------------------------------
                                                                 APRIL 1,                  MARCH 31,
                                                                  2000                       1999
                                                               -----------              --------------
Net Sales                                                       $ 4,624                     $ 4,316
Cost of Sales                                                     3,942                       3,241
                                                                -------                     -------
     Gross Profit                                                   682                       1,075

Selling, general and administrative expenses                      1,131                       1,434
                                                                -------                     -------
     Loss from operations                                          (449)                       (359)
Income tax benefit                                                   --                        (128)
                                                                -------                     -------
     Net loss                                                   $  (449)                    $  (231)

Retained earnings (deficit) at beginning
  of period                                                        (168)                        752
                                                                -------                     -------
Retained (deficit) earnings at end
  of period                                                        (617)                        421
                                                                =======                     =======

See accompanying notes to unaudited financial statements.

                          LEE ENGINEERING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                 PERIODS ENDED APRIL 1, 2000 AND MARCH 31, 1999
                                   (UNAUDITED)
                                 (In thousands)


                                                                                                         THREE MONTHS ENDED
                                                                                                 ---------------------------------
                                                                                                 APRIL 1,                MARCH 31,
                                                                                                  2000                    1999
                                                                                                ---------            -------------
Cash flows from operating activities:
  Net loss                                                                                     $  (449)                    $  (231)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                                     75                          80
  Deferred income taxes                                                                              -                           -
  Inventory obsolescence expense                                                                   353                           -

Changes in working capital components                                                              (79)                     (1,098)
                                                                                               -------                     -------
     Net cash used in operating activities                                                        (100)                     (1,249)
Cash flows from investing activities -
  Capital expenditures for property, plant and equipment, net                                       (5)                       (112)

Cash flows from financing activities:
  Change in bank overdraft payable                                                                (146)                       (141)
  Net increase in net transactions with Parent                                                     255                       1,696
                                                                                               -------                     -------
     Net cash provided by financing activities                                                     109                       1,555
                                                                                               -------                     -------
     Net increase in cash                                                                            4                         194
                                                                                               -------                     -------
Cash at beginning of period                                                                          -                           -
                                                                                               -------                     -------
Cash at end of period                                                                          $     4                     $   194
                                                                                               =======                     =======

See accompanying notes to unaudited financial statements.

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED APRIL 1, 2000
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The financial statements included herein have been prepared by Lee Engineering Company, Inc. (the "Company"), without audit, pursuant to rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly present such information. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting policies have been omitted pursuant to such rules and regulations. These interim financial statements should be read in conjunction with the Company's most recently audited financial statements included herein.

(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)      DESCRIPTION OF BUSINESS

                 The Company is a subsidiary of United Dominion Industries, Inc. ("UDI" or "the Parent"). The Company manufactures material handling and ergonomic work positioning equipment, and is located in Pawtucket, Rhode Island.

                 As a result of the Company's relationship with UDI, the financial position and results of operations are not necessarily indicative of what actually would have occurred if the Company were a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

       (b)       INVENTORIES

                 Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market. Inventory cost includes material, labor, and manufacturing overhead.

       (c)       PROPERTY, PLANT AND EQUIPMENT

                 Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED APRIL 1, 2000
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                         Machinery and equipment            5 years
                         Furniture and fixtures             5 years
                         Leasehold improvements            39 years
                         Automobiles                        5 years
                         Computer equipment                 5 years


       (d)       GOODWILL

                 Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 40 years, the expected periods to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       (e)       RESEARCH AND DEVELOPMENT AND ADVERTISING

                 Research and development and advertising costs are charged to expense as incurred.

       (f)       INCOME TAXES

                 The Company does not file separate income tax returns but, instead, files as part of the consolidated UDI return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED APRIL 1, 2000
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


       (g)       USE OF ESTIMATES

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

       (h)       FAIR VALUE OF FINANCIAL INSTRUMENTS

                 Financial instruments that potentially subject the Company to concentrations of credit risks are primarily trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition. Allowances are provided for risks inherent in receivables.

       (i)       REVENUE RECOGNITION

                 The Company recognizes revenue and related expenses upon the shipment of products.

(2)     INVENTORIES

        Inventories consist of the following at April 1, 2000 and December 31, 1999:

                                                 APRIL 1,                   DECEMBER 31,
                                                  2000                         1999
                                               ------------                -------------
                Raw materials                      $1,512                     1,631
                Work-in-process                       602                       653
                Finished goods                         89                        80
                                                   ------                    ------
                                                   $2,203                     2,364
                                                   ======                    ======

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED APRIL 1, 2000
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


(3)     PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consists of the following:

                                                                  APRIL 1,                  DECEMBER 31,
                                                                   2000                         1999
                                                                ------------               ------------
                Machinery and equipment                          $ 1,266                       1,262
                Furniture and fixtures                               146                         144
                Leasehold improvements                               255                         255
                Computer equipment                                   368                         368
                Automobiles                                           26                          26
                                                                 -------                     -------
                                                                   2,061                       2,055
                Less accumulated depreciation                     (1,420)                     (1,372)
                                                                 -------                     -------

                                                                 $   641                         683
                                                                 =======                     =======

(4)     TRANSACTIONS WITH PARENT

        On January 1, 1997, UDI acquired the net assets of the Company for a purchase price of $7,552 including approximately $4,369 of goodwill. This acquisition of the Company by UDI was accounted for under the purchase method of accounting and all purchase accounting adjustments for the acquisition have been recognized by the Company.

        The financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by UDI for all periods presented that have been allocated to the Company. Such allocations are included in the Company's statements of operations and retained earnings and amounted to $46 and $339 for the three months ended April 1, 2000 and March 31, 1999 respectively. In management's opinion, the basis for the allocation of such costs is reasonable and is based upon the ratio of the total direct

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                           PERIOD ENDED APRIL 1, 2000
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

        operating costs incurred by the Company to total UDI direct operating costs. However, the expenses allocated to the Company, although made on a basis management believes is reasonable, may not necessarily be representative of amounts the Company would have incurred on a stand-alone basis. UDI provides cash management services for the Company on a centralized basis. During the course of the year, cash is received for the Company's operations on a daily basis and UDI funds disbursements on an as needed basis. Such activity together with the allocated costs described above are reflected in the parent company's net advances and are non-interest bearing and have no defined repayment terms and accordingly, have been classified as a separate component of stockholder's equity.

(5)     COMMITMENTS AND CONTINGENCIES

        The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(6)     SUBSEQUENT EVENT

        On May 16, 2000, TBM Holdings, Inc., a Florida corporation, through its wholly-owned subsidiary, Long Reach Holdings, Inc. ("LRH"), a Delaware corporation, acquired the Company pursuant to a stock purchase agreement. The acquisition was effected by LRH's purchase of all of the outstanding common stock of the Company from UDI.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company's Articles of Incorporation and Bylaws provide that the Company shall, to the maximum extent required or permitted by law, indemnify its directors, officers, employees or agents and persons serving at the request of the Company as directors, officers, employees or agents of other organizations, against liability actually and reasonably incurred by such persons. "Liability" is defined to include obligations to pay a judgment, settlement, penalty, fine (including an excise tax payable with respect to any employee benefit plan) and expenses actually and reasonably incurred with respect to a proceeding.

       Section 607.0850(1) of the Florida Business Corporation Act (the "Florida BCA") provides that a Florida corporation may indemnify any person who was or is a party to any proceeding, whether civil, criminal, administrative or investigative and whether formal or informal ("Proceeding") (other than a Proceeding by, or brought derivatively on behalf of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       A Florida corporation may indemnify any person under Section 607.0850(2) of the Florida BCA who was or is a party to any Proceeding brought by or derivatively on behalf of the corporation to procure judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to a conclusion and reasonably incurred by him or her in connection with the defense or settlement of such Proceeding, including any appeal thereof. The corporation may indemnify such person if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he or she has been adjudged to be liable unless and only to the extent that a court of competent jurisdiction determines that in view of all the circumstances, he or she is fairly and reasonably entitled to indemnity and then for expenses as the court deems proper.

       A Florida corporation must indemnify any person (including a director or officer) who was successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter in any Proceeding referred to in Sections 607.0850(1) and 607.0850(2), against expenses actually and reasonably incurred by such person in connection therewith.

       The Florida BCA, however, prohibits indemnification if a judgment or other final adjudication establishes that the action, or failure to act, of a director, officer, employee or agent was material to the cause of action that was adjudicated and (i) constitutes a violation of criminal law (unless such director, officer, employee or agent had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful); (ii) bestows, directly or indirectly, an improper personal benefit upon such director, officer, employee or agent; (iii) in the case of a director, subjects such director to potential liability for certain unlawful distributions; or (iv) in the case of a derivative proceeding, exhibits a conscious disregard for the best interest of the corporation or willful misconduct.

       The Florida BCA permits corporations to indemnify any of its officers, directors, employees and agents to a greater extent than that provided in the Florida BCA so long as such greater indemnity does not extend to those matters described in the preceding paragraph for which the Florida BCA prohibits indemnification.

       A Florida corporation may pay for the expenses incurred by an officer or director in defending a Proceeding in advance of the final disposition upon receipt from such officer or director of an undertaking to repay the amounts advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the corporation.

       The Company's Bylaws require the Company to indemnify its directors, officers, employees and agents to the maximum extent required or permitted under the Florida BCA and provide for the advancement of expenses upon receipt of a written undertaking by the person for whom such expenses are advanced to repay the amounts advanced if it is determined that such person has not met the applicable standard of conduct or that indemnification of such expenses is prohibited by law.

       The Company has entered into indemnification agreements with each of its directors and executive officers, pursuant to which the Company has agreed to indemnify each of them against losses and expenses to the extent permitted by law for any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or attempted, or any of the foregoing alleged by any claimant, or any claim against any of them, in each case incurred by reason of his or her service as a director or officer, or both, of the Company or as a director or officer serving at the Company's request as a director or officer of a subsidiary of the Company (as defined) and that are not covered under the Company's or a subsidiary's bylaws or directors' and officers' insurance policies maintained by the Company or under a separate indemnification agreement with a subsidiary. Among other exclusions, the Company shall not indemnify any person with respect to claims involving (i) receipt of a personal benefit to which the recipient is not entitled, (ii) the return of profits from the sale of securities as contemplated by Section 16 of the Securities Exchange Act, or
(iii) knowingly fraudulent, dishonest or willful misconduct.

       The Florida BCA permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by them in their capacity as an officer or director, or arising out of their status as an officer or director, whether or not the corporation would have the power to indemnify directors and officers against that liability.

       The Company maintains insurance for the benefit of its directors and officers, insuring such persons against certain liabilities, including liabilities arising under the federal securities laws.

       The Selling Stockholders whose shares of Common Stock are issued or issuable pursuant to the exercise of Warrants and which shares are being registered pursuant to this Registration Statement have agreed to severally indemnify the Company, its directors and officers against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Securities Exchange Act or otherwise, arising from information furnished by or on behalf of such holders or their successors or assigns, for specific inclusion in the registration statement.

       Section 607.0831 of the Florida BCA provides that a corporation's directors will not be personally liable to the corporation or others for any statement, vote, decision or failure to act with respect to corporation management and policy unless the director breached or failed to perform his or her duties as a director and the breach or failure to perform such duties: (i) constitutes a violation of the criminal law (unless such director had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful); or (ii) bestows, directly or indirectly, an improper personal benefit upon such director; (iii) subjects such director to potential liability for certain unlawful distributions under Section
607.0834 of the Florida BCA; (iv) exhibits conscious disregard of the best interest of the corporation or willful misconduct in a proceeding by or in the right of the corporation or a stockholder; or (v) exhibits recklessness or bad faith or malicious purpose or wanton and willful disregard of human rights, safety or property in a proceeding by or in the right of someone other than the corporation or a stockholder.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         SEC registration fee ..................................................$9,899
         Legal fees and expenses................................................$
                                                                                 ------
         Accounting fees and expenses...........................................$
                                                                                 ------
         Blue sky fees and expenses.............................................$
                                                                                 ------
         Miscellaneous..........................................................$
                                                                                 ------
                                    TOTAL.......................................$
                                                                                 ======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

       On June 15, 1999, the Company completed the 1999 Private Placement of its Common Stock, pursuant to which it issued and sold an aggregate of 2,546,000 restricted shares to accredited investors at $5.00 per share, for aggregate gross proceeds to the Company of $12,730,000. The shares were sold in reliance on the exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

       In November and December of 1999, the Company sold 33,000 restricted shares of its Common Stock at $.10 per share pursuant to the exercise of options held by transferees of certain creditors who had provided legal services to the Company. The aggregate proceeds to the Company in this transaction were $3,300. On February 23, 2000, the Company completed a private placement of its Common Stock, pursuant to which it issued and sold an aggregate of 916,667 restricted shares at $6.00 per share, for aggregate proceeds to the Company of $5,500,000. J.H. Whitney IV, L.P. purchased 416,667 shares and LEG Partners III SBIC, L.P. purchased 500,000 shares of the Common Stock. In addition, J.H. Whitney IV, L.P. exercised an option to purchase 500,000 restricted shares of Common Stock at $5.00 per share, for aggregate proceeds to the Company of $2,500,000. Also on February 23, 2000, the Company issued 500,000 restricted shares of its Common Stock at $6.00 per share to certain stockholders of Long Reach as partial consideration for the Company's acquisition of Long Reach. These shares were issued or sold in reliance on the exemption provided by Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

        EXHIBIT NO.                               DESCRIPTION

          2.1       Stock Purchase and Reorganization Agreement, dated as of June 15, 1999, among
                    Specialty Retail Group, Inc., Seymour Zises, Colt Services, Inc. and TBM Consulting
                    Group, Inc. (incorporated into this registration statement by reference to Exhibit
                    2.1 to the Company's Current Report on Form 8-K, dated June 15, 1999, filed with the
                    Commission on June 30, 1999).

          2.2       Amended and Restated Agreement and Plan of Merger, dated February 4, 2000, among the
                    Company, TBM Acquisition I, Inc., Long Reach Holdings, Inc. and certain shareholders of Long Reach Holdings, Inc. (incorporated into this registration statement by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, dated February
                    4, 2000, filed with the Commission on February 15, 2000).

          2.3       Stock Purchase Agreement, dated as of May 16, 2000, among Long Reach Holdings, Inc.,
                    United Dominion Industries, Inc. and Lee Engineering Company, Inc. (incorporated into this registration statement by reference to Exhibit 2 to the Company's Current Report on Form 8-K, dated May 16, 2000, filed with the Commission on May 24, 2000).

          2.4       Asset Purchase Agreement, dated October 19, 2000, between 1445833 Ontario, Inc. and
                    Blue Giant Limited (incorporated into this registration statement by reference to
                    Exhibit 2 to the Company's Current Report on Form 8-K, dated October 19, 2000, filed with the Commission on October 26, 2000).

          3.1       Restated Articles of Incorporation of TBM Holdings Inc., as amended (incorporated into this registration statement by reference to Exhibit 3.1 to the Company's
                    Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999).

          3.2       Amended and Restated Bylaws of TBM Holdings, Inc. (incorporated into this registration statement by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999).

          4.1       Form of Subordinated Promissory Note by TBM Acquisition I, Inc., in favor of each of the subordinated noteholders identified on the schedule attached thereto
                    (incorporated into this registration statement by reference to Exhibit 4.1 to the
                    Company's Current Report of Form 8-K, dated February 23, 2000, filed with the
                    Commission on March 9, 2000).

          5.1       Opinion of Levett Rockwood P.C. on the legality of the securities being registered
                    (to be filed by amendment).

          9.1       Voting Agreement, dated as of March 13, 2000, between LEG Partners III SBIC, L.P.,
                    Anand Sharma and William A. Schwartz (incorporated into this registration statement by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the
                    quarter ended April 1, 2000).

          10.1      1991 Non-Qualified Stock Option Plan.

          10.2      1994 Stock Option Plan.

          10.3      1999 Stock Option Plan (incorporated into this registration statement by reference to
                    Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended
                    July 1, 2000).

          10.4      Consulting and Management Services Agreement, dated June 17, 1999, between the
                    Company and TBM Consulting Group, Inc. (incorporated into this registration statement by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the
                    quarter ended June 30, 1999).

          10.5      Consulting Agreement, dated June 17, 1999, between the Company and Colt Services,
                    Inc. (incorporated into this registration statement by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999).

          10.6      Consulting Agreement, dated June 17, 1999, among the Company, TBM Consulting Group,
                    Inc. and Colt Services, Inc. (incorporated into this registration statement by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the
                    quarter ended June 30, 1999).

          10.7      Employment Agreement, dated June 17, 1999, between the Company and William A.
                    Schwartz (incorporated into this registration statement by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30,
                    1999).

          10.8      First Amendment to Employment Agreement, dated as of May 1, 2000, between TBM
                    Holdings, Inc. and William Schwartz (incorporated into this registration statement by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the
                    quarter ended July 1, 2000).

          10.9      Employment Agreement, dated as of April 3, 2000, between Long Reach Holdings, Inc.
                    and William Sample (incorporated into this registration statement by reference to
                    Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB for the quarter ended
                    July 1, 2000).

          10.10     Form of Indemnification Agreement between the Company and each of its directors and officers.

          10.11     Form of Warrant Agreement between the Company and the holders of Warrants
                    (incorporated into this registration statement by reference to Exhibit 10.6 to the
                    Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999).

          10.12     Guaranty Agreement, dated as of February 23, 2000, by the Company in favor of Golub
                    Associates Incorporated, as agent for the benefit of the holders of the subordinated notes (incorporated into this registration statement by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, dated February 23, 2000, filed with the
                    Commission on March 9, 2000).

          10.13     Lease Agreement, dated February 23, 2000, between TBM Acquisition I, Inc. and LR Real
                    Property, LLC (incorporated into this registration statement by reference to Exhibit
                    10.2 to the Company's Current Report on Form 8-K, dated February 23, 2000, filed with the Commission on March 9, 2000).

          10.14     Loan and Security Agreement, dated April 20, 1999, between Long Reach Holdings, Inc.
                    and Bank One, Texas, N.A. (incorporated into this registration statement by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, dated February 23, 2000, filed with the Commission on March 9, 2000).

          10.15     Amendment One to Loan and Security Agreement, dated February 23, 2000, between Long
                    Reach Holdings, inc. and Bank One, Texas, N.A. (incorporated into this registration statement by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K,
                    dated February 23, 2000, filed with the Commission on March 9, 2000).

          10.16     Unlimited Guaranty, dated February 23, 2000, by the Company in favor of Bank One,
                    Texas, N.A. (incorporated into this registration statement by reference to Exhibit
                    10.5 to the Company's Current Report on Form 8-K, dated February 23, 2000, filed with the Commission on March 9, 2000).

          10.17     Amendment Two to Loan and Security Agreement, dated as of May 16, 2000, between Long
                    Reach Holdings, Inc. and Bank One, Texas, N.A. (incorporated into this registration statement by reference to Exhibit 10 to the Company's Current Report on Form 8-K,
                    dated May 16, 2000, filed with the Commission on May 24, 2000).

          10.18     Voting Agreement, dated as of March 13, 2000, between LEG Partners III SBIC, L.P.,
                    Anand Sharma and William A. Schwartz (incorporated into this registration statement by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the
                    quarter ended April 1, 2000).

          21.1      Subsidiaries of the Company.

          23.1      Consent of Richard A. Eisner & Company, LLP.

          23.2      Consent of KPMG LLP.

          23.3      Consent of KPMG LLP.

          23.4      Consent of Levett Rockwood P.C. (included in its opinion to be filed as Exhibit 5.1 hereto).

          24.1      Power of Attorney (included within the signature page hereto).

ITEM 28. UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

       1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

              (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

              (iii) include any additional or changed material information on the plan of distribution.

       2. That, for determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Florida Business Corporation Act, the Articles of Incorporation or Bylaws of the Company, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the Town of Westport, State of Connecticut on October 30, 2000.

                                          TBM HOLDINGS INC.

                                          By:  /s/ William A. Schwartz
                                             --------------------------------
                                             William A. Schwartz, President
                                             and Chief Executive Officer

       Each person whose signature appears below hereby authorizes, appoints and constitutes William A. Schwartz, Anand Sharma and Amy Ludwig Weisman, and each of them singly, his/her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to execute and cause to be filed with the Commission, any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as any of them individually, or their substitutes, deems appropriate, with exhibits thereto and other documents in connection therewith, as the Company deems appropriate, and he/she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done in connection therewith.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

   /s/ William A. Schwartz                                    October 30, 2000
-----------------------------------------------------
William A. Schwartz, President, Chief
Executive Officer and Director (Principal
Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

   /s/ Rainer H. Bosselmann                                   October 30, 2000
-----------------------------------------------------
Rainer H. Bosselmann, Director

   /s/ Herbert E. Brown                                       October 30, 2000
-----------------------------------------------------
Herbert E. Brown, Director

   /s/ Michael B. DeFlorio                                    October 30, 2000
-----------------------------------------------------
Michael B. DeFlorio, Director

   /s/ Daniel A. Levinson                                     October 30, 2000
-----------------------------------------------------
Daniel A. Levinson, Director

   /s/ Anand Sharma                                           October 30, 2000
-----------------------------------------------------
Anand Sharma, Director

   /s/ Amy L. Weisman                                         October 30, 2000
-----------------------------------------------------
Amy L. Weisman, Director